PROSPECTUS

BBVA International Preferred, S.A. Unipersonal

(incorporated with limited liability under the laws of Spain)

Offer to Exchange

600,000 BBVA International Preferred, S.A. Unipersonal Series C
$600,000,000 Fixed/Floating Rate Non-Cumulative Guaranteed Preferred Securities
(liquidation preference $1,000 per security)
fully and unconditionally guaranteed as described herein by
Banco Bilbao Vizcaya Argentaria, S.A., which, along with the guarantee, have been registered under the Securities Act of 1933

(CUSIP No. 05530RAB4 and ISIN No. US05530RAB42)

for

All Outstanding 600,000 BBVA International Preferred, S.A. Unipersonal Series C
$600,000,000 Fixed/Floating Rate Non-Cumulative Guaranteed Preferred Securities
(liquidation preference $1,000 per security)
fully and unconditionally guaranteed as described herein by
Banco Bilbao Vizcaya Argentaria, S.A., which were previously sold in transactions exempt from registration under the Securities Act of 1933

(CUSIP No. 05530RAA6 and ISIN No. US05530RAA68)

We are offering to exchange up to 600,000 of new Series C $600,000,000 Fixed-to-Floating Rate Non-Cumulative Guaranteed Preferred Securities, which we refer to as the “exchange Series C preferred securities,” for up to 600,000 of existing Series C $600,000,000 Fixed-to-Floating Rate Non-Cumulative Guaranteed Preferred Securities, which were previously sold in transactions exempt from registration under the Securities Act of 1933 (the “Securities Act”) and which we refer to as the “restricted Series C preferred securities.” We refer to the restricted Series C preferred securities and the exchange Series C preferred securities as the “Series C preferred securities”. The terms of the exchange Series C preferred securities are identical in all material respects to the terms of the restricted Series C preferred securities, except that the exchange Series C preferred securities have been registered under the Securities Act, and the transfer restrictions and registration rights relating to the restricted Series C preferred securities do not apply to the exchange Series C preferred securities.

To exchange your restricted Series C preferred securities for exchange Series C preferred securities:

•      you are required to make the representations described on pages 39-41 to us; and

•
you must instruct your bank or broker to further instruct the Depository Trust Company (“DTC”) Participant through which your restricted Series C preferred securities are held to tender your restricted Series C preferred securities for exchange to DTC through the DTC Automated Tender Offer Program (“ATOP”) by 5:00 p.m., New York City time, on April 14, 2008 (the “Exchange Offer Deadline”).

You should read the section called “The Exchange Offer” for further information on how to exchange your restricted Series C preferred securities for exchange Series C preferred securities.

The restricted Series C preferred securities are listed on the London Stock Exchange and we intend to apply to list the exchange Series C preferred securities on the New York Stock Exchange.

See “Risk Factors” beginning on page 16 for a discussion of risk factors that should be considered by you prior to tendering your restricted Series C preferred securities in the exchange offer.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued in the exchange offer or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is March 13, 2008

TABLE OF CONTENTS

Page

Spanish Withholding Tax Requirements	1
Where You Can Find More Information	2
Enforceability of Certain Civil Liabilities	3
Forward-Looking Statements	3
Presentation of Financial Information	6
Prospectus Summary	7
Summary Consolidated Financial Data	10
The Exchange Series C Preferred Securities	13
Risk Factors	16
Use of Proceeds	26
Management’s Discussion and Analysis of Financial Condition and Results of Operations	27
Business	28
Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends	29
Capitalization	30
Selected Consolidated Financial Information	31
Recent Developments	32
The Exchange Offer	33
Management	42
Conditions of the Exchange Series C Preferred Securities	43
Description of the Amended and Restated Guarantee	55
Certain Relationships and Related Party Transactions	61
Taxation	62
Plan of Distribution	72
Validity of the Exchange Series C Preferred Securities	73
Experts	74
INDEX TO FINANCIAL STATEMENTS	F-1
ANNEX A	A-1
ANNEX B	B-1

You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not offering the exchange Series C preferred securities in any jurisdiction where the offer is not permitted. You should assume that the information contained in this prospectus is accurate only as of the date of the applicable document.

Each broker-dealer that receives exchange Series C preferred securities for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange Series C preferred securities. By so acknowledging and by delivering a prospectus, the broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act of 1933, as amended, which we refer to as the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange Series C preferred securities received in exchange for restricted Series C preferred securities where such restricted Series C preferred securities were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, starting on the Exchange Offer Expiry Date (as defined below) and ending on the close of business 90 days after the Exchange Offer Expiry Date, we will make this prospectus available to any broker-dealer for use in connection with any such resale. The term “Exchange Offer Expiry Date” means 5:00 p.m. New York City time, on April 14, 2008, or, if extended by us, the latest time and date to which the exchange offer is extended. See “Plan of Distribution.”

See “Risk Factors,” beginning on page 16 for a description of certain factors relating to a decision to tender your restricted Series C preferred securities in the exchange offer, including information about our

i

business. Neither we nor our representatives are making any representation to you regarding the legality of participation in the exchange offer by you under applicable legal investment or similar laws. You should consult with your own advisors as to legal, tax, business, financial and related aspects of a decision whether to tender your restricted Series C preferred securities in the exchange offer.

In this prospectus, unless the context otherwise requires, “BBVA International Preferred” and “Issuer” refer to BBVA International Preferred, S.A. Unipersonal.  “BBVA”, “BBVA Group”, “Group”, “Bank”,“Guarantor”, “we”, “us” and “our” refer to Banco Bilbao Vizcaya Argentaria, S.A. and, where applicable, its consolidated subsidiaries, unless the context otherwise requires.

The exchange Series C preferred securities will be issued in registered form and will be represented by one or more global preferred securities certificates deposited on or about the Exchange Settlement Date (as further defined herein) with, or on behalf of, DTC and registered in the name of DTC or in the name of Cede & Co., its nominee.  Securities entitlements in respect of the global securities will be shown on, and transfers of securities entitlements in respect of the global securities will be effected through, records maintained by DTC and its direct or indirect participants. See “Conditions of the Exchange Series C Preferred Securities—Form and Status”.

We intend to apply to list the exchange Series C preferred securities on the New York Stock Exchange. We will comply with any undertakings given by us from time to time to the New York Stock Exchange in connection with the exchange Series C preferred securities, and we will furnish to the New York Stock Exchange all such information as the rules of the New York Stock Exchange may require in connection with the listing of the exchange Series C preferred securities.

ii

SPANISH WITHHOLDING TAX REQUIREMENTS

Under Spanish law, distributions in respect of the preferred securities as well as imputed income deriving from the exchange of the restricted Series C preferred securities in relation to an exchange offer will be subject to withholding tax in Spain, currently at the rate of 18%, in the case of (a) individual owners of a beneficial interest in the Series C preferred securities (the “Beneficial Owners”) who are resident for tax purposes in Spain; and (b) Beneficial Owners who receive payments through a Tax Haven (as defined in Royal Decree 1080/1991, of 5th July, as amended). Each of the Issuer and the Guarantor is required pursuant to Spanish law to submit to the Spanish tax authorities certain details relating to Beneficial Owners who receive distributions on the preferred securities or obtain imputed income deriving from the exchanges of the preferred securities in relation to an exchange offer. Beneficial Owners in respect of whom such information is not provided to the Issuer or the Guarantor in accordance with procedures described herein will receive payments net of Spanish withholding tax, currently at the rate of 18%. Neither the Issuer nor the Guarantor will pay additional amounts in respect of any such withholding tax in any of the above cases. See “Taxation—Spanish Tax Considerations—Evidencing of Beneficial Owner Residency in Connection with Distributions and Income Obtained from the Exchange of Restricted Series C Preferred Securities for Exchange Series C Preferred Securities”.

The Issuer and the Guarantor have arranged certain procedures with Acupay System LLC (“Acupay”) and DTC that will facilitate the collection of the required Beneficial Owner information. The procedures arranged by Acupay and DTC are intended to facilitate the collection of information regarding the identity and residence of Beneficial Owners who (i) are exempt from Spanish withholding tax requirements and therefore entitled to receive payments in respect of the preferred securities free and clear of Spanish withholding taxes and (ii) are (a) direct participants in DTC, (b) hold their interests through securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a direct or indirect custodial relationship with a direct participant in DTC (each such entity an “indirect DTC participant”) or (c) hold their interests through direct DTC participants. These procedures are set forth in Annexes A and B to this prospectus.

Such procedures may be amended to comply with Spanish laws and regulations or any judicial or administrative interpretation thereof. Beneficial Owners must seek their own tax advice to ensure that they comply with all procedures with respect to providing Beneficial Owner information. None of the Issuer, the Guarantor, Acupay or DTC assume any responsibility therefor.

DTC is under no obligation to continue to perform the tax certification procedures and such procedures may be modified or discontinued at any time. In addition, DTC may discontinue providing its services as securities depositary with respect to the preferred securities at any time by giving reasonable notice to us.

If DTC or the direct or indirect participants in DTC are unable to facilitate the collection of such information, the Issuer may attempt to remove the Series C preferred securities from DTC and this may affect the liquidity of the Series C preferred securities. Provision has been made for the Series C preferred securities to be represented by certificated Series C preferred securities in the event that the Series C preferred securities cease to be held through DTC. See “Conditions of the Exchange Series C Preferred Securities—Form and Status”.

The Issuer or the Guarantor, as applicable, may, in the future, withhold amounts from payments for the benefit of Beneficial Owners who are subject to Corporate Income Tax in Spain if the Spanish tax authorities determine that the preferred securities do not comply with exemption requirements specified in the Reply to a Consultation of the Directorate General for Taxation (Dirección General de Tributos) dated July 27, 2004 or otherwise require such withholding to be made. If this were to occur, neither the Issuer nor the Guarantor will pay additional amounts in respect of such withholding. See “Taxation—Spanish Tax Considerations—Legal Entities with Tax Residency in Spain—Corporate Income Tax (Impuesto sobre Sociedades)”.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the periodic reporting and other informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) except that as a foreign issuer, we are not subject to the proxy rules or the short-swing profit disclosure rules of the Exchange Act. In accordance with these informational and reporting requirements, we file or furnish reports and other information with the SEC. We file annual reports on Form 20-F, which include annual audited consolidated financial statements prepared in accordance with the EU-IFRS required to be applied under the Bank of Spain’s Circular 4/2004.  Under Regulation (EC) No. 1606/2002 of the European Parliament and of the Council of July 19, 2002, all companies governed by the law of an EU Member State and whose securities are admitted to trading on a regulated market of any Member State must prepare their consolidated financial statements in conformity with the International Financial Reporting Standards previously adopted by the European Union (“EU-IFRS”).  Bank of Spain Circular 4/2004 of December 22, 2004 on Public and Confidential Financial Reporting Rules and Formats (“Circular 4/2004”) requires Spanish credit institutions to adapt their accounting systems to the principles derived from the adoption by the European Union of International Financial Reporting Standards.  Therefore, the Group is required to prepare its consolidated financial statements in conformity with the EU-IFRS required to be applied under the Bank of Spain’s Circular 4/2004, accompanied by certain reconciliations to U.S. GAAP (Generally Accepted Accounting Principles in the United States of America), and furnish reports on Form 6-K containing our quarterly unaudited consolidated financial statements prepared in accordance with the EU-IFRS required to be applied under the Bank of Spain’s Circular 4/2004  and certain other information. These materials may be inspected and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549 and at the SEC’s regional offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and 233 Broadway, New York, New York 10279. Copies of the materials may be obtained from the Public Reference Room of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549 at prescribed rates. The public may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC in the United States at 1-800-SEC-0330. In addition, the SEC maintains an Internet website at http://www.sec.gov, from which you can electronically access materials we have filed. American Depositary Shares representing BBVA’s common shares are traded on the New York Stock Exchange under the symbol “BBV” and copies of material we file can also be inspected at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

We incorporate by reference in this prospectus certain information that we have filed with the SEC, which means that we disclose important information to you by referring you to those documents. The information incorporated by reference is deemed to be part of this prospectus, and information that we file later with the SEC that we incorporate by reference will automatically update and supersede this information. We incorporate by reference the documents listed below, all subsequent annual reports of BBVA on Form 20-F filed with the SEC after the date hereof and, to the extent indicated therein, any other filings that we may make after the date of this prospectus with the SEC under Sections 13 or 15(d) of the Exchange Act:

•
Annual Report of Banco Bilbao Vizcaya Argentaria, S.A. on Form 20-F for the year ended December 31, 2006, as amended, filed with the SEC on June 28, 2007 (the “2006 Form 20-F”), including our audited consolidated financial statements and the notes thereto;

•
Period Report on Form 6-K of Banco Bilbao Vizcaya Argentaria, S.A., including our unaudited interim condensed consolidated financial statements and the notes thereto, as furnished to the SEC on October 23, 2007 (the “June 30, 2007 Form 6-K”);

•	Period Report on Form 6-K of Banco Bilbao Vizcaya Argentaria, S.A., as furnished to the SEC on January 11, 2008; and

•	Period Report on Form 6-K of Banco Bilbao Vizcaya Argentaria, S.A., as furnished to the SEC on February 15, 2008 (the “December 31, 2007 Form 6-K”).

With the exception of the reports specifically incorporated by reference in this prospectus as set forth above, material contained on or accessible through our website is not incorporated into this prospectus. You may also request a copy of our filings at no cost, by writing or calling us at the following addresses:

Banco Bilbao Vizcaya Argentaria, S.A.
New York Branch
1345 Avenue of the Americas,
45th Floor
New York, New York  10105
Attn: Investor Relations
1-212-728-1660

or

Banco Bilbao Vizcaya Argentaria, S.A.
Plaza de San Nicolás, 4
48005 Bilbao, Spain
Attn: Investor Relations
+34-94-420-3001

or

Banco Bilbao Vizcaya Argentaria, S.A.
Paseo de la Castellana, 81
28046 Madrid, Spain
Attn: Finance Department
+34-91-374-6000

ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES

The Issuer and the Guarantor are limited liability companies (sociedades anónimas) organized under the laws of the Kingdom of Spain. All of the Issuer’s directors and substantially all of the executive officers and directors of the Guarantor, and certain of the experts named in this prospectus, are not residents of the United States and all or a substantial portion of the assets of the Guarantor and the Issuer’s and their respective directors and officers are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon such persons with respect to matters arising under the Securities Act or to enforce against them judgments of courts of the United States predicated upon civil liability under the Securities Act. The Issuer and the Guarantor are advised by our Spanish legal counsel that there is doubt as to the enforceability in Spain in original actions or in actions for enforcement of judgments of United States courts, of liabilities predicated solely upon the securities laws of the United States.

The Issuer and the Guarantor have expressly submitted to the non-exclusive jurisdiction of New York State and United States federal courts sitting in New York City for the purpose of any suit, action or proceeding arising out of the Guarantee and has appointed Banco Bilbao Vizcaya Argentaria, S.A., New York Branch, located at 1345 Avenue of the Americas, 45th Floor, New York, New York 10105, as its agent in New York City to accept service of process in any such action.

FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference herein contains statements that may be considered to be “forward-looking statements” as that term is defined in the U.S. Private Securities Litigation Act of 1995. Forward-looking statements appear in a number of places throughout this prospectus and the documents incorporated by reference herein, including, without limitation, the information under “Item 3. Key Information—Risk Factors”, “Item 4. Information on the Company”, “Item 5. Operating and Financial Review and Prospects” and “Item 11. Quantitative and Qualitative Disclosures about

Market Risk” in our 2006 Form 20-F and incorporated by reference in this prospectus, and include, but are not limited to, statements regarding:

•	strategy and objectives;

•	trends affecting our results of operations and financial conditions;

•	asset portfolios;

•	loan loss reserve;

•	capital spending;

•	legal proceedings; and

•	our potential exposure to market risk.

Our forward-looking statements also may be identified by words such as “believes”, “expects”, “anticipates”, “projects”, “intends”, “should”, “seeks”, “estimates”, “probability”, “risk”, “VAR”, “target”, “goal”, “objective”, “future” or similar expressions or variations on such expressions.

Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in these forward-looking statements.

We have identified some of the risks inherent in forward-looking statements in the section entitled “Risk Factors” in this prospectus and in “Item 3. Key Information—Risk Factors” in our 2006 Form 20-F. Other important factors that could cause actual results to differ materially from those in forward-looking statements include, among others:

•	general political, economic and business conditions in Spain, the European Union (“EU”), Latin America and other regions, countries or territories in which we operate;

•	changes in applicable laws and regulations, including taxes;

•	the monetary, interest rate and other policies of central banks in Spain, the EU, the United States and elsewhere;

•	changes or volatility in interest rates, foreign exchange rates (including the euro to U.S. dollar exchange rate), asset prices, equity markets, commodity prices, inflation or deflation;

•	the effects of competition in the markets in which we operate, which may be influenced by regulation or deregulation;

•	changes in consumer spending and savings habits, including changes in government policies which may influence investment decisions;

•	our ability to hedge certain risks economically;

•	the risk that the businesses of BBVA and Compass Banc shares, Inc. (“Compass”) will not be integrated successfully following the successfully completed acquisition of Compass on September 7, 2007;

•	the risk that the cost savings and any other synergies from the Compass acquisition may not be fully realized or may take longer to realize than expected;

•	disruption from the Compass acquisition making it more difficult to maintain relationships with customers, employers or suppliers;

•	our success in managing the risks involved in the foregoing, which depends, among other things, on its ability to anticipate events that cannot be captured by the statistical models we use; and

•	force majeure and other events beyond our control.

Other factors could also adversely affect our results or the accuracy of forward-looking statements in this prospectus, and you should not consider the factors discussed herein or in “Item 3. Key Information—Risk Factors” in our 2006 Form 20-F to be a complete set of all potential risks or uncertainties.

You should not put undue reliance on any forward-looking statements. We undertake no obligation to release publicly the result of any revisions to these forward-looking statements which may be made to reflect events or circumstances after the date hereof, including, without limitation, changes in our business or acquisition strategy or planned capital expenditures, or to reflect the occurrence of unanticipated events.

PRESENTATION OF FINANCIAL INFORMATION

We publish our consolidated financial statements in Euros and to the extent that any amounts reflected in such financial statements are stated in United States dollars or any other currency, such amounts have been translated from Euros at an assumed rate and solely for convenience and should not be construed as representations that such United States dollars or other currency actually represent such dollar or other currency amounts or could be converted into such dollars or other currency at the rate indicated.

PROSPECTUS SUMMARY

This summary highlights material information contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider before deciding whether to tender your restricted Series C preferred securities in the exchange offer. You should read the entire prospectus carefully, before making a decision to tender your restricted Series C preferred securities in the exchange offer, including the section entitled “Risk Factors,” and BBVA’s 2006 Form 20-F (including our audited consolidated financial statements and the notes thereto) and the other documents incorporated by reference herein.

For information regarding the Guarantor, please refer to Item 4 of the 2006 Form 20-F, which is incorporated by reference in this prospectus.

The Guarantor’s principal executive offices are located at Banco Bilbao Vizcaya Argentaria, S.A., Paseo de la Castellana, 81, 28046, Madrid, Spain, and its telephone number is +34-91-374-6000.

The Issuer’s principal executive office are located at BBVA International Preferred, S.A. Unipersonal, Gran Vía, 1, 48005 Bilbao, Spain, and its telephone number is +34-91-537-6696.

THE EXCHANGE OFFER

Securities Offered
The Issuer is offering up to 600,000 Series C $600,000,000 Fixed-to-Floating Rate Non-Cumulative Guaranteed Preferred Securities, liquidation preference $1,000 per security, of BBVA International Preferred, S.A. Unipersonal, which have been registered under the Securities Act.

The Exchange Offer
The Issuer is offering to issue the exchange Series C preferred securities (CUSIP No. 05530RAB4 and ISIN No. US05530RAB42) in exchange for a like liquidation preference of your restricted Series C preferred securities (CUSIP No. 05530RAA6 and ISIN No. US05530RAA68). The Issuer is offering to issue the exchange Series C preferred securities to satisfy its obligations contained in the registration rights agreement entered into when the restricted Series C preferred securities were sold in transactions permitted by Rule 144A under the Securities Act and therefore not registered with the SEC. For procedures for tendering, see “The Exchange Offer.”

Tenders, Exchange Offer Expiry Date, Withdrawal
The exchange offer will expire at 5:00 p.m. New York City time on April 14, 2008 unless it is extended. If you decide to exchange your restricted Series C preferred securities for exchange Series C preferred securities, you must acknowledge that you are not engaging in, and do not intend to engage in, a distribution of the exchange Series C preferred securities. If you decide to tender your restricted Series C preferred securities in the exchange offer, you may withdraw them at any time prior to 5:00 p.m. New York City time on April 14, 2008. If the Issuer decides for any reason not to accept any restricted Series C preferred securities for exchange, your restricted Series C preferred securities will be returned to you without expense to you promptly after the exchange offer expires. By tendering your restricted Series C preferred securities pursuant to the exchange offer, you will be deemed to consent to amend the Registration Rights Agreement to provide for the listing of the exchange Series C preferred securities on the New York Stock Exchange.

Material U.S. Federal Income Tax Consequences
Your exchange of restricted Series C preferred securities for exchange Series C preferred securities in the exchange offer will not constitute a taxable exchange for U.S. federal income tax purposes.  See “Taxation—U.S. Federal Income Tax Considerations” for the tax consequences of the exchange of restricted Series C preferred securities and the ownership of exchange Series C preferred securities.

Spanish Tax Consequences
The exchange of restricted Series C preferred securities for exchange Series C preferred securities should not be considered a taxable event for Spanish tax purposes. Nevertheless, the Spanish tax authorities may consider that the exchange of restricted Series C preferred securities for exchange Series C preferred securities should give rise to imputed income under Spanish tax law.  Therefore, if the tax certification and exchange agent (the “Tax Certification and Exchange Agent”) does not receive on your behalf the Beneficial Owner identity and residence information required by Spanish tax law and set forth in Annex B (the “Beneficial Owner Exchange Information”), the Issuer and Guarantor will withhold Spanish withholding tax from the relevant distribution payment on your preferred securities as to which the required Beneficial Owner Exchange Information has not been provided at the rate of 18% of any such imputed income, and, if the amount of such distribution is insufficient to fund such withholding tax, your exchange Series C preferred securities will be sold to the extent necessary to fund such withholding tax. See “The Exchange Offer—Exchange Withholding Tax”, “Taxation—Spanish Tax Considerations” and Article II of Annex A.

Use of Proceeds	The Issuer will not receive any proceeds from the issuance of the exchange Series C preferred securities in the exchange offer.

Tax Certification and Exchange Agent	Acupay is the Tax Certification and Exchange Agent for the exchange offer.

Failure to Tender Your restricted Series C preferred securities
If you fail to tender your restricted Series C preferred securities in the exchange offer, you will not have any further rights under the registration rights agreement, including any right to require the Issuer to register your restricted Series C preferred securities or to pay you distributions at a higher rate.

We believe that you will be able to resell the exchange Series C preferred securities without registering them with the SEC if you meet the requirements described below.

Based on interpretations by the SEC’s staff in no-action letters issued to third parties, we believe that exchange Series C preferred securities issued in exchange for restricted Series C preferred securities in the exchange offer may be offered for resale, resold or otherwise transferred by you without registering the exchange Series C preferred securities under the Securities Act or delivering a prospectus, unless you are a broker-dealer receiving securities for your own account, so long as:

•	you are not one of the Issuer’s or Guarantor’s “affiliates”, which is defined in Rule 405 of the Securities Act;

•	you acquire the exchange Series C preferred securities in the ordinary course of your business;

•	you do not have any arrangement or understanding with any person to participate in the distribution of the exchange Series C preferred securities; and

•	you are not engaged in, and do not intend to engage in, a distribution of the exchange Series C preferred securities.

If you are an affiliate of the Issuer, the Guarantor, or you are engaged in, intend to engage in or have any arrangement or understanding with respect to, the distribution of exchange Series C preferred securities acquired in the exchange offer, you (1) should not rely on our interpretations of the position of the SEC’s staff and (2) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

If you are a broker-dealer and receive exchange Series C preferred securities for your own account in the exchange offer:

•	you must represent that you do not have any arrangement with the Issuer, the Guarantor or any affiliate of the Issuer or the Guarantor to distribute the exchange Series C preferred securities;

•
you must acknowledge that you will deliver a prospectus in connection with any resale of the exchange Series C preferred securities you receive from the Issuer in the exchange offer. By so acknowledging and by delivering a prospectus, you will not be deemed to admit that you are an “underwriter” within the meaning of the Securities Act; and

•
you may use this prospectus, as it may be amended or supplemented from time to time, in connection with the resale of exchange Series C preferred securities received in exchange for restricted Series C preferred securities acquired by you as a result of market-making or other trading activities.

For a period of 90 days after the expiration of the exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any resale described above.

Summary Consolidated Financial Data

The consolidated financial information presented below has been extracted or derived from our consolidated financial statements as of and for the periods ended December 31, 2005 and 2006, prepared in accordance with the EU-IFRS required to be applied under the Bank of Spain’s Circular 4/2004 and included in our 2006 Form 20-F. The consolidated financial information as of and for the period ended December 31, 2007 has been extracted or derived from the consolidated financial statements formulated by management on February 5, 2008 and will be submitted for approval at the general shareholders’ meeting of BBVA on March 14, 2008. The consolidated financial information as of and for the period ended December 31, 2007 is currently being audited according to Public Company Accounting Oversight Board standards. For additional information, please refer to Items 3.A and Item 8 of our 2006 Form 20-F, pages 3, 4 and F-1 to F-100 of our June 30, 2007 Form 6-K and our December 31, 2007 Form 6-K.

EU-IFRS Financial Data*

	Year ended December 31,
	2007	2006	2005
	(in millions of euros, except per share/ADS data (in euros) and percentages)
Consolidated Statement of Income data
Interest and similar income	25,352	19,210	15,848
Interest expense and similar charges	(15,931)	(11,216)	(8,932)
Income from equity instruments	348	379	292
Net interest income	9,769	8,374	7,208
Share of profit or loss of entities accounted for using the equity method	242	308	121
Fee and commission income	5,592	5,119	4,669
Fee and commission expenses	(869)	(784)	(729)
Insurance activity income	729	650	487
Gains/losses on financial assets and liabilities (net)	2,261	1,656	980
Exchange differences (net)	409	378	287
Gross income	18,133	15,700	13,023
Sales and income from the provision of non-financial services	788	605	576
Cost of sales	(601)	(474)	(451)
Other operating income	240	117	134
Personnel expenses	(4,335)	(3,989)	(3,602)
Other administrative expenses	(2,718)	(2,342)	(2,160)
Depreciation and amortization	(577)	(472)	(449)
Other operating expenses	(386)	(263)	(249)
Net operating income	10,544	8,883	6,823
Impairment losses (net)	(1,937)	(1,504)	(854)
Provision expense (net)	(210)	(1,338)	(454)
Finance income from non-financial activities	2	58	2
Finance expenses from non-financial activities	(1)	(55)	(2)
Other gains	496	1,129	285
Other losses	(399)	(142)	(208)
Income before taxes	8,495	7,030	5,592
Income tax	(2,080)	(2,059)	(1,521)
Income from continuing operations	6,415	4,971	4,071
Income from discontinued operations (net)	–	–	–
Consolidated income for the year	6,415	4,971	4,071
Income attributed to minority interests	(289)	(235)	(265)
Income attributed to the Group	6,126	4,736	3,806

*	EU-IFRS required to be applied under the Bank of Spain’s Circular 4/2004.

	Year ended December 31,
	2007	2006	2005
	(in millions of euros, except per share/ADS data (in euros) and percentages)
Per share/ADS(1) Data
Net operating income(2)	2.93	2.61	2.01
Number of shares outstanding (at period end)	3,747,969,121	3,551,969,121	3,390,852,043
Income attributed to the Group(2)	1.70	1.39	1.12
Dividends declared	0.733	0.637	0.531

(1)	Each American Depositary Share (“ADS” or “ADSs”) represents the right to receive one ordinary share.

(2)
Calculated on the basis or the weighted average number of BBVA’s ordinary shares outstanding during the relevant period (3,594 million, 3,406 million and 3,391 million shares in 2007, 2006 and 2005, respectively).

	Year ended December 31,
	2007	2006	2005
	(in millions of euros, except per share/ADS data (in euros) and percentages)
Consolidated balance sheet data
Total assets	502,204	411,916	392,389
Capital stock	1,837	1,740	1,662
Loans and receivables (net)	338,492	279,855	249,396
Deposits from other creditors	236,183	192,374	182,635
Marketable debt securities and subordinated liabilities	98,661	91,271	76,565
Minority interests	880	768	971
Stockholders’ equity	24,811	18,209	13,036
Consolidated ratios
Profitability ratios:
Net interest margin(1)	2.12%	2.12%	1.98%
Return on average total assets(2)	1.39%	1.26%	1.12%
Return on average equity(3)	34.2%	37.60%	37.00%
Credit quality data
Loan loss reserve	7,135	6,417	5,587
Loan loss reserve as a percentage of total loans and receivables (net)	2.11%	2.29%	2.19%
Substandard loans	3,358	2,492	2,346
Substandard loans as a percentage of total loans and receivables (net)	0.99%	0.89%	0.94%

(1)	Represents net interest income as a percentage of average total assets.

(2)	Represents consolidated income for the year as a percentage of average total assets.

(3)	Represents income attributed to the Group as a percentage of average stockholders’ equity.

U.S. GAAP Financial Data

	Year ended December 31,					As of and for the six months ended June 30,
	2006	2005	2004	2003	2002	2007	2006
	(in millions of euros, except per share/ ADS data (in euros) or as otherwise indicated)
Consolidated statement of income data
Net income	4,972	2,018	3,095	1,906	1,846	3,004	3,306
Basic earnings per share/ADS(1)(2)	1.460	0.595	0.918	0.60	0.58	0.846	0.975
Diluted earnings per share/ADS(1)(2)	1.460	0.595	0.918	0.60	0.58	0.846	0.975
Dividends per share/ADS (in dollars)(1)(2)(3)	0.807	0.658	0.552	0.34	0.33	0.522	0.374
Consolidated balance sheet data
Total assets(4)	420,971	401,799	314,350	287,912	290,430	473,279	420,971
Stockholders’ equity(4)	30,461	25,375	23,465	19,583	18,908	31,377	30,461
Basic stockholders’ equity per share/ADS(1)(2)	8.94	7.48	6.96	6.13	5.92	8.83	8.94
Diluted stockholders’ equity per share/ADS(l)(2)	8.94	7.48	6.96	6.13	5.91	8.83	8.94

(1)	Calculated on the basis of the weighted average number of BBVA’s ordinary shares outstanding during the relevant period.

(2)	Each ADS represents the right to receive one ordinary share.

(3)
Dividends per share/ADS are translated into dollars at the average exchange rate for the relevant year, calculated based on the average of the noon buying rates for euro from the Federal Reserve Bank of New York on the last date of each month during the relevant period.

(4)	At the end of the reported period.

THE EXCHANGE SERIES C PREFERRED SECURITIES

The terms of the exchange Series C preferred securities are identical in all material respects to the terms of the restricted Series C preferred securities, except that the exchange Series C preferred securities have been registered under the Securities Act, and the transfer restriction and registration rights relating to the restricted Series C preferred securities do not apply to the exchange Series C preferred securities. The following summary contains basic information about the exchange Series C preferred securities and the restricted Series C preferred securities. It is provided solely for your convenience. This summary is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus. For a more detailed description of the Exchange Series C Preferred Securities, see “Conditions of the Exchange Series C Preferred Securities”. Capitalized terms used below are defined under “Conditions of the Exchange Series C Preferred Securities”.

Issuer	BBVA International Preferred, S.A. Unipersonal

Guarantor	Banco Bilbao Vizcaya Argentaria, S.A.

The exchange Series C preferred securities
Up to 600,000 Series C $600,000,000 Fixed-to-Floating Rate Non-Cumulative Guaranteed Preferred Securities, liquidation preference $1,000 per security of BBVA International Preferred, S.A. Unipersonal, which have been registered under the Securities Act (CUSIP No. 05530RAB4 and ISIN No. US05530RAB42).

Distribution Payment Dates	April 18th and October 18th in each year falling on or before April 18, 2017, and thereafter on January 18th, April 18th, July 18th and October 18th.

Liquidation Preference	$1,000 per security.

Redemption Price	$1,000 per security.

Guarantee
The payment of Distributions, the Special Redemption Amount, the Liquidation Distribution and the Redemption Price shall be irrevocably, jointly and unconditionally guaranteed by the Guarantor subject, in the case of Distributions to certain limitations described under “Conditions of the Exchange Series C Preferred Securities—Distributions”.

In the event that proceedings for the liquidation, dissolution or winding up of the Guarantor are commenced or there is a reduction in the shareholders’ equity of the Guarantor pursuant to Article 169 of the Spanish Corporations Law (Ley de Sociedades Anonimas), the Liquidation Distribution will be subject to certain limitations described under “Conditions of the Exchange Series C Preferred Securities—Liquidation Distribution”.

For a full description of the Guarantee, see “Description of the Amended and Restated Guarantee”.

Ranking
The exchange Series C preferred securities will be unsecured and subordinated obligations of the Issuer and will rank (a) junior to all liabilities of the Issuer including subordinated liabilities, (b) pari passu with each other and with any other Parity Securities of the Issuer and (c) senior to the Issuer’s ordinary shares.

The Guarantee will rank (a) junior to all liabilities of the Guarantor (including subordinated liabilities); (b) pari passu with any Parity Securities issued by the Guarantor and any obligations assumed by the Guarantor under any guarantee of any Parity Securities of any Subsidiary; and (c) senior to the Guarantor’s ordinary shares and any other class of share capital expressed to rank junior as to participation in profits to the Bank’s obligations under the Guarantee.

Ratings
The Series C preferred securities have been assigned ratings of Aa3, A and A+ by Moody’s, Fitch and S&P, respectively.

A rating is not a recommendation to buy, sell or hold securities and may be subject to suspension, change or withdrawal at any time by the assigning rating agency.

Form
The exchange Series C preferred securities will be issued in registered form.  It is intended that one or more global Series C preferred security certificates representing the exchange Series C preferred securities will be delivered by the Issuer to DTC or a custodian appointed by DTC on or about the Exchange Settlement Date.  As a result, accountholders should note that they will not themselves receive definitive exchange Series C preferred securities, but instead exchange Series C preferred securities will be credited to their securities account with DTC or one of its direct or indirect participants. See “Conditions of the Exchange Series C Preferred Securities—Form and Status”.

Spanish Withholding Tax Requirements
Under current Spanish laws and regulations, distributions made to a holder of the exchange Series C preferred securities by the Issuer will not be subject to taxation in Spain and no withholding tax will be required on such distribution, except in the case of distributions to (a) individual Beneficial Owners who are resident for tax purposes in Spain; (b) Beneficial Owners who receive payments through a Tax Haven (as defined in Royal Decree 1080/1991, of 5th July, as amended); and (c) Beneficial Owners who fail to comply with the tax certification procedures described in detail in Annexes A and B.  In the case of (a), (b), or (c), the Issuer and Guarantor will withhold Spanish withholding tax at the rate of 18% from any payment in respect of the exchange Series C preferred securities, including in connection with any imputed income arising from an exchange.  For a discussion of the tax consequences of, and limitations on, the payment of additional amounts with respect to any withholding taxes, see “Taxation—Spanish Tax Considerations.”

Listing
Application will be made to list the exchange Series C preferred securities on the New York Stock Exchange. The restricted Series C preferred securities are currently listed on the London Stock Exchange and, upon exchange for exchange Series C preferred securities, the restricted Series C preferred securities will continue to be so listed unless all of the restricted Series C preferred securities are exchanged for exchange Series C preferred securities, in which case, the restricted Series C preferred securities will be delisted from the London Stock Exchange.

Paying Agent	The Bank of New York.

RISK FACTORS

For a detailed discussion of the risk factors affecting our business, please also see Item 3.D entitled “Risk Factors” in our 2006 Form 20-F.

Factors that may affect the Issuer’s ability to fulfill its obligations under the Series C preferred securities

The Issuer and the Guarantor are required to provide certain information relating to Beneficial Owners to the Spanish tax authorities. The Issuer and the Guarantor, as the case may be, will withhold Spanish withholding tax from any payment in respect of the Series C preferred securities as to which the required Beneficial Owner information has not been provided, including in connection with any imputed income arising from an exchange of the restricted series C preferred securities for the exchange Series C preferred securities under this exchange offer.

Under Spanish Law 13/1985 (as amended by Law 19/2003 and Law 23/2005) and Royal Decree 2281/1998, as amended by Royal Decree 1778/2004 (which was replaced by Royal Decree 1065/2007 as of January 1, 2008), the Issuer and the Guarantor are required to provide certain information relating to Beneficial Owners to the Spanish tax authorities. This information includes, among other items, the identity and country of residence of each Beneficial Owner that receives a payment on the Series C preferred securities or obtains imputed income derived from the exchange of restricted Series C preferred securities for the exchange Series C preferred securities under this exchange offer and the distribution received or the imputed income obtained by such Beneficial Owner and must be obtained with respect to each Distribution Payment Date or the Exchange Offer Expiry Date, as the case may be, by the fourth New York Business Day before the relevant Distribution Payment Date or by the Exchange Offer Expiry Date, as the case may be, or, under certain circumstances, by 9:45 a.m. (New York City time) on such relevant Distribution Payment Date or by 8:00 p.m. (New York City time) on the third New York Business Day immediately after the Exchange Offer Expiry Date, as the case may be, and filed by the Issuer and the Guarantor with the Spanish tax authorities on an annual basis. “New York Business Day” means any day other than a Saturday or Sunday or a day on which banking institutions or trust companies in The City of New York are required or authorized by law, regulation or executive order to close. If DTC or the direct or indirect participants in DTC fail for any reason to provide the Issuer and the Guarantor (through Acupay) with the required information described under “Taxation—Spanish Tax Considerations—Evidencing of Beneficial Owner Residency in Connection with Distributions and Income Obtained from the Exchange of Restricted Series C Preferred Securities for Exchange Series C Preferred Securities” in respect of the Beneficial Owner of any of the Series C preferred securities, the Issuer or the Guarantor, as the case may be, will be required to withhold tax and will pay distributions in respect of such Series C preferred securities net of the withholding tax applicable to such payments and any income imputed in connection with any exchange of the Series C preferred securities (currently at the rate of 18%). In the event that the amount of the withholding tax to be collected in connection with the exchange of the Series C preferred securities exceeds the amount of the distribution (net of withholding applicable to that distribution) coincident with such exchange, the securities issued in the exchange may be withheld from delivery by the Issuer or an agent on its behalf and, to the extent necessary, sold in order to generate proceeds sufficient to satisfy such withholding tax.  See Annex A.  The proceeds realized from such a sale may be less than the proceeds that you would realize were you to sell the Series C preferred securities yourself or were such Series C preferred securities to be sold at another time. If withholding occurs due to failure to provide the required tax information through Acupay, affected Beneficial Owners would have to either follow the quick refund procedure or apply directly to the Spanish tax authorities for any refund to which they may be entitled. See “Taxation—Spanish Tax Considerations—Evidencing of Beneficial Owner Residency in Connection with Distributions and Income Obtained from the Exchange of Restricted Series C Preferred Securities for Exchange Series C Preferred Securities”. The Issuer and the Guarantor will not pay any additional amounts with respect to any such withholding.

As of the date of this prospectus, the imputed income for Spanish tax purposes that would arise were this exchange offer to expire on the date hereof would be US$0.00 per US$1,000,000 liquidation preference amount of preferred securities exchanged.

The Issuer and the Guarantor have agreed to provide certain procedures arranged by Acupay and DTC to facilitate the collection of information concerning the identity and residence of Beneficial Owners through the relevant participants in DTC. If the agreed procedures prove ineffective or if the relevant participants in DTC fail to provide and verify the required information as of each Distribution Payment Date, the Issuer or the Guarantor, as the case may be, will withhold at the then-applicable rate (currently 18%) from any payment in respect of the Series C preferred securities as to which the agreed procedures prove ineffective or have not been followed, including in connection with any imputed income arising from an exchange of the restricted Series C preferred securities for the exchange Series C preferred securities, and neither the Issuer nor the Guarantor will pay any additional amounts with respect to any such withholding.

The delivery of the required Beneficial Owner identity and country of residence information must be made through the relevant direct or indirect participants in DTC in accordance with the procedures set forth under “Taxation — Spanish Tax Considerations — Evidencing of Beneficial Owner Residency in Connection with Distributions and Income Obtained from the Exchange of Restricted Series C Preferred Securities for Exchange Series C Preferred Securities”. Each such DTC participant must provide the required information in respect of all of the Beneficial Owners holding interests through such participant as of each Distribution Payment Date, and neither the Issuer nor the Guarantor shall be responsible for any DTC participant’s failure to do so. Such failure may arise as a result of the failure of an indirect DTC participant holding through a direct DTC participant to provide the necessary information in a timely manner. In the event of any error in a direct DTC participant’s compliance with these procedures, Acupay will seek to notify such direct DTC participant of any deficiencies in the information provided by such direct DTC participant, and in the event such direct DTC participant fails to correct such deficiencies in a timely manner, the Issuer or the Guarantor, as the case may be, will withhold at the then-applicable rate from any payment in respect of the Series C preferred securities including in connection with any imputed income arising from an exchange of the restricted Series C preferred securities for the exchange Series C preferred securities held through such direct DTC participant. Neither the Issuer nor the Guarantor will pay any additional amounts with respect to any such withholding. In order to obtain a refund of any amounts withheld, affected Beneficial Owners will have to either follow the quick refund procedure or apply directly to the Spanish tax authorities for any refund to which they may be entitled, as described under “Taxation—Spanish Tax Considerations—Evidencing of Beneficial Owner Residency in Connection with Distributions and Income Obtained from the Exchange of Restricted Series C Preferred Securities for Exchange Series C Preferred Securities”, and neither the Issuer nor the Guarantor shall be responsible for any damage or loss incurred by Beneficial Owners in connection with such procedures.

The Series C preferred securities may be subject to certain Spanish taxation if they are not listed on an Organized Market in an OECD Country

If the Series C preferred securities are not listed on an organized market in an OECD country on any Distribution Payment Date, distributions to Beneficial Owners not resident in Spain for tax purposes in respect of the Series C preferred securities may be subject to withholding tax, and if the Series C preferred securities are not so listed at any year end, Spanish Net Wealth Tax may apply. See “Taxation—Spanish Tax Considerations—Tax Rules for Exchange Series C Preferred Securities Not Listed on an Organized Market in an OECD Country.” The Issuer intends to apply for the exchange Series C preferred securities to be traded on the New York Stock Exchange but no assurances can be given that such listing will be completed by any Distribution Payment Date or year end.

Dependence on other Group members.

The Issuer is a finance vehicle established by the Guarantor for the purpose of issuing the Series C preferred securities and on-lending the proceeds within the Group. The Issuer is therefore dependent upon other members of the Group paying interest on and repaying their loans in a timely fashion. Should any Group member fail to pay interest on or repay any loan in a timely fashion this could have a material adverse effect on the ability of the Issuer to fulfil its obligations under the Series C preferred securities.

By virtue of its dependence on other Group members, each of the risks described below that affect the Guarantor will also indirectly affect the Issuer.

Factors that may affect the Guarantor’s ability to fulfill its obligations under the Guarantee

Since the Guarantor’s loan portfolio is highly concentrated in Spain; adverse changes affecting the Spanish economy could have a material adverse effect on its financial condition.

The Guarantor has historically developed its lending business in Spain, which continues to be its main place of business. As of  December 31, 2007, business activity in Spain accounted for 65% of its loan portfolio. Any adverse changes affecting the Spanish economy are likely to have a significant adverse impact on its loan portfolio and, as a result, on its financial condition and results of operations.

A substantial percentage of the Guarantor’s customer base is particularly sensitive to adverse developments in the economy, which renders its lending activities relatively riskier than if it lent primarily to higher-income customer segments.

Medium- and small-size companies and middle- and lower-middle- income individuals typically have less financial strength than large companies and high-income individuals and accordingly can be expected to be more negatively affected by adverse developments in the economy. As a result, it is generally accepted that lending to these segments of its existing and targeted customer base represents a relatively higher degree of risk than lending to other groups.

A substantial portion of the Guarantor’s loan portfolio consists of residential mortgages and consumer loans to middle- and lower-middle-income customers and commercial loans to medium- and small-size companies. Consequently, during periods of slowdown in economic activity the Guarantor may experience higher levels of past due amounts which could result in higher levels of allowance for loan losses. The Guarantor cannot assure you that it will not suffer substantial adverse effects on its base loan portfolio to these customer segments in the event of additional adverse developments in the economy.

Increased exposure to real estate in Spain makes the Guarantor more vulnerable to developments in this market.

The sound economic growth, the strength of the labor market and a decrease in interest rates in Spain caused an increase in the demand for mortgage loans in the last few years. This has had repercussions in housing prices, which rose significantly. After this buoyant period, demand started adjusting a year and a half ago. Over the past few months supply has adjusted more sharply in the residential market in Spain, falling into line with demand. In the next few quarters, housing supply and demand should adjust further, in particular if current financial situation continues. In addition, in countries where the housing markets have been booming, the ongoing adjustment may intensify.  As residential mortgages are one of the Guarantor’s main assets, comprising 26%, 26% and 26% of the Guarantor’s loan portfolio as of December 31, 2007, 2006 and 2005, respectively, the Guarantor is currently highly exposed to developments in real estate markets. The Guarantor expects the worsening financial conditions and the deterioration of the economic activity already underway in Spain to cause a gradual adjustment process in the Spanish real estate sector. As a result, housing prices could continue to slow down or they could decline.  Adverse changes in the Spanish real estate sector could have a significant impact on the Guarantor’s loan portfolio and, as a result, on its financial condition and results of operations.

In addition, a strong increase in interest rates or unemployment in Spain might have a significant negative impact in mortgage payment delinquency rate, which is already deteriorating, albeit at a modest pace. An increase in such delinquency rates could have an adverse effect on the Guarantor’s business, financial condition and results of operations.

Highly-indebted households and corporations could endanger the Guarantor’s asset quality and future revenues.

Spanish households and firms have reached, in recent years, a high level of indebtedness, which represents increased risk for the Spanish banking system. The increase of loans referenced to variable interest rates makes debt service on such loans more vulnerable to changes in interest rates than in the past. In fact, the debt burden of the Spanish households on disposable income has increased substantially from 12.6% in 2003 to 17.2% in 2007. This increase could affect the Guarantor’s asset quality. The increase in households’ and firms’ indebtedness also limits their ability to incur additional debt, decreasing the number of new products the Guarantor may otherwise be able to sell them.

A sudden shortage of funds could cause an increase in the Guarantor’s costs of funding and an adverse effect on its operating revenues.

Historically, one of the Guarantor’s principal sources of funds has been savings and demand deposits. Time deposits represented 27%, 23% and 25% of the Guarantor’s total funding as of December 31, 2007, 2006 and 2005, respectively. Large-denomination time deposits may, under some circumstances, such as during periods of significant changes in market interest rates for these types of deposit products and resulting increased competition for such funds, be a less stable source of deposits than savings and demand deposits. In addition, the liquidity crisis triggered by the United States subprime market has turned out to be deeper and more persistent than expected. Central banks interventions have had a limited effect so far.  New issuances in wholesale markets have been scarce, expensive and restricted to a few countries, and the interbank markets are dried up. In this context, the Guarantor cannot assure you that it will be able to maintain the Guarantor’s current levels of funding without incurring higher funding costs or having to liquidate certain of its assets.

The Guarantor faces increasing competition in its business lines.

The markets in which the Guarantor operates are highly competitive. Financial sector reforms in the markets in which the Guarantor operates have increased competition among both local and foreign financial institutions, and the Guarantor believes that this trend will continue. In addition, the trend towards consolidation in the banking industry has created larger and stronger banks with which the Guarantor must now compete. This is particularly the case of the consumer credit market, where foreign entrants are operating in the segment of small credits to subprime households.

The Guarantor also faces competition from non-bank competitors, such as:

•	department stores (for some credit products);

•	leasing companies;

•	factoring companies;

•	mutual funds;

•	pension funds; and

•	insurance companies.

The Guarantor cannot assure you that this competition will not adversely affect its business, financial condition and results of operations.

The Guarantor’s business is particularly vulnerable to volatility in interest rates.

The Guarantor’s results of operations are substantially dependent upon the level of its net interest income, which is the difference between interest income from interest-earning assets and interest expense on interest-bearing liabilities. Interest rates are highly sensitive to many factors beyond the Guarantor’s control, including deregulation of the financial sectors in the markets in which the Guarantor operates, monetary policies pursued by the EU and national governments, domestic and international economic and political conditions and other factors.

Changes in market interest rates could affect the spread between interest rates charged on interest-earning assets and interest rates paid on interest-bearing liabilities and thereby negatively affect the Guarantor’s results of operations. For example, an increase in interest rates could cause the Guarantor’s interest expense on deposits to increase more significantly and quickly than its interest income from loans, resulting in a reduction in its net interest income.

In addition, income from treasury operations is particularly vulnerable to interest rate volatility.

The Guarantor’s financial statements and periodic disclosure under securities laws may not give you the same information as financial statements prepared under U.S. accounting rules and periodic disclosures provided by domestic U.S. issuers.

Publicly available information about public companies in Spain is generally less detailed and not as frequently updated as the information that is regularly published by or about listed companies in the United States. In addition, although the Guarantor is subject to the periodic reporting requirements of the Exchange Act the periodic disclosure required of foreign issuers under the Exchange Act is more limited than the periodic disclosure required of U.S. issuers. Finally, the Guarantor maintains its financial accounts and records and prepares its financial statements in conformity with the EU-IFRS required to be applied under the Bank of Spair's Circular 4/2004, which differs in certain respects from U.S. GAAP, the financial reporting standard to which many investors in the United States may be more accustomed.

The Guarantor has a substantial amount of commitments with personnel considered to be wholly unfunded due to the absence of qualifying plan assets.

The Guarantor’s commitments with personnel which are considered to be wholly unfunded are recognized under the heading “Provisions—Funds for Pensions and Similar Obligations” in the Guarantor’s consolidated balance sheets.  These amounts include “Post-employment benefits”, “Early Retirements” and “Post-employment welfare benefits”, which amounted to €2,648 million, €2,950 million and €234 million, respectively, as of December 31, 2007 (€2,817 million, €3,186 million and €223 million, respectively, as of December 31, 2006).  These amounts are considered wholly unfunded due to the absence of qualifying plan assets.

The Guarantor faces liquidity risk in connection with its ability to make payments on these unfunded amounts which it seeks to mitigate, with respect to “Post-employment benefits”, by maintaining insurance contracts which were contracted with insurance companies owned by the Group. The insurance companies have recorded in their balance sheets specific assets (fixed interest deposit and bonds) assigned to the funding of these commitments. The insurance companies also manage derivatives (primarily swaps) to mitigate the interest rate risk in connection with the payments of these commitments.  The Guarantor seeks to mitigate its liquidity risk with respect to “Early Retirements” and “Post-employment welfare benefits” through oversight by the Group’s Assets and Liabilities Committee (“ALCO”). The Group’s ALCO manages a specific asset portfolio to mitigate the liquidity risk regarding the payments of these commitments. These assets are government and cover bonds (AAA/AA rated) which are issued at fixed interest rates with maturities matching the aforementioned commitments. The Group’s ALCO also manages derivatives (primarily swaps) to mitigate the interest rate risk in connection with the payments of these commitments.

There can be no assurance that the Guarantor’s strategies to manage its liquidity risk in connection with its wholly unfunded commitments with personnel will be successful.  Any failure by the Guarantor to meets its obligations in connection with such commitments could have a significant impact on its financial condition and results of operations.

The Guarantor may fail to realize all of the anticipated benefits of the acquisition of Compass.

The success of the Compass acquisition will depend, in part, on the Guarantor’s ability to realize the anticipated benefits from combining the businesses of the Guarantor and Compass. However, to realize these anticipated benefits, the Guarantor and Compass must successfully combine their businesses, which are principally conducted in different countries by management and employees coming from different cultural backgrounds. If the Guarantor is not able to achieve these objectives, the anticipated benefits of the transaction may not be realized fully or at all or may take longer to realize than expected.  In addition, the integration process of the two companies could result in the loss of key employees, the disruption of each company’s ongoing businesses or inconsistencies in standards, controls, procedures and policies that adversely affect the ability of the Guarantor and Compass to maintain relationships with clients, customers, depositors and employees or to achieve the anticipated benefits of the transaction, any of which could have an adverse effect on each of Compass and the Guarantor during the transition period and on the combined company.

Risks Relating to Latin America

Events in Mexico could adversely affect the Guarantor.

Approximately 37% of the Guarantor’s consolidated income attributed to the group in 2007 was generated in Mexico.  The Group faces several types of risks in Mexico which could adversely affect its banking operations in Mexico.

First, the mortgage and especially the consumer loan portfolio could start showing higher delinquency rates if there is a persistent increase in unemployment rates, which could arise if there is a more pronounced slowdown in the United States.

Second, price regulation and competition could squeeze the profitability of the Guarantor’s Mexican subsidiary. For example, in order to enhance competition and to deepen credit, Mexican financial regulators could elect to introduce price distortions not linked to the true risk premium.  If this occurred, the market share of the Guarantor’s subsidiary could decrease given its risk selection standards.

Finally, political instability or social unrest could weigh on the economic outlook, which could increase economic uncertainty and capital outflows.

Any of these risks or other adverse developments in laws, regulations, public polices or otherwise in Mexico may adversely affect the business, financial condition and operating results of the Guarantor’s Mexican subsidiary.

The Guarantor’s Latin American subsidiaries’ growth, asset quality and profitability may be affected by volatile macroeconomic conditions, including government default on public debt, in the Latin American countries where they operate.

The Latin American countries in which the Guarantor operates have experienced significant economic volatility in recent decades, characterized by slow growth, declining investment and significant inflation. In particular, the high inflation rates registered in the area during the last few months have become a serious concern. This volatility has resulted in fluctuations in the levels of deposits and in the relative economic strength of various segments of the economies to which the Guarantor lends. Negative and fluctuating economic conditions, such as a changing interest rate environment, also affect the Guarantor’s profitability by causing lending margins to decrease and leading to decreased demand for higher-margin products and services. The results of several recent electoral processes entail an increased risk of greater state intervention in the domestic economy, especially in Bolivia and Venezuela.

Negative and fluctuating economic conditions in some Latin American countries could result in government defaults on public debt. This could affect the Guarantor in two ways: directly, through portfolio losses, and indirectly, through instabilities that a default in public debt could cause to the banking system as a whole, particularly since commercial banks’ exposure to government debt is generally high in several Latin American countries in which the Guarantor operates.

While the Guarantor seeks to mitigate these risks through what it believes to be conservative risk policies and the area is proving to be resilient to current market turbulences, no assurance can be given that the Guarantor’s Latin American subsidiaries’ growth, asset quality and profitability will not be affected by volatile macroeconomic conditions in the Latin American countries in which the Guarantor operates.

Latin American economies can be directly and negatively affected by adverse developments in other countries.

Financial and securities markets in Latin American countries in which the Guarantor operates are to varying degrees influenced by economic and market conditions in other countries in Latin America and beyond. Negative developments in the economy or securities markets in one country, particularly in an emerging market, may have a negative impact on other emerging market economies. These developments may adversely affect the business, financial condition and operating results of the Guarantor’s subsidiaries in Latin America. In particular, the current international financial crisis could negatively affect Latin American markets, particularly if the United States deceleration continues.

The Guarantor is exposed to foreign exchange and, in some instances, political risks as well as other risks in the Latin American countries in which the Guarantor operates, which could cause an adverse impact on its business, financial condition and results of operations.

The Guarantor operates commercial banks in 10 Latin American countries and its overall success as a global business depends, in part, upon the Guarantor’s ability to succeed in differing economic, social and political conditions. The Guarantor is confronted with different legal and regulatory requirements in many of the jurisdictions in which the Guarantor operates. These include, but are not limited to, different tax regimes and laws relating to the repatriation of funds or nationalization of assets. The Guarantor’s international operations may also expose it to risks and challenges which its local competitors may not be required to face, such as exchange rate risk, difficulty in managing a local entity from abroad, and political risk which may be particular to foreign investors. The Guarantor’s expansion in these markets requires it to respond to rapid changes in market conditions in these countries. The Guarantor cannot assure that it will continue to succeed in developing and implementing policies and strategies that are effective in each country in which the Guarantor operates or that any of the foregoing factors will not have a material adverse effect on its business, financial condition and results of operations.

Regulatory changes in Latin America that are beyond the Guarantor’s control may have a material effect on its business, financial condition and results of operations.

A number of banking regulations designed to maintain the safety and soundness of banks and limit their exposure to risk are applicable in certain Latin American countries in which the Guarantor operates. Local regulations differ in a number of material respects from equivalent regulations in Spain and the United States.

Changes in regulations that are beyond the Guarantor’s control may have a material effect on its business and operations, particularly in Venezuela. In addition, since some of the banking laws and regulations have been recently adopted, the manner in which those laws and related regulations are applied to the operations of financial institutions is still evolving. No assurance can be given that laws or regulations will be enforced or interpreted in a manner that will not have a material adverse effect on the Guarantor’s business, financial condition and results of operations.

Risks Relating to Other Countries

The Guarantor’s strategic growth in Asia exposes it to increased regulatory, economic and geopolitical risk relating to emerging markets in the region, particularly in China.

Strategic growth in Asia, particularly China, continued in 2007. The Group formed a strategic alliance with the CITIC Group and in March 2007, the Guarantor  invested €719 million to purchase 4.83% of China Citic Bank (“CNCB”) as well as €488 million to purchase 14.58% of Citic International Financial Holdings (“CIFH”).

As a result of the Guarantor’s expansion into Asia, it is exposed to increased risks relating to emerging markets in the region, particularly in China. The Chinese government has exercised, and continues to exercise, significant influence over the Chinese economy. Chinese governmental actions concerning the economy and state-owned enterprises could have a significant effect on Chinese private sector entities in general, and on CNCB or CIFH in particular.

The Guarantor also is exposed to regulatory uncertainty and geopolitical risk as a result of its investments in Asia. Changes in laws or regulations or in the interpretation of existing laws or regulations, whether caused by a change in government or otherwise, could adversely affect its investments. Moreover, Asian economies can be directly and negatively affected by adverse developments in other countries in the region and beyond.

Any of these developments could have a material adverse effect on the Guarantor’s investments in Asia or the business, financial condition and operating results of the Group.

The Guarantor’s continued expansion in the United States increases its exposure to the U.S. market.

 The Guarantor continued to expand in the United States in 2007.  The Guarantor’s expansion in the United States makes it more vulnerable to developments in this market, particularly the real estate market. The sound economic growth, the strength of the labor market and a decrease in interest rates in the United States caused an increase in the demand for mortgage loans in the last few years. This had repercussions in housing prices, which also rose significantly. Last summer, the difficulties experienced by the subprime mortgage market triggered a real estate and financial crisis, which is still ongoing. As the Guarantor has acquired entities in the United States, its exposure to the U.S. economy in general and the U.S. real estate market in particular has increased. If there were a significant downturn in the U.S. economy in general, or the real estate market in particular, it could have a material adverse effect on its business, financial condition and results of operations.

Factors which are material for the purpose of assessing the market risks associated with the restricted Series C preferred securities and exchange Series C preferred securities

The Series C preferred securities may not be a suitable investment for all investors.

Each potential investor in the Series C preferred securities must determine the suitability of that investment in light of its own circumstances. In particular, each potential investor should:

(i)
have sufficient knowledge and experience to make a meaningful evaluation of the Series C preferred securities, the merits and risks of investing in the Series C preferred securities and the information contained or incorporated by reference in this prospectus or any applicable supplement;

(ii)
have access to, and knowledge of, appropriate analytical tools to evaluate, in the context of its particular financial situation, an investment in the Series C preferred securities and the impact the Series C preferred securities will have on its overall investment portfolio;

(iii)
have sufficient financial resources and liquidity to bear all of the risks of an investment in the Series C preferred securities, including where the currency for distributions is different from the potential investor’s currency;

(iv)	understand thoroughly the terms of the Series C preferred securities and be familiar with the behaviour of any relevant financial markets; and

(v)
be able to evaluate (either alone or with the help of a financial adviser) possible scenarios for economic, interest rate and other factors that may affect its investment and its ability to bear the applicable risks.

The Series C preferred securities are subject to optional redemption by the Issuer, subject to the prior consent of the Bank of Spain.

The optional redemption feature of the Series C preferred securities is likely to limit their market value. During any period when the Issuer may elect to redeem the Series C preferred securities, the market value of the Series C preferred securities generally will not rise substantially above the price at which they can be redeemed. This also may be true prior to any redemption period.

The Issuer may be expected to redeem the Series C preferred securities when its cost of borrowing is lower than the distribution rate payable on the Series C preferred securities. At those times, an investor generally would not be able to reinvest the redemption proceeds at an effective interest rate as high as the distribution rate on the Series C preferred securities being redeemed and may only be able to do so at a significantly lower rate. Potential investors should consider reinvestment risk in light of other investments available at that time.

Risks related to the Series C preferred securities generally

Set out below is a brief description of certain risks relating to the Series C preferred securities generally.

The Issuer’s obligations under the Series C preferred securities are subordinated.

The Issuer’s obligations under the Series C preferred securities will be unsecured and subordinated and will rank (a) junior in priority of payment to all liabilities of the Issuer including subordinated liabilities, (b) pari passu with each other and with any Parity Securities (as defined in “Conditions of the Exchange Series C Preferred Securities”) of the Issuer and (c) senior to the Issuer’s ordinary shares. Although the Series C preferred securities may pay a higher distribution rate than comparable securities which are not subordinated or as subordinated as the Series C preferred securities, there is a real risk that an investor in the Series C preferred securities will lose all or some of his investment should the Issuer and the Guarantor become insolvent.

The payment of Distributions, the Liquidation Distribution, the Special Redemption Amount and the Redemption Price (each as defined in “Conditions of the Exchange Series C Preferred Securities”) in respect of the Series C preferred securities has been unconditionally and irrevocably guaranteed by the Guarantor pursuant to the Guarantee. The Guarantor’s obligations under the Guarantee will be unsecured and subordinated and will rank (a) junior in priority of payment to all liabilities of the Guarantor (including subordinated liabilities), (b) pari passu with any Parity Securities issued by the Guarantor and any obligation assumed by the Guarantor under any guarantee of any Parity Securities of any subsidiary of the Guarantor and (c) senior to the Guarantor’s ordinary shares and any other class of share capital expressed to rank junior as to participation in profits to the Guarantor’s obligations under the Guarantee. In addition, the Guarantee is structurally subordinated to all indebtedness of subsidiaries of the Guarantor insofar as any right of the Guarantor, as a shareholder of such subsidiaries, to receive any assets of any of its subsidiaries upon the insolvency, liquidation, dissolution or winding-up or other similar proceeding of any of them will, subject to applicable law, be effectively subordinated to the claims of any such subsidiary’s creditors (including trade creditors and holders of debt or guarantees issued by such subsidiary).

After payment in full of unsubordinated claims, but before distributions to shareholders, under articles 92 and 158 of Law 22/2003, of July 9, 2003, on Insolvency as amended (“Law 22/2003”), the Issuer and the Guarantor will meet subordinated claims in the following order and pro rata within each class: (i) late or incorrect claims; (ii) contractually subordinated debts; (iii) interest; (iv) fines; (v) claims of creditors which are related to the Issuer or the

Guarantor; and (vi) detrimental claims against the Issuer or the Guarantor where a Spanish Court has determined that the relevant creditor has acted in bad faith (rescisión concursal).

Change of law.

The conditions of the Series C preferred securities are based on Spanish law in effect as at the date of this prospectus. No assurance can be given as to the impact of any possible judicial decision or change to Spanish law or administrative practice after the date of this prospectus.

You may be unable to enforce judgments obtained in U.S. courts against the Issuer or the Guarantor.

All of the Issuer’s directors and substantially all the directors and executive officers of the Guarantor are not residents of the United States, and substantially all the assets of these companies are located outside of the United States. As a consequence, you may not be able to effect service of process on these non-U.S. resident directors and executive officers in the United States or to enforce judgments against them outside of the United States. We have been advised by our Spanish counsel that there is doubt as to whether a Spanish court would enforce a judgment of liability obtained in the United States against the Issuer or the Guarantor predicated solely upon the securities laws of the United States. The Issuer and BBVA have not submitted to the jurisdiction of New York state and U.S. federal courts sitting in New York City (or to the jurisdiction of any other U.S. state or federal courts) for the purpose of settling any dispute that may arise out of or in connection with the Series C preferred securities or the Guarantee and consequently holders of the Series C preferred securities may have difficulty in bringing any suit, action or proceeding arising out of or in connection with the Series C preferred securities in New York state or U.S. federal courts sitting in New York City (or in any other U.S. state or U.S. federal court).

Risks related to the market generally

Set out below is a brief description of the principal market risks, including liquidity risk, exchange rate risk, interest rate risk and credit risk:

There may not be a liquid trading market for the exchange Series C preferred securities, which could limit your ability to sell your exchange Series C preferred securities in the future.

The exchange Series C preferred securities are being offered to the holders of restricted Series C preferred securities. The exchange Series C preferred securities will constitute a new issue of securities for which, prior to the exchange offer, there had been no public market, and the exchange Series C preferred securities may not be widely distributed. Accordingly, an active trading market for the exchange Series C preferred securities may not develop. If a market for any of the exchange Series C preferred securities does develop, the price of such exchange Series C preferred securities may fluctuate and liquidity may be limited. If a market for any of the exchange Series C preferred securities does not develop, purchasers may be unable to resell such exchange Series C preferred securities for an extended period of time, if at all.

Your failure to tender restricted Series C preferred securities in the exchange offer may affect their marketability.

If restricted Series C preferred securities are tendered for exchange and accepted in the exchange offer, the trading market, if any, for the untendered and tendered but unaccepted restricted Series C preferred securities will be adversely affected. Your failure to participate in the exchange offer will substantially limit, and may effectively eliminate, opportunities to sell your restricted Series C preferred securities in the future.

BBVA International Preferred issued restricted Series C preferred securities in a private placement exempt from the registration requirements of the Securities Act. Accordingly, you may not offer, sell or otherwise transfer your restricted Series C preferred securities except in compliance with the registration requirements of the Securities Act and any other applicable securities laws, or pursuant to an exemption from the securities laws, or in a transaction not subject to the securities laws. If you do not exchange your restricted Series C preferred securities for exchange Series C preferred securities in the exchange offer, or if you do not properly tender your restricted Series C preferred securities in the exchange offer, your restricted Series C preferred securities will continue to be subject to these transfer restrictions after completion of the exchange offer. In addition, after the completion of the exchange offer, you will no longer be able to obligate us to register the restricted Series C preferred securities under the Securities Act.

Exchange rate risks and exchange controls.

Payments made by the Issuer and the Guarantor will be in United States dollars. This presents certain risks relating to currency conversions if an investor’s financial activities are denominated principally in a currency or currency unit (the “Investor’s Currency”) other than the United States dollar. These include the risk that exchange rates may significantly change (including changes due to devaluation of the United States dollar or revaluation of the Investor’s Currency) and the risk that authorities with jurisdiction over the Investor’s Currency may impose or modify exchange controls. An appreciation in the value of the Investor’s Currency relative to the United States dollar would decrease (i) the Investor’s Currency-equivalent yield on the Series C preferred securities, (ii) the Investor’s Currency-equivalent value of the redemption monies payable on the Series C preferred securities and (iii) the Investor’s Currency-equivalent market value of the Series C preferred securities.

Government and monetary authorities may impose (as some have done in the past) exchange controls that could adversely affect an applicable exchange rate. As a result, investors may receive less than expected, or may receive nothing at all.

Interest rate risk.

Investment in the Series C preferred securities involves the risk that changes in market interest rates (prior to April 18, 2017) may adversely affect the value of the Series C preferred securities.

Credit ratings may not reflect all risks.

The Series C preferred securities have been assigned ratings of Aa3, A and A+ by Moody’s, Fitch and S&P, respectively.  The ratings may not reflect the potential impact of all risks related to structure, market, additional factors discussed above, and other factors that may affect the value of the Series C preferred securities. A credit rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn by the rating agency at any time.

Legal investment considerations may restrict certain investments.

The investment activities of certain investors may be subject to law or review or regulation by certain authorities. Each potential investor should determine for itself, on the basis of professional advice where appropriate, whether and to what extent (i) the Series C preferred securities are lawful investments for it, (ii) the Series C preferred securities can be used as collateral for various types of borrowing and (iii) other restrictions apply to its purchase or pledge of the Series C preferred securities. Financial institutions should consult their legal advisers or the appropriate regulators to determine the appropriate treatment of the Series C preferred securities under any applicable risk-based capital or similar rules.

USE OF PROCEEDS

The Issuer or Guarantor will not receive any cash proceeds from the issuance of the exchange Series C preferred securities pursuant to the exchange offer. The exchange Series C preferred securities will be exchanged for restricted Series C preferred securities as described in this prospectus upon receipt by the Issuer of restricted Series C preferred securities. The Issuer will cancel all of the restricted Series C preferred securities surrendered in exchange for the exchange Series C preferred securities. Accordingly, the issuance of the exchange Series C preferred securities will not generate any proceeds to the Issuer or the Guarantor.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

Please refer to Item 5 of our 2006 Form 20-F and to pages 21 to 38 of our June 30, 2007 Form 6-K.

BUSINESS

Please refer to Item 4 of our 2006 Form 20-F.

About the Issuer

The Issuer was incorporated on June 30, 2005 for an indefinite period of time as a limited liability company (sociedad anónima) under the laws of the Kingdom of Spain, with its registered office at Gran Vía, 1 Bilbao (telephone number: +34-91-537-6696). The Issuer is registered in Volume 4569, Book 0, Page BI-43064, Inscription 1 of the Mercantile Registry of Vizcaya (Registro Mercantil). The Issuer is a direct wholly-owned subsidiary of the Bank. The Issuer has no subsidiaries.

The Issuer issued its Series A Euro 550,000,000 Step-Up Fixed/Floating Rate Non-Cumulative Perpetual Guaranteed Preferred Securities of Euro 50,000 liquidation preference each on September 22, 2005, its Series B Euro 500,000,000 Step-Up Fixed/Floating Rate Non-Cumulative Perpetual Guaranteed Preferred Securities of Euro 50,000 liquidation preference each on September 20, 2006, its Series C $600,000,000 Non-Cumulative Guaranteed Preferred Securities of $1,000 liquidation preference each on April 18, 2007 and its Series D £400,000,000 Non-Step-Up Fixed/Floating Rate Non-Cumulative Perpetual Guaranteed Preferred Securities of £50,000 liquidation preference each on July 19, 2007. The authorised share capital of the Issuer is Euro 60,102 divided into 10,017 ordinary shares, each with a par value of Euro 6. The subscribed and fully paid up share capital is Euro 60,102.

The objectives of the Issuer are the issuance of preferred securities and/or other financial instruments including any type of debt instrument, for placement in domestic or international markets in accordance with the second additional section of Law 13/1985 of May 25 as provided in item 5 of the third additional section of Law 19/2003 of July 4, on the legal framework for capital transfers and business transactions with foreign countries and particular measures to prevent money laundering, as specified in Article 2 of the Issuer’s bylaws (estatutos).

The name and other position in the Group of each of the directors of the Issuer are set out below:

Name	Position	Other position in the Group
Pedro Ma Urresti Laca	Director/President	Deputy Chief Financial Officer of BBVA
Ana Fernández Manrique	Director	Director of Capital Management of BBVA
Francisco Javier Colomer Betoret	Director	Manager of BBVA
Juan Carlos García Pérez	Director	Manager of BBVA
Tomás Sánchez Zabala	Director	Manager of BBVA

On March 6, 2008 Francisco Javier Colomer Betoret was appointed to replace Carlos Jiménez Garcia (who continues to perform other functions for BBVA) on the Issuer’s board of directors.

The business address of each of the directors of the Issuer is Paseo de la Castellana, 81, 28046, Madrid, Spain.

There exists no potential conflicts of interest between (i) any duties owed to the Issuer by any director of the Issuer and (ii) the private interests and/or other duties of such directors.

The directors of the Issuer do not have any significant functions outside the Group.

As a Spanish company, the Issuer is subject to the Spanish Companies Act (Ley de Sociedadas Anónimas) and any applicable European regulations, which may include provisions relating to corporate governance which apply to all limited liability companies.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth BBVA’s consolidated ratio of earnings to fixed charges, using financial information compiled in accordance with (1) EU-IFRS required to be applied under the Bank of Spain’s Circular 4/2004, for the year ended December 31, 2007, 2006, 2005 and 2004, and (2) accounting principles generally accepted in Spain, or Spanish GAAP, for the year ended December 31, 2003:

	Year ended December 31,
	2007	2006	2005	2004	2003
EU-IFRS(1)
Ratio of earnings to combined fixed charges and preference dividends
Including interest on deposits	1.54	1.64	1.64	1.64	-
Excluding interest on deposits	2.06	2.27	2.27	2.30	-
Spanish GAAP(2)
Ratio of earnings to combined fixed charges and preference dividends
Including interest on deposits	-	-	-	-	1.58
Excluding interest on deposits	-	-	-	-	2.26

(1)	EU-IFRS required to be applied under the Bank of Spain’s Circular 4/2004.

(2)
For quantitative information regarding the adjustments required to reconcile BBVA’s Spanish GAAP financial information to EU-IFRS required to be applied under the Bank of Spain’s Circular 4/2004, see Appendix VI to BBVA’s consolidated financial statements prepared under IFRS, which are included in the 2006 Form 20-F.

CAPITALIZATION

The following table sets forth the capitalization and indebtedness of the Group on an unaudited consolidated basis in accordance with the EU-IFRS required to be applied under the Bank of Spain’s Circular 4/2004 as of January 31, 2008.  The exchange Series C preferred securities will be exchanged for restricted Series C preferred securities as described in this prospectus upon receipt by the Issuer of restricted Series C preferred securities. The Issuer will cancel all of the restricted Series C preferred securities surrendered in exchange for the exchange Series C preferred securities. Accordingly, the issuance of the exchange Series C preferred securities will not generate any proceeds to the Issuer or the Guarantor or affect our capitalization.

As of January 31, 2008
(millions of Euros)
Outstanding indebtedness
Short-term indebtedness	20,697
Long-term indebtedness(1)	78,968
Of which: preferred securities(2)	4,630
Total indebtedness	99,665

Stockholders’ equity
Ordinary shares, nominal value €0.49 each	1,837
Ordinary shares held by consolidated companies	(527)
Reserves	24,997
Dividends	(1,651)
Valuation adjustments	1,660
Net income attributed to the Group(3)	439
Total shareholders’ equity	26,753

Preferred shares	—
Minority interest	908

Total capitalization and indebtedness	127,327
____________
(1)	Includes all outstanding bonds, debentures and subordinated debt (including preferred secuities) as of January 31, 2008. 44% of the Group’s indebtedness was secured as of January 31, 2008.
(2)
Under the EU-IFRS required to be applied under the Bank of Spain’s Circular 4/2004, certain preferred securities, such as the exchange Series C preferred securities, are accounted for as subordinated debt. Nonetheless, for Bank of Spain regulatory capital purposes, such preferred securities are treated as Tier 1 capital instruments.

(3)	For the period from January 1, 2008 to January 31, 2008.

SELECTED CONSOLIDATED FINANCIAL INFORMATION

Please see “Prospectus Summary – Summary Consolidated Financial Data”.

RECENT DEVELOPMENTS

On February 5, 2008 BBVA's Board of Directors resolved to convene BBVA's annual general shareholders’ meeting. The meeting is convened to be held on first call on March 13, 2008 and on second call on March 14, 2008. Pursuant to the agenda for such meeting, BBVA's shareholders will consider resolutions relating to the annual financial statements, the number and term of members of the Board of Directors, composition of the Board of Directors, the possible issuance of additional fixed income securities, the possible issuance of convertible debt and/or exchangeable securities, the possible acquisition of treasury stock and the appointment of auditors.

On February 15, 2008 we furnished a report on Form 6-K to the SEC summarizing our business operations and financial condition as of and for the year ended December 31, 2007, which is incorporated herein by reference.

On March 5, 2008 we announced the sale of our 5.01% interest in the Brazilian bank, Banco Bradesco, S.A. (“Bradesco”), to Bradesco’s principal shareholder, Cidade de Deus Companhia Comercial de Participações y Fundação Bradesco, for an approximate market price of €976 million, with a resulting gain to us of approximately €740 million.

THE EXCHANGE OFFER

In a registration rights agreement dated April 18, 2007 entered into by and among the Issuer, the Guarantor and the initial purchaser of the restricted Series C preferred securities (the “Registration Rights Agreement”), the Issuer and the Guarantor agreed, for the benefit of the holders of the restricted Series C preferred securities, at the Issuer’s and Guarantor’s cost, to:

•
use the Issuer’s and the Guarantor’s reasonable best efforts to prepare and, as soon as practicable within 270 days following April 18, 2007, file with the SEC an exchange offer registration statement (the “Exchange Offer Registration Statement”) with respect to a proposed exchange offer and the issuance and delivery to the holders, in exchange for the restricted Series C preferred securities, of exchange Series C preferred securities having terms identical in all material respects to the restricted Series C preferred securities including the full, unconditional and irrevocable guarantee by the Guarantor, except that the exchange Series C preferred securities would not contain terms with respect to transfer restrictions and would not provide for liquidated damages under certain circumstances described in the Registration Rights Agreement;

•	use the Issuer’s and the Guarantor’s reasonable best efforts to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act within 360 days of April 18, 2007;

•	use the Issuer’s and the Guarantor’s reasonable best efforts to keep the Exchange Offer Registration Statement effective until the closing of the exchange offer; and

•	use the Issuer’s and the Guarantor’s reasonable best efforts to cause the exchange offer to be completed not later than 390 days following April 18, 2007.

The Registration Rights Agreement further provides that, if applicable interpretations of the staff of the SEC do not permit the Issuer and the Guarantor to effect the exchange offer, the Issuer and the Guarantor may elect to file with the SEC a shelf registration statement relating to resales of the restricted Series C preferred securities and solicit that such shelf registration be declared effective and to keep that shelf registration statement effective until the expiration of the time period referred to in Rule 144(k) under the Securities Act, or such shorter period that will terminate when all restricted Series C preferred securities covered by the shelf registration statement have been sold.

The Registration Rights Agreement also provides that, if a registration default, which means one of the following events, occurs: (i) the Exchange Offer Registration Statement is not declared effective on or prior to the 360th calendar day following April 18, 2007; or (ii) the exchange offer is not completed on or prior to the 405th calendar day following April 18, 2007 and a shelf registration statement with respect to the restricted Series C preferred securities is not declared effective on or prior to the 450th calendar day following April 18, 2007, liquidated damages shall be payable in respect of outstanding Series C preferred securities at the rate of (x) one-quarter of one percent (0.25%) per annum upon the occurrence of any registration default on or after the 360th calendar day following April 18, 2007 and (y) one-half of one percent (0.50%) per annum upon the occurrence of any registration default on or after the 405th calendar day following April 18, 2007; provided, however, that the maximum aggregate amount of such liquidated damages will in no event exceed one-half of one percent (0.50%) per annum in respect of all registration defaults occurring at any one time.  To the extent that liquidated damages have become payable due to the occurrence of one of the registration defaults, then immediately following (1) the consummation of the exchange offer, or (2) the effectiveness of a shelf registration, as the case may be (such event referred to in clauses (1) or (2) above, a “registration remedy”), then the accrual of liquidated damages with respect to that particular registration default will cease.  Upon the earlier of the implementation of all necessary registration remedies or the date on which the exchange Series C preferred securities are eligible for sale pursuant to Rule 144(k) under the Securities Act or any successor provision, the accrual of liquidated damages will cease.

If the shelf registration statement is declared effective but becomes unusable by the holders of registrable securities covered by such shelf registration statement (“shelf registrable securities”) for any reason, and the number of days in any consecutive 365 day period for which the shelf registration statement shall not be usable exceeds 60 days in the aggregate, then liquidated damages shall be payable in respect of outstanding restricted Series C preferred securities at the rate of one-half of one percent (0.50%) per annum beginning on the 61st such day that such shelf registration statement remains unusable; provided, however, that the maximum aggregate amount of such liquidated damages payable (inclusive of any liquidated damages that are payable in respect of registration defaults) will in no event exceed one-half of one percent (0.50%) per annum.  Upon the shelf registration statement once again becoming available for use, liquidated damages will cease to be payable.  Liquidated damages shall be computed based on the actual number of days elapsed in each period for which liquidated damages are payable.

This description of the Registration Rights Agreement is only a summary; you should refer to the Registration Rights Agreement for a complete description of our obligations and your rights. The Registration Rights Agreement is filed as an exhibit to the registration statement of which this prospectus is a part.  See “Where You Can Find More Information” for information about obtaining SEC filings. The Registration Rights Agreement is also available upon request made by writing or calling us at the address and phone number provided under “Prospectus Summary.”

The exchange offer is not being made to, nor will the Issuer accept tenders for exchange from, holders of restricted Series C preferred securities in any jurisdiction in which the exchange offer or acceptance of the exchange offer would violate the securities or blue sky laws of that jurisdiction.

London Stock Exchange Undertakings

The London Stock Exchange has been informed of the commencement of the exchange offer and notice of the commencement of the exchange offer will be published in the Financial Times, a leading English language daily newspaper of general circulation in the United Kingdom.  You may obtain documents relating to the exchange offer at the offices of the Tax Certification and Exchange Agent in London, Acupay System LLC, located at First Floor 28 Throgmorton Street, London EC2N 2AN.  We will notify the London Stock Exchange of the results of the exchange offer as soon as it has been completed and will simultaneously publish such notice in a leading English language daily newspaper of general circulation in the United Kingdom (which is expected to be the Financial Times).

Terms of the Exchange Offer; Period for Tendering Restricted Series C Preferred Securities

This prospectus contains the terms and conditions of the exchange offer. Upon the terms and subject to the conditions included in this prospectus, the Issuer will accept for exchange, restricted Series C preferred securities which are properly tendered on or prior to the Exchange Offer Expiry Date, unless you have previously withdrawn them.

•
When you tender to the Issuer restricted Series C preferred securities as provided below, including by causing the transmission of an Agent’s Message by DTC on your behalf to the Tax Certification and Exchange Agent, you will be deemed to represent and warrant to the Issuer that you have read and agree to all of the terms and conditions of the exchange offer, and the Issuer’s acceptance of the restricted Series C preferred securities will constitute a binding agreement between you and the Issuer upon the terms and subject to the conditions in this prospectus.

•
When you tender to the Issuer restricted Series C preferred securities as provided below, including by causing the transmission of an Agent’s Message by DTC on your behalf to the Tax Certification and Exchange Agent, you will be deemed to have consented to the amendment to the Registration Rights Agreement to provide for the listing of the exchange Series C preferred securities on the New York Stock Exchange as described below under “—The Consent Solicitation”.

•	For each restricted Series C preferred security surrendered to the Issuer in the exchange offer, the Issuer will give you one exchange Series C preferred security.

•
The Issuer will keep the exchange offer open for not less than 20 business days, or longer if required by applicable law, after the date that the Issuer first mails notice of the exchange offer to the holders of the restricted Series C preferred securities. Acupay, on behalf of the Issuer, is sending this prospectus on or about the date of this prospectus to DTC, to DTC participants holding the restricted Series C preferred securities as of that date and to all known holders of restricted Series C preferred securities as of that date.

•
The exchange offer expires at 5:00 p.m., New York City time, on April 14, 2008; provided, however, that the Issuer, in its sole discretion, may extend the period of time for which the exchange offer is open. The term “Exchange Offer Expiry Date” means 5:00 p.m., New York City time, on April 14, 2008 or, if extended by us, the latest time and date to which the exchange offer is extended.

•
As of the date of this prospectus, $600,000,000 in aggregate liquidation preference of the restricted Series C preferred securities were outstanding. The exchange offer is not conditioned upon any minimum liquidation preference amount of restricted Series C preferred securities being tendered.  However, the restricted Series C preferred securities must be tendered in minimum liquidation preference amounts of $1,000 or aggregate multiples thereof.

•
The Issuer’s obligation to accept restricted Series C preferred securities for exchange in the exchange offer is subject to the conditions described in the section called “Conditions to the Exchange Offer and Deemed Representations” below.

•
The Issuer expressly reserves the right, at any time, to extend the period of time during which the exchange offer is open, and thereby delay acceptance of any restricted Series C preferred securities, by giving oral or written notice of an extension to the Tax Certification and Exchange Agent and notice of that extension to the holders as described below. During any extension, all restricted Series C preferred securities previously tendered will remain subject to the exchange offer unless withdrawal rights are exercised. Any restricted Series C preferred securities not accepted for exchange for any reason will be returned without expense to the tendering holder as promptly as practicable after the expiration or termination of the exchange offer.

•
The Issuer expressly reserves the right to amend or terminate the exchange offer, and not to accept for exchange any restricted Series C preferred securities that the Issuer has not yet accepted for exchange, if any of the conditions of the exchange offer specified below under “Conditions to the Exchange Offer and Deemed Representations” are not satisfied.

•
The Tax Certification and Exchange Agent on behalf of the Issuer will give oral or written notice of any extension, amendment, termination or non-acceptance described above to holders of the restricted Series C preferred securities as promptly as practicable. If the Issuer extends the Exchange Offer Expiry Date, the Tax Certification and Exchange Agent on behalf of the Issuer will give notice by means of a press release or other public announcement no later than 9:00 a.m., New York City time, on the business day after the previously scheduled Exchange Offer Expiry Date. Without limiting the manner in which we may choose to make any public announcement and subject to applicable law, we will have no obligation to publish, advertise or otherwise communicate any public announcement other than by issuing a release to the Dow Jones News Service.

•	Holders of restricted Series C preferred securities do not have any appraisal or dissenters’ rights in connection with the exchange offer.

•
Restricted Series C preferred securities which are not tendered for exchange or are tendered but not accepted in connection with the exchange offer will remain outstanding, but will be subject to transfer restrictions and will not be entitled to any further registration rights under the Registration Rights Agreement.

•	The Issuer intends to conduct the exchange offer in accordance with the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC thereunder.

•
By tendering to the Issuer restricted Series C preferred securities, including causing the transmission of an Agent’s Message by DTC on your behalf to the Tax Certification and Exchange Agent, you will be making the representations described below to the Issuer. See “—Resale of the Exchange Series C Preferred Securities.”

Important rules concerning the exchange offer

You should note that:

•
All questions as to the validity, form, eligibility, time of receipt and acceptance of restricted Series C preferred securities tendered for exchange will be determined by the Issuer in its sole discretion, which determination shall be final and binding.

•
The Issuer reserves the absolute right to reject any and all tenders of any particular restricted Series C preferred securities not properly tendered or to not accept any particular restricted Series C preferred securities which acceptance might, in the Issuer’s judgment or the judgment of the Issuer’s counsel, be unlawful.

The Issuer also reserves the absolute right to waive any defects or irregularities or conditions of the exchange offer as to any particular restricted Series C preferred securities either before or after the Exchange Offer Expiry Date, including the right to waive the ineligibility of any holder who seeks to tender restricted Series C preferred securities in the exchange offer. Unless the Issuer agrees to waive any defect or irregularity in connection with the tender of restricted Series C preferred securities for exchange, you must cure any defect or irregularity within any reasonable period of time as we shall determine.

The Issuer’s interpretation of the terms and conditions of the exchange offer as to any particular restricted Series C preferred securities either before or after the Exchange Offer Expiry Date shall be final and binding on all parties.

Neither the Issuer, the Tax Certification and Exchange Agent nor any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of restricted Series C preferred securities for exchange, nor shall any of them incur any liability for failure to give any notification.

The Consent Solicitation

Under the Registration Rights Agreement, we have agreed to use our reasonable best efforts to list the exchange Series C preferred securities on the London Stock Exchange.  However, concurrent with the exchange offer we are soliciting your consent to amend the Registration Rights Agreement to provide for the listing of the exchange Series C preferred securities on the New York Stock Exchange.  We believe listing the exchange Series C preferred securities on the New York Stock Exchange will be advantageous to holders of the securities in the United States.  Any amendment, modification, supplement, waiver, consent or departure from the provisions of the Registration Rights Agreement can not be made without the written consent of holders of at least a majority of the outstanding Series C preferred securities.  By tendering your restricted Series C preferred securities pursuant to the exchange offer, you will be deemed to have consented to the amendment to the relevant text of the Registration Rights Agreement as follows (deleted text has been struck through and additional text is underlined):

2.6 ~~London Stock Exchange~~Stock Exchange Undertakings. The Company and the Guarantor shall, for the benefit of the Holders, use its reasonable best efforts to (A) file an application to list the Exchange Securities and the Shelf Registrable Securities, if any, on the ~~London Stock Exchange~~New York Stock Exchange; (B) inform the London Stock Exchange and cause notice to be published in a leading English language daily newspaper with circulation in the United Kingdom (which is expected to be the Financial Times) prior to commencing the Exchange Offer and/or upon the filing of Shelf Registration; (C) to the extent required by applicable regulation, provide to the London Stock Exchange and the New York Stock Exchange documents relating to the Exchange Offer or Shelf Registration and consummate the exchange at the office of the Bank of New York (or any successor thereto if applicable) the listing, paying and transfer agent in London and (D) notify the London Stock Exchange and the New York Stock Exchange of the results of the Exchange Offer or the Shelf Registration, including any increase in the rate of distributions, and to cause such notice to be published in a leading English language daily newspaper with circulation in the United Kingdom and the United States (which is expected to be the Financial Times).

Procedures for Tendering Restricted Series C Preferred Securities

The Tax Certification and Exchange Agent will, on behalf of the Issuer, accept an Automated Tender Offer Program (“ATOP”) agreement with DTC, and will arrange with DTC for ATOP to be utilized for purposes of the exchange offer promptly after the date of this prospectus. If you, as the holder of restricted Series C preferred securities, wish to tender your restricted Series C preferred securities for exchange in the exchange offer, you must instruct your bank or broker to further instruct the DTC participant through which your restricted Series C preferred securities are held, to tender your restricted Series C preferred securities for exchange through DTC’s ATOP by 5:00 p.m., New York City time, on April 14, 2008, which is the Exchange Offer Expiry Date. You may be asked to complete and send a Customer Instructions Form, a copy of which you will receive from the Tax Certification and Exchange Agent along with this prospectus, instead of providing verbal instructions to tender for exchange, so please check with your broker or account executive in advance of the Exchange Offer Deadline to determine the preferred procedure. When you tender to the Issuer restricted Series C preferred securities, including the transmission of an Agent’s Message by DTC on your behalf to the Tax Certification and Exchange Agent, you will be deemed to represent and warrant to the Issuer that you have read and agree to all of the terms and conditions of the exchange offer, and the Issuer’s acceptance of the restricted Series C preferred securities will constitute a binding agreement between you and the Issuer upon the terms and subject to the conditions in this prospectus.

By tendering your restricted Series C preferred securities as described above, you will be deemed to have consented to the amendment to the Registration Rights Agreement to provide for the listing of the exchange Series C preferred securities on the New York Stock Exchange.

The custodial entity holding your restricted Series C preferred securities may prescribe a deadline which is different than ours, so please check with such entity to ensure that they receive your instructions to tender for exchange in time to transmit them through DTC and to the Tax Certification and Exchange Agent for receipt before the Exchange Offer Expiry Date.

In order to avoid the 18% withholding tax required by Spanish tax law, the DTC participant through which your restricted Series C preferred securities are held must also submit your Beneficial Owner identity and residence information required by Spanish tax law and set forth in Annex B (the “Beneficial Owner Exchange Information”) in respect of any income that may be imputed to you as a Beneficial Owner restricted Series C preferred securities in connection with the exchange of restricted Series C preferred securities for exchange Series C preferred securities.

FOR FURTHER INFORMATION ON THE PROCEDURES FOR TAX RELIEF AT SOURCE AND FOR EXCHANGES OF RESTRICTED PREFERRED SECURITIES, SEE ARTICLE II OF ANNEX A TO THIS PROSPECTUS.

Acceptance of Restricted Series C Preferred Securities for Exchange; Delivery of Exchange Series C Preferred Securities; Exchange Settlement

On the Exchange Offer Expiry Date, the Issuer will announce the number of exchange offers accepted through notice to Acupay, the Paying Agent and DTC.

Once all of the conditions to the exchange offer are satisfied or waived, the Issuer will accept, promptly after the Exchange Offer Expiry Date, all restricted Series C preferred securities properly tendered and will issue the exchange Series C preferred securities promptly after acceptance of the restricted Series C preferred securities. See “Conditions to the Exchange Offer and Deemed Representations” below. For purposes of the exchange offer, the Issuer’s giving of oral or written notice of its acceptance to the Tax Certification and Exchange Agent will be considered our acceptance of the exchange offer.

In all cases, the Issuer will issue exchange Series C preferred securities in exchange for restricted Series C preferred securities that are accepted for exchange only after timely receipt by the Tax Certification and Exchange Agent of an Agent’s Message, a message transmitted by DTC and received by the Tax Certification and Exchange Agent, which states that DTC has received an express acknowledgment from a participant in DTC tendering restricted Series C preferred securities, that such participant has received this prospectus and agrees to be bound by the terms of the exchange offer set forth herein and that the Issuer may enforce such agreement against such participant.  Delivery of the Agent’s Message set forth herein by DTC will satisfy the terms of the exchange offer as to the tender of the restricted Series C preferred securities held by the participant identified in the Agent’s Message.

If the Issuer does not accept any tendered restricted Series C preferred securities for any reason included in the terms and conditions of the exchange offer, the Issuer will release any unaccepted or non-exchanged restricted Series C preferred securities without expense to the tendering holder by release of such non-exchanged restricted Series C preferred securities in the account in which they are maintained with DTC as promptly as practicable after the expiration or termination of the exchange offer.

On or prior to the Exchange Settlement Date, the Issuer will transmit (i) to the Paying Agent an exchange Series C preferred security for authentication and (ii) to DTC (or the Paying Agent as custodian for DTC) such exchange Series C preferred security, registered in the name of DTC’s nominee, Cede & Co. for delivery in book-entry form to the relevant Beneficial Owners of the restricted Series C preferred securities. The exchange of restricted Series C preferred securities for exchange Series C preferred securities shall be irrevocable and the exchange Series C preferred securities may not be converted to restricted Series C preferred securities.  The terms of the exchange Series C preferred securities shall be binding upon any subsequent holder of such exchange Series C preferred securities.

By 3:00 p.m. New York City time on the Exchange Settlement Date, DTC shall confirm to Acupay the delivery to each relevant DTC participant of the relevant quantity of exchange Series C preferred securities, as adjusted for any Exchange Withholding Tax Sale (as defined below) procedures necessary in accordance with paragraph E.2 of Article II of Annex A, in exchange for a comparable quantity of restricted Series C preferred securities.  Notice of the consummation of such exchange operations shall be promptly communicated to the Issuer and the Paying Agent via the Acupay System.

Exchange Withholding Tax

In the event that the amount of Spanish withholding tax to be collected from a DTC participant pursuant to the exchange of restricted Series C preferred securities for exchange Series C preferred securities, as calculated in accordance with paragraph B.3 of Article II of Annex A, does not exceed the amount of cash distribution income payable to such DTC participant on the Distribution Payment Date immediately succeeding the Exchange Settlement Date (after any necessary withholding with respect to such cash payment is made on such Distribution Payment Date), the Issuer will instruct the Paying Agent to, and the Paying Agent will, deduct the amount of cash necessary to satisfy such Spanish withholding tax liability from such cash distribution on such immediately succeeding Distribution Payment Date. Any amounts so deducted by the Paying Agent to satisfy the relevant DTC participant’s withholding tax liability will be promptly transmitted to the Issuer, and Acupay will promptly confirm any such deduction to the relevant DTC participant.

In the event that the amount of Spanish withholding tax to be collected from a DTC participant pursuant to the exchange of restricted Series C preferred securities for exchange Series C preferred securities, as calculated in accordance with paragraph B.3 of Article II of Annex A, exceeds the cash distribution income payable to such DTC participant on the Distribution Payment Date immediately succeeding the Exchange Settlement Date (after any necessary withholding with respect to such cash payment is made on such Distribution Payment Date), the Issuer will (i) instruct the Paying Agent to withhold from delivery on the Exchange Settlement Date and (ii) sell or arrange for the sale in the secondary market of an appropriate quantity of exchange Series C preferred securities, based on the valuations received by the Issuer (or Acupay on its behalf) on the Exchange Offer Expiry Date, as may be necessary to provide cash in sufficient amounts to meet such DTC participant’s withholding tax liability with respect to the exchange of restricted Series C preferred securities to exchange Series C preferred securities (the “Exchange Withholding Tax Sale”). The Issuer’s determination of the number of exchange Series C preferred securities that may be withheld from delivery and offered for sale to satisfy relevant DTC participant’s withholding tax liability (including the withholding from delivery of such number of exchange Series C preferred securities as may be deemed necessary, in the sole opinion of the Issuer, to provide a suitable margin to secure the results of the Exchange Withholding Tax Sale) will be binding on all parties. Any amounts received from the Exchange Withholding Tax Sale necessary to satisfy the relevant DTC participant’s withholding tax liability will be promptly transmitted to the Issuer.

Upon the completion of the Exchange Withholding Tax Sale, the Issuer will promptly transmit to the Paying Agent, and direct (in writing) the Paying Agent to remit to the relevant DTC participant, (i) any excess cash proceeds, net of selling agent’s fees and expenses, from the Exchange Withholding Tax Sale (via Fed-Wire), (ii) any exchange Series C preferred securities that were previously withheld but remain unsold as part of the Exchange Withholding Tax Sale (via free delivery through DTC) and (iii) a letter confirming the details of the Exchange Withholding Tax Sale and the related calculation of the amounts so remitted.

It is expected that the foregoing procedures in relation to Exchange Withholding Tax Sales will be completed by the tenth New York Business Day following the Exchange Settlement Date.

As of the date of this prospectus, the imputed income for Spanish tax purposes that would arise were this Exchange Offer to expire on the date hereof would be US$0.00 per US$1,000,000 liquidation preference amount of preferred securities exchanged.

Withdrawal Rights

You can withdraw your tender of restricted Series C preferred securities at any time on or prior to the exchange offer expiration date.

For a withdrawal to be effective, a withdrawal request must be received by the Tax Certification and Exchange Agent through the facilities of DTC by the Exchange Offer Deadline. Any withdrawal request must be submitted to the Tax Certification and Exchange Agent through DTC and must specify:

•	the quantity of the restricted Series C preferred securities to be withdrawn; and

•	the name and number of the account at DTC to be credited with the withdrawn restricted Series C preferred securities and otherwise comply with the procedures of that facility.

If you withdraw your restricted Series C preferred securities, you must instruct the DTC participant through which your restricted Series C preferred securities are held to adjust your Beneficial Owner Exchange Information via Acupay accordingly in order to avoid any misalignment between your DTC participant Exchange Instructions and your Beneficial Owner Exchange Information which could result in your being paid net of Spanish withholding taxes.

Please note that all questions as to the validity, form, eligibility and time of receipt of withdrawal requests will be determined by the Issuer, and the Issuer’s determination shall be final and binding on all parties. Any restricted Series C preferred securities so withdrawn will be considered not to have been validly tendered for exchange for purposes of the exchange offer.

If you have properly withdrawn restricted Series C preferred securities and wish to re-tender them, you may do so by following the procedures described under “Procedures for Tendering Restricted Series C Preferred Securities” above at any time on or prior to the exchange offer expiration date.

Conditions to the Exchange Offer and Deemed Representations

Notwithstanding any other provisions of the exchange offer, the Issuer will not be required to accept for exchange, or to issue exchange Series C preferred securities in exchange for, any restricted Series C preferred securities and may terminate or amend the exchange offer, if at any time before the acceptance of restricted Series C preferred securities for exchange or the exchange of the exchange Series C preferred securities for restricted Series C preferred securities, that acceptance or issuance would violate applicable law or any interpretation of the staff of the SEC.

That condition is for the Issuer’s sole benefit and may be asserted by the Issuer regardless of the circumstances giving rise to that condition. The Issuer’s failure at any time to exercise the foregoing rights shall not be considered a waiver by the Issuer of that right. The Issuer’s rights described in the prior paragraph are ongoing rights which the Issuer may assert at any time and from time to time.

In addition, the Issuer will not accept for exchange any restricted Series C preferred securities tendered, and no exchange Series C preferred securities will be issued in exchange for any restricted Series C preferred securities, if at that time any stop order shall be threatened or in effect with respect to the exchange offer to which this prospectus relates.

Any DTC participant tendering restricted Series C preferred securities shall be deemed to represent and warrant that it has full power and authority to tender, exchange, sell, assign and transfer the restricted Series C preferred securities so tendered and that, when the same are accepted for exchange, we will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances, and that the restricted Series C preferred securities so tendered are not subject to any adverse claims or proxies. The tendering participant will, upon request, execute and deliver any additional documents deemed by us or the Tax Certification and Exchange Agent to be necessary or desirable to complete the exchange, assignment and transfer of the restricted Series C preferred securities tendered hereby, and the tendering participant will comply with its obligations, if any, under the Registration Rights Agreement. The tendering participant has read and agrees to all of the terms of the exchange offer.

Any obligation of the tendering participant hereunder shall be binding upon the trustees in bankruptcy, legal representatives successors and assigns of the tendering participant. Except as stated in this prospectus, this tender is irrevocable.

In addition, by tendering to the Issuer restricted Series C preferred securities as provided herein, including by causing transmission of an Agent’s Message by DTC on your behalf to the Tax Certification and Exchange Agent, you will be deemed to have consented to the amendment to the Registration Rights Agreement to provide for the listing of the exchange Series C preferred securities on the New York Stock Exchange as described above under “—The Consent Solicitation”.

For additional representations deemed to be made in connection with any tender, see “Conditions of the Exchange Series C Preferred Securities.”

Tax Certification and Exchange Agent

Acupay has been appointed as the Tax Certification and Exchange Agent for the exchange offer. Questions and requests for assistance, requests for additional copies of this prospectus or of the Customer Instructions Form should be directed to Acupay via telephone or email to the addresses indicated below.

Via email: info@acupay.com

By post, telephone or fax:

IN LONDON:	IN NEW YORK:
Acupay System LLC Attention: Maria Mercedes First Floor 28 Throgmorton Street London EC2N 2AN United Kingdom Tel. 44-(0)-207-382-0340 Fax. 44-(0)-207-256-7571	Acupay System LLC Attention: Rosa Lopez 30 Broad Street – 46th Floor New York, N.Y. 10004 USA Tel. 1-212-422-1222 Fax. 1-212-422-0790

Fees and Expenses

The principal solicitation relating to the exchange offer is being made by e-mail and mail; however, additional solicitation may be made by telegraph, telephone or in person by our officers, regular employees and affiliates. The Issuer will not pay any additional compensation to any of the Issuer’s officers and employees who engage in soliciting tenders. The Issuer will not make any payment to brokers, dealers, or others soliciting acceptances of the exchange offer. However, the Issuer will pay the Tax Certification and Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection with the exchange offer.

The estimated cash expenses to be incurred in connection with the exchange offer, including legal, accounting, SEC filing, printing and Tax Certification and Exchange Agent expenses, will be paid by us and are estimated to be approximately U.S.$500,000 in the aggregate.

Resale of the Exchange Series C Preferred Securities

Under existing interpretations of the staff of the SEC contained in several no-action letters to third parties, the exchange Series C preferred securities would in general be freely transferable after the exchange offer without further registration under the Securities Act. The relevant no-action letters include the Exxon Capital Holdings Corporation letter, which was made available by the SEC on May 13, 1988, and the Morgan Stanley & Co. Incorporated letter, made available on June 5, 1991.

However, any purchaser of restricted Series C preferred securities who is an “affiliate” of the Issuer or the Guarantor or who intends to participate in the exchange offer for the purpose of distributing the exchange Series C preferred securities:

(1)     will not be able to rely on the interpretation of the staff of the SEC;

(2)     will not be able to tender its restricted Series C preferred securities in the exchange offer; and

(3)     must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the Series C preferred securities unless that sale or transfer is made using an exemption from those requirements.

By tendering to the Issuer restricted Series C preferred securities, including the transmission of an Agent’s Message by DTC on your behalf to the Tax Certification and Exchange Agent, each holder of the restricted Series C preferred securities will represent that:

(1)     it is not an “affiliate” of Issuer or the Guarantor;

(2)     any exchange Series C preferred securities to be received by it were acquired in the ordinary course of its business; and

(3)     it has no arrangement or understanding with any person to participate, and is not engaged in and does not intend to engage, in the “distribution,” within the meaning of the Securities Act, of the exchange Series C preferred securities.

In addition, in connection with any resales of exchange Series C preferred securities, any broker-dealer participating in the exchange offer who acquired Series C preferred securities for its own account as a result of market-making or other trading activities must deliver a prospectus meeting the requirements of the Securities Act. The SEC has taken the position in the Shearman & Sterling no-action letter, which it made available on July 2, 1993, that participating broker-dealers may fulfill their prospectus delivery requirements with respect to the exchange Series C preferred securities, other than a resale of an unsold allotment from the original sale of the restricted Series C preferred securities, with the prospectus contained in the exchange offer registration statement. Under the Registration Rights Agreement, we are required to allow participating broker-dealers and other persons, if any, subject to similar prospectus delivery requirements to use this prospectus as it may be amended or supplemented from time to time, in connection with the resale of exchange Series C preferred securities.

MANAGEMENT

Please refer to Item 6 of our 2006 Form 20-F.

CONDITIONS OF THE EXCHANGE SERIES C PREFERRED SECURITIES

The following describes the conditions of the exchange Series C preferred securities. The description set forth below does not purport to be complete and is subject to, and qualified in its entirety by reference to a public deed of issuance dated April 13, 2007 and the resolutions adopted by the shareholders and the board of directors of the Issuer establishing the Series C preferred securities.  As used herein, the “Bank” refers to Banco Bilbao Vizcaya Argentaria, S.A. A summary of certain terms and provisions of the Guarantee of the exchange Series C preferred securities by the Bank is set forth later in this prospectus under the heading “Description of the Amended and Restated Guarantee.”

1.    Definitions

For the purposes of the exchange Series C preferred securities, the following expressions shall have the following meanings:

“Agency Agreement” means the Registrar and Transfer and Paying Agency and Calculation Agency Agreement dated April 18, 2007 relating to the Series C preferred securities;

“Agents” means the Paying Agent and the Calculation Agent, each appointed in accordance with the Agency Agreement;

“Calculation Agent” means The Bank of New York and includes any successor calculation agent appointed in accordance with the Agency Agreement;

“Calculation Date” means the third New York Business Day prior to the Special Redemption Date;

“Designated LIBOR Page” means the Reuters reference “LIBOR01”, or any successor page, on Reuters, or any successor service (or any such other service or services as may be nominated by the British Bankers’ Association for the purposes of displaying London interbank offered rates for US dollar deposits);

“Distributions” means the non-cumulative cash distributions determined in accordance with paragraph 2 below;

“Distribution Payment Date” means each Fixed Rate Distribution Payment Date (defined below in paragraph 2.1) and each Floating Rate Distribution Payment Date (defined below in paragraph 2.2);

“Distribution Period” means the period from and including one Fixed Rate Distribution Payment Date or Floating Rate Distribution Payment Date (as the case may be) to but excluding the next Fixed Rate Distribution Payment Date or Floating Rate Distribution Payment Date (as the case may be);

“Distributable Profits” means, in respect of any Fiscal Year of the Bank, the lesser of the net profit (calculated in accordance with the Bank of Spain’s calculation standards), of (i) the Bank or (ii) the Group, in each case, as reflected in the reserved financial statements of the Bank and the Group, respectively, submitted to the Bank of Spain in compliance with regulations applicable from time to time to financial institutions relating to their obligation to file such financial statements.  Such applicable regulations are currently set out in Circular 4/2004, December 22, 2004, on Public and Restricted Financial Reporting Standards and Model Financial Statements. In the event that on any Distribution Payment Date, the reserved financial statements of the Bank and/or the Group, respectively, referred to above have not been submitted to the Bank of Spain, the Distributable Profits shall be the lesser of the net profit (calculated in accordance with the Bank of Spain’s calculation standards), of (i) the Bank or (ii) the Group, in each case determined by reference to the latest reserved financial statements of the Bank and the Group, respectively, submitted to the Bank of Spain. In all cases, the net profit shown in the reserved financial statements of the Bank and the Group, respectively, shall be audited figures and if the net profit figure contained in such reserved financial statements is different from that contained in the published annual financial statements of the Group, prepared in accordance with Circular 4/2004, December 22, 2004, on Public and Restricted Financial Reporting Standards and Model Financial Statements, the amount of, and reason for, such difference shall be highlighted by the Bank in the relevant annual report prepared by it containing such published annual financial statements of the Group;

The reserved financial statements of the Bank and the Group, respectively, are prepared for, and delivered to, the Bank of Spain purely for supervisory reasons as required under applicable Spanish law.

“DTC” means the Depository Trust Company;

“exchange Series C preferred securities” means the Series C $600,000,000 Fixed/Floating Rate Non-Cumulative Guaranteed Preferred Securities issued by the Issuer pursuant to the Exchange Offer;

“Fiscal Year” means the accounting year of the Issuer or the Bank, as the case may be, as set out in its by-laws;

“Fixed Rate Special Redemption Price” means the greater of (i) the Liquidation Preference of $1,000 per Series C preferred security plus accrued and unpaid Distributions for the then-current Distribution Period to the date fixed for redemption and (ii) the Fixed Rate Make Whole Amount;

“Fixed Rate Make Whole Amount” means the amount equal to the sum of the present value of the Liquidation Preference of $1,000 per Series C preferred security, together with the present values of the scheduled non-cumulative Distribution payments per Series C preferred security from the Special Redemption Date to the Reset Date (both inclusive), in each case, discounted back to the Special Redemption Date on a semi-annual compounded basis at the adjusted U.S. Treasury Rate plus 0.75%;

“Floating Rate Special Redemption Price” means the greater of (i) the Liquidation Preference of $1,000 per Series C preferred security plus accrued and unpaid Distributions for the then-current Distribution Period to the date fixed for redemption and (ii) the Floating Rate Make Whole Amount.

“Floating Rate Make Whole Amount” means the amount equal to the sum of the present value of the Liquidation Preference of $1,000 per Series C preferred security, together with the present values of the scheduled non-cumulative distribution payments per Preference Share from the Special Redemption Date to the next optional redemption date (both inclusive), in each case, discounted back to the Special Redemption Date on a quarterly compounded basis at the Three Month $LIBOR rate for the Distribution Period immediately preceding the Special Redemption Date.

“General Meeting” means the general meeting of holders of preferred securities (participaciones preferentes) of the Issuer (including holders of the Series C preferred securities) convened in accordance with the Regulations;

“Group” means the Bank together with its consolidated Subsidiaries;

“Guarantee” means the amended and restated guarantee dated January 14, 2008 and given by the Bank in respect of the Issuer’s obligations under the Series C preferred securities for the benefit of holders of Series C preferred securities;

“Liquidation Distribution” means, subject to the limitation set out under paragraphs 2.5 and 2.8, the Liquidation Preference per Series C preferred security plus, if applicable, pursuant to paragraphs 2.5 and 2.8 below, an amount equal to accrued and unpaid Distributions for the then current Distribution Period to the date of payment of the Liquidation Distribution;

“Liquidation Preference” means $1,000 per Series C preferred security;

“Offering Circular” means the offering circular dated April 11, 2007 relating to the Series C preferred securities;

“Parity Securities” means (as the case may be) any preferred securities (participaciones preferentes) issued under Law 13/1985 of May 25 from time to time by the Bank, the Issuer, or by any other Subsidiary which is guaranteed by the Bank or any preferential participations, preferential shares or preference shares (acciones preferentes) issued prior to April 18, 2007 by any other Subsidiary incorporated outside The Kingdom of Spain and which are guaranteed by the Bank;

“Paying Agent” means The Bank of New York (or any successor Paying Agent appointed by the Issuer from time to time in accordance with the Agency Agreement, and notice of whose appointment is published in the manner specified in paragraph 8 below);

“Payment Business Day” means a day on which banks in New York and London are open for presentation and payment of bearer securities and for foreign exchange dealings;

“Prospectus” means the prospectus relating to the exchange Series C preferred securities as filed with the Bank’s registration statement on Form F-4 on January 14, 2008, as it may be amended from time to time.

“Redemption Price” means the Liquidation Preference plus accrued and unpaid Distributions for the then current Distribution Period to the date fixed for redemption per Series C preferred security;

“Reference Banks” means any four major banks in the London interbank market selected by the Calculation Agent, with the agreement of the Bank;

“Reset Date” means the Distribution Payment Date falling on April 18, 2017.

“Special Redemption Amount” means an amount payable in respect of each Series C preferred security, which shall be (a) if the Special Redemption Date falls before the Reset Date, the Fixed Rate Special Redemption Price and (b) otherwise, the Floating Rate Special Redemption Price;

“Subsidiary” means any entity over which the Bank may have, directly or indirectly, control in accordance with Article 4 of the Securities Market Act (Ley del Mercado de Valores);

“Syndicate” means the syndicate of all holders of preferred securities (participaciones preferentes) of the Issuer (including holders of the Series C preferred securities);

“Tax Certification Agent” means Acupay System LLC or any successor tax certification agent appointed by the Issuer and the Bank pursuant to the Terms of the Tax Certification and Exchange Processing Agency Agreement; and

“Tax Certification and Exchange Processing Agency Agreement” means the tax certification and exchange processing agency agreement dated April 18, 2007 relating to the Series C preferred securities.

2.    Distributions

2.1   Subject to paragraphs 2.5 and 2.8, the exchange Series C preferred securities bear Distributions from (and including) April 18, 2008 to (but excluding) April 18, 2017 at the rate of 5.919% per annum of the Liquidation Preference (the “Fixed Distribution Rate”) payable semi-annually in arrears on April 18th and October 18th in each year falling on or before April 18, 2017 (each, a “Fixed Rate Distribution Payment Date”).

The Distribution payable in respect of any Fixed Rate Distribution Period (including any Distribution in respect of a period other than a Fixed Rate Distribution Period payable on any date prior to the Reset Date) will be calculated by the Calculation Agent by applying the Fixed Distribution Rate to the Liquidation Preference in respect of each Series C preferred security, multiplying the product by the Day Count Fraction (Fixed) and rounding the resulting figure to the nearest cent (half a cent being rounded upwards). For this purpose, “Day Count Fraction (Fixed)” means, in respect of any period prior to the Reset Date, the number of days in the relevant period computed on the basis of twelve 30-day months and a 360-day year. Each period from and including one Fixed Rate Distribution Payment Date to but excluding the next Fixed Rate Distribution Payment Date is a “Fixed Rate Distribution Period”. If any Fixed Rate Distribution Payment Date would otherwise fall on a date which is not a Payment Business Day, payment will be postponed to the next Payment Business Day and the holder shall not be entitled to any further interest or other payment in respect of any such delay.

2.2   Subject to paragraphs 2.5 and 2.8, the Series C preferred securities bear Distributions from (and including) the Reset Date, payable quarterly on January 18th, April 18th, July 18th and October 18th in each year falling after the Reset Date (each, a “Floating Rate Distribution Payment Date”); provided, however, that if any Floating Rate Distribution Payment Date would otherwise fall on a date which is not a Payment Business Day, it will be postponed to the next Payment Business Day unless it would thereby fall into the next calendar month, in which case it will be brought back to the preceding Payment Business Day. Each period beginning on (and including) a Floating Rate Distribution Payment Date (or, in the case of the first period, the Reset Date) to (but excluding) the next Floating Rate Distribution Payment Date is a “Floating Rate Distribution Period”.

The rate of Distributions applicable to the Series C preferred securities (the “Floating Distribution Rate”) for each Floating Rate Distribution Period will be determined by the Calculation Agent by applying the rate equal to Three Month $LIBOR plus 0.82% per year to the Liquidation Preference in respect of each Series C preferred security multiplying the product by the Day Count Fraction (Floating) and rounding the resulting figure to the nearest cent (half a cent being rounded upwards), but in no event will such Distributions, if declared, be payable at a rate of less than 5.919% per annum. For this purpose, “Day Count Fraction (Floating)” means the actual number of days in the period from and including the date from which the relevant Distribution begins to accrue for the relevant Floating Rate Distribution Period to but excluding the date on which it falls due, divided by 360.

Distributions on each Series C preferred security will be paid only to the person in whose name such Series C preferred security was registered at the close of business on the 15th calendar day prior to the applicable Distribution Payment Date (each such date, a “Record Date”). Notwithstanding the Record Date established in the terms of the exchange Series C preferred securities, we have been advised by DTC that through its accounting and payment procedures it will, in accordance with its customary procedures, credit Distributions received by DTC on any Distribution Payment Date based on DTC participant holdings of the exchange Series C preferred securities on the close of business on the New York Business Day immediately preceding each such Distribution Payment Date.

2.3  For the purpose of calculating the Floating Distribution Rate, “Three Month $LIBOR” with respect to each Distribution Period shall be the rate (expressed as a percentage per annum) for deposits in United States dollars for a three-month period beginning on the first day of that Floating Rate Distribution Period that appears on the Designated LIBOR page as of 11:00 a.m., London time, on the Determination Date (as defined below). If the Designated LIBOR page does not include the applicable rate or is unavailable on the Determination Date, the Calculation Agent will request the principal London office of each of four major banks in the London interbank market, as selected by the Calculation Agent, to provide that bank’s offered quotation (expressed as a percentage per annum) as of approximately 11:00 a.m., London time, on the Determination Date to prime banks in the London interbank market for deposits in a Representative Amount (as defined below) in United States dollars for a three-month period beginning on the first day of that Distribution Period. If at least two offered quotations are so provided, Three Month $LIBOR for the Distribution Period will be the arithmetic mean of those quotations. If fewer than two quotations are so provided, the Calculation Agent will request each of three major banks in New York City, as selected by the Calculation Agent, to provide that bank’s rate (expressed as a percentage per annum), as of approximately 11:00 a.m., New York City time, on the Determination Date for loans in a Representative Amount in United States dollars to leading European banks for a three-month period beginning on the first day of that Distribution Period. If at least two rates are so provided, Three Month $LIBOR for that Floating Rate Distribution Period will be the arithmetic mean of those quotations. If fewer than two quotations are so provided, the Three Month $LIBOR for that Floating Rate Distribution Period will be Three Month $LIBOR in effect with respect to the immediately preceding Floating Rate Distribution Period.

“Determination Date” with respect to any Floating Rate Distribution Period will be the second London Banking Day preceding the first day of that Floating Rate Distribution Period. “London Banking Day” is any day in which dealings in United States dollars are transacted or, with respect to any future date, are expected to be transacted in the London interbank market.

“Representative Amount” means a principal amount that is representative for a single transaction in the relevant market at the relevant time.

The Calculation Agent shall, as soon as practicable after 11:00 am (London time) on each day on which the Floating Distribution Rate is calculated, determine, subject as provided in paragraph 2.5 below, the Distribution payable on each Series C preferred security for the relevant Floating Rate Distribution Period.

The Calculation Agent shall cause the Floating Distribution Rate and the Distribution payable, subject as provided in paragraphs 2.5 and 2.8 below, for each Floating Rate Distribution Period and the relative Floating Rate Distribution Payment Date to be notified to the Issuer, the Bank, the Paying Agent, the Tax Certification Agent, the New York Stock Exchange for so long as any Series C preferred security is admitted to such exchange and, for so long as any Series C preferred security is admitted to the official list maintained by the Financial Services Authority in its capacity as competent authority under the Financial Services and Markets Act 2000 (the “UK Listing Authority”) and is admitted to trading on the London Stock Exchange plc’s Gilt-Edged and Fixed Interest Market, the London Stock Exchange plc as soon as possible after their determination but in no event later than the first day of the relevant period. The Floating Distribution Rate and Floating Rate Distribution Payment Date may subsequently be amended (or appropriate alternative arrangements made by way of adjustment) without notice in the event of an extension or shortening of the relevant Floating Rate Distribution Period.

2.4  The Issuer will be discharged from its obligations to pay Distributions declared on the exchange Series C preferred securities by payment to the Paying Agent for the account of the holder of the relevant exchange Series C preferred securities on or after the relevant Distribution Payment Date. Subject to any applicable fiscal or other laws and regulations, each such payment in respect of the exchange Series C preferred securities will be made in U.S. dollars by transfer to an account capable of receiving U.S. dollar payments, as directed by the Paying Agent.

Except as set forth above in paragraph 2.2 with respect to Floating Rate Distribution Payment Dates, if any date on which any other payment is due to be made on the exchange Series C preferred securities would otherwise fall on a date which is not a Payment Business Day, it will be postponed to the next Payment Business Day and the holder shall not be entitled to any further interest or other payment in respect of any such delay.

2.5  Investors’ rights to receive Distributions on the exchange Series C preferred securities are conditional upon the following:

2.5.1  the aggregate of such Distributions, together with any other distributions previously paid during the then-current Fiscal Year and any distributions proposed to be paid during the then-current Distribution Period in each case on or in respect of Parity Securities (including the Series C preferred securities), not exceeding the Distributable Profits of the immediately preceding Fiscal Year; or

2.5.2 even if Distributable Profits are sufficient, to the extent that under applicable Spanish banking regulations relating to capital adequacy requirements affecting financial institutions which fail to meet their required capital ratios, the Bank not being prevented at such time from making payments on its ordinary shares or on Parity Securities issued by it.

Except for the limitations set out above, Distributions on the exchange Series C preferred securities will be payable, on each Distribution Payment Date, out of the Issuer’s own legally available resources and distributable items.

2.6  If the Issuer does not pay a Distribution with respect to a Distribution Period (as contemplated herein) other than as a result of the limitations set out in paragraph 2.5 above, the Issuer’s payment obligation in respect thereof will be satisfied if and to the extent that the Bank pays such Distribution pursuant to the Guarantee.

2.7  Distributions on the exchange Series C preferred securities will be non-cumulative. Accordingly, if Distributions are not paid on a Distribution Payment Date in respect of the exchange Series C preferred securities as a result of the limitations set out in paragraph 2.5 above or are paid partially then the right of the holders of the exchange Series C preferred securities to receive a Distribution or an unpaid part thereof in respect of the relevant Distribution Period will be extinguished and neither the Issuer nor the Bank will have any obligation to pay the Distribution accrued for such Distribution Period or to pay any interest thereon, whether or not Distributions on the exchange Series C preferred securities are paid in respect of any future Distribution Period.

2.8  If, as a result of the limitations described in paragraph 2.5 above, a Distribution is not paid in full on the exchange Series C preferred securities, all distributions paid upon the exchange Series C preferred securities and any Parity Securities will be paid pro rata in relation to the liquidation preference of such securities. Therefore, the Distribution amount to be received by the holders of exchange Series C preferred securities on such Distribution Payment Date will depend on the total liquidation preference amount of the outstanding exchange Series C preferred securities and Parity Securities, and on the distributions scheduled to be paid on such securities, each as of the time of such payment.

2.9  If Distributions are not paid in full on or prior to a Distribution Payment Date in respect of the relevant Distribution Period as a consequence of the limitations set out above, then neither the Issuer nor the Bank shall pay dividends or any other distributions on its ordinary shares or on any other class of share capital or securities issued by it and expressed to rank junior to the exchange Series C preferred securities or to the Bank’s obligations under the Guarantee, as the case may be, until such time as the Issuer or the Bank shall have resumed the payment in full of Distributions on the exchange Series C preferred securities on any two consecutive Fixed Rate Distribution Payment Dates or on any four consecutive Floating Rate Distribution Payment Dates.

2.10  Save as described in this paragraph 2, the exchange Series C preferred securities will confer no right to participate in the profits of the Issuer.

3.    Liquidation Distribution

3.1  Subject as provided below, in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Issuer, the exchange Series C preferred securities will confer an entitlement to receive out of the assets of the Issuer available for distribution to holders of exchange Series C preferred securities, the Liquidation Distribution. Such entitlement will arise before any distribution of assets is made to holders of ordinary shares or any other class of shares of the Issuer ranking junior to the exchange Series C preferred securities.

The payment of the Liquidation Distribution is guaranteed by the Bank.

3.2  Notwithstanding the availability of sufficient assets of the Issuer to pay a full Liquidation Distribution in respect of the exchange Series C preferred securities or any Parity Securities of the Issuer if, at the time such liquidation distribution is to be paid, proceedings are or have been commenced for the voluntary or involuntary liquidation, dissolution or winding-up of the Bank or for a reduction in the Bank’s shareholders’ equity pursuant to Article 169 of the Spanish Corporations Law (Ley de Sociedades Anónimas), the liquidation distribution relating to all Parity Securities (including the exchange Series C preferred securities), shall not exceed the amount which would have been paid from the assets of the Bank (after payment in full, in accordance with Spanish law, of all creditors of the Bank, including holders of its subordinated debt, but excluding holders of any guarantee or other contractual right expressed to rank pari passu with or junior to the Guarantee) had Parity Securities (including the exchange Series C preferred securities) been issued by the Bank and ranked (A) junior to all creditors of the Bank, (B) pari passu with the Parity Securities, if any, of the Bank, and (C) senior to the Bank’s ordinary shares. The Issuer shall be released from its obligation to pay such Liquidation Distributions by payment to the holder of the relevant exchange Series C preferred securities.

3.3  If, upon any Liquidation Distribution described in paragraph 3.1 being made, the amounts payable are limited by reason of paragraph 3.2, such amounts will be payable pro rata among holders of Parity Securities in proportion to the amounts that would have been payable but for such limitation, taking into account that the liquidation preference for each series of preferred securities of the Issuer may be different, the payment of such liquidation preference amounts will be made pro rata to the aggregate of the liquidation preference of the preferred securities held by each holder, and not by reference to the number of preferred securities held by each holder. After payment of the full or limited Liquidation Distribution in respect of an exchange Series C preferred security as described in paragraphs 3.1 and 3.2, such exchange Series C preferred security will confer no further right or claim to any of the remaining assets of the Issuer.

Except as provided in paragraph 3.2 above, the Bank undertakes not to permit, or take any action to cause, the liquidation, dissolution or winding-up of the Issuer.

4.    Optional Redemption

4.1  The exchange Series C preferred securities may be redeemed, at the option of the Issuer, subject to the prior consent of the Bank of Spain, in whole but not in part, from time to time, on the Reset Date or thereafter at ten-year intervals commencing on April 18, 2027, at the Redemption Price per Series C preferred security.

4.2  In the event that exchange Series C preferred securities cease to qualify as Tier 1 capital of the Group pursuant to Spanish banking regulations, the Issuer may, subject to the prior consent of the Bank of Spain that it has no objection to the redemption (if required), and upon the appropriate notice to holders, (i) on any Distribution Payment Date prior to the Reset Date, redeem the exchange Series C preferred securities in whole, but not in part, at the Fixed Rate Special Redemption Price or (ii) on any Distribution Payment Date on or after the Reset Date, redeem the exchange Series C preferred securities in whole, but not in part, at the Floating Rate Special Redemption Price. Each such date in (i) and (ii) above being a “Special Redemption Date”.

4.3  The exchange Series C preferred securities may also be redeemed at the option of the Issuer subject to the prior consent of the Bank of Spain, in whole but not in part, at the Redemption Price per Series C preferred security on any Distribution Payment Date if, as a result of a tax law change on or after April 18, 2008, the Issuer or the Bank, as the case may be, would not be entitled to claim a deduction in computing taxation liabilities in Spain in respect of any Distribution to be made on the next Distribution Payment Date or the value of such deduction to the Issuer or the Bank, as the case may be, would be materially reduced.

4.4  The decision to redeem the exchange Series C preferred securities must be irrevocably notified by the Issuer upon not less than 30 nor more than 60 days’ notice prior to the relevant redemption date in accordance with paragraph 8 below.

4.5  If the Issuer gives notice of redemption of the exchange Series C preferred securities, then by 12:00 noon (New York time) on the relevant redemption date, the Issuer will:

4.5.1  irrevocably deposit with the Paying Agent funds sufficient to pay the Redemption Price or the Special Redemption Amount, as the case may be; and

4.5.2  give the Paying Agent irrevocable instructions and authority to pay the Redemption Price or the Special Redemption Amount, as the case may be, to the holders of the exchange Series C preferred securities.

4.6  If the notice of redemption has been given, and the funds deposited as required, then on the date of such deposit:

4.6.1  distributions on the exchange Series C preferred securities called for redemption shall cease;

4.6.2  such exchange Series C preferred securities will no longer be considered outstanding; and

4.6.3  the holders will no longer have any rights as holders except the right to receive the Redemption Price or the Special Redemption Amount, as the case may be.

4.7  If either the notice of redemption has been given and the funds are not deposited as required on the date of such deposit or if the Issuer or the Bank improperly withholds or refuses to pay the Redemption Price or the Special Redemption Amount, as the case may be, of the exchange Series C preferred securities, Distributions will continue to accrue at the rate specified from the redemption date to the date of actual payment of the Redemption Price or the Special Redemption Amount, as the case may be.

5.    Purchases of Exchange Series C Preferred Securities

In order to comply with certain Spanish capital adequacy regulations in force, neither the Issuer, the Bank nor any Subsidiary shall at any time purchase exchange Series C preferred securities, save with the prior consent of the Bank of Spain no earlier than five years from April 18, 2007. Notwithstanding the above, subject to the terms and conditions of the exchange Series C preferred securities, neither the Issuer, the Bank nor any Subsidiary shall purchase the exchange Series C preferred securities earlier than the Reset Date.

Any exchange Series C preferred securities so purchased by the Issuer, the Bank or any other Subsidiary shall be cancelled immediately.

6.    Constitution of the Syndicate and Exercise of Rights by Holders of exchange Series C preferred securities

6.1  The Syndicate was constituted by virtue of the registration of the Public Deed of Issuance relating to the Issuer’s Series A Euro 550,000,000 Step-Up Fixed/Floating Rate Non-Cumulative Perpetual Guaranteed Preferred

Securities of Euro 50,000 liquidation preference each issued on September 22, 2005 in the Mercantile Registry of Vizcaya, dated September 16, 2005. The rules governing the functioning of the Syndicate and the rules governing its relationship with the Issuer are contained in the regulations of the Syndicate (the “Regulations”) attached to the Public Deed of Issuance entered into in respect of each issue of preferred securities.

By accepting this exchange Series C preferred security, the holder hereof automatically becomes a member of the Syndicate and is also deemed to have agreed to the terms of the Regulations and the appointment of the Comisario (the “Commissioner”) in accordance with the terms of the Regulations. The Commissioner is the chairperson and the legal representative of the Syndicate. The Issuer shall also regulate the automatic membership of the Syndicate of each holder of any other preferred securities issued by the Issuer from time to time. Each such holder shall, upon purchasing the relevant preferred security issued by the Issuer, agree to automatically become a member of the Syndicate and shall be deemed to have accepted the terms of the Regulations and the appointment of the Commissioner. No person shall be entitled to purchase any preferred security issued by the Issuer from time to time without becoming a member of the Syndicate. All holders of preferred securities issued by the Issuer from time to time shall only be entitled to exercise their rights as holders of such preferred securities in accordance with the terms of the Regulations.

The object and purpose of the Syndicate is to regulate the voting rights of the holders of preferred securities issued from time to time by the Issuer and to govern the relationship between such holders. The registered office of the Syndicate is Paseo de la Castellana, 81, 28046 Madrid.

6.2  The holders of the exchange Series C preferred securities will have no voting rights at any extraordinary or ordinary meetings of Shareholders of the Issuer or the Bank. Notwithstanding the foregoing, the holders of the exchange Series C preferred securities will, in the circumstances set out in paragraphs 6.2.1, 6.2.2 and 6.2.3 below, have the right to participate in the adoption of certain decisions in the General Meeting.

6.2.1  Failure to pay Distributions

(a)  In the event that neither the Issuer nor the Bank (by virtue of the Guarantee) pays full Distributions in respect of the exchange Series C preferred securities on any two consecutive Fixed Rate Distribution Payment Dates or on four consecutive Floating Rate Distribution Payment Dates, the holders of the exchange Series C preferred securities may, through the General Meeting, resolve to appoint two further members to the board of directors of the Issuer and may also remove or replace such directors.

These rights will be enjoyed not only by the holders of exchange Series C preferred securities, but shall be exercised together with all other holders of preferred securities of the Issuer and in respect of which the Issuer and the Bank have also failed to make payments.

In the event that the Issuer issues further preferred securities the holders of all preferred securities in respect of which the Issuer and Bank have failed to meet their payment obligations in accordance with their respective terms must act together as a single class in the adoption of any resolution referred to in paragraph (b) below.

(b)  Any resolution appointing, removing or replacing any directors of the board of directors of the Issuer shall be made by a majority (at least 51%) of the aggregate liquidation preference of the preferred securities of the Issuer in respect of which the Issuer or the Bank has failed to pay distributions in accordance with their respective terms.

It should be noted that liquidation preferences may be different for different series of preferred securities.

(c)  The Commissioner will convene a General Meeting of holders of exchange Series C preferred securities within thirty days following the non-payment of Distributions as set out in paragraph (a) above. If the Commissioner does not convene the General Meeting within thirty days, the holders of the preferred securities representing at least 10% of the aggregate liquidation preference of the preferred securities may convene such meeting.

(d) The rules governing the convening and holding of General Meetings are set out in Chapter II of the Regulations.

(e) Immediately following a resolution for the appointment or the removal of additional members to or from the board of directors of the Issuer, the Commissioner shall give notice of such appointment or removal to:

(i)  the board of directors of the Issuer so that it may, where necessary, call a general meeting of the shareholders of the Issuer; and

(ii)  the shareholders of the Issuer, so that they may hold a universal meeting of shareholders.

The shareholder of the Issuer has undertaken to vote in favor of the appointment or removal of the directors so named by a General Meeting and to take all necessary measures to approve such appointment or removal. Under the articles of the Issuer, the board of directors must have a minimum of three members and a maximum of 12.

As at the date of the Prospectus the board of directors has five directors.

(f)  The foregoing shall apply, in respect of the exchange Series C preferred securities, provided that, where the Issuer has failed to fulfil its obligation to make Distributions in respect of the exchange Series C preferred securities, the Bank has not discharged such obligations pursuant to the Guarantee.

(g)  Any member of the board of directors of the Issuer named pursuant to the foregoing shall vacate his position if, subsequent to the circumstances giving rise to his appointment, the Issuer or the Bank makes Distributions in respect of the exchange Series C preferred securities on any two consecutive Fixed Rate Distribution Payment Dates or on four consecutive Floating Rate Distribution Payment Dates.

(h)  Both the appointment and the dismissal of directors shall be notified by the Issuer in accordance with paragraph 8 below.

6.2.2  Amendment to the Terms and Conditions of the Exchange Series C Preferred Securities, Further Issuances and no Seniority

(a)  Any amendment to the terms and conditions of the exchange Series C preferred securities shall be approved by the holders of the exchange Series C preferred securities. Such amendments will be approved with the written consent of holders of at least two-thirds of all outstanding exchange Series C preferred securities or by a resolution of at least two-thirds of the holders of all outstanding exchange Series C preferred securities adopted in a General Meeting.

(b)  If the Issuer, or the Bank under any guarantee, has paid in full the most recent distribution payable on each series of the Issuer’s preferred securities, the Issuer may without the consent or sanction of the holders of its preferred securities: (i) take any action required to issue additional preferred securities (including securities fungible with the exchange Series C preferred securities, in which case such securities together with the exchange Series C preferred securities will constitute a single class for all purposes hereunder, including waivers and amendments) or authorise, create and issue one or more other series of preferred securities of the Issuer ranking equally with the exchange Series C preferred securities, as to the participation in the profits and assets of the Issuer, without limit as to the amount; or (ii) take any action required to authorise, create and issue one or more other classes or series of shares of the Issuer ranking junior to the exchange Series C preferred securities, as to the participation in the profits or assets of the Issuer.

(c)  By accepting this exchange Series C preferred security, the holder hereof agrees to renounce any rights of seniority or preference that may be conferred upon it (if any) under applicable Spanish law over any holder of such other preferred securities issued by the Issuer from time to time and which are created by virtue of a public deed registered in accordance with applicable Spanish law.

6.2.3  Liquidation, Dissolution or Winding-up of the Issuer

If the shareholders of the Issuer propose a resolution providing for the liquidation, dissolution or winding-up of the Issuer, the holders of all the outstanding preferred securities of the Issuer:

(a)  will be entitled to receive notice, through the Commissioner, of the general meeting of shareholders called to adopt this resolution provided that only the Commissioner shall be entitled to attend, but without any right to vote at, such general meeting of shareholders; and

(b)  will be entitled to hold a separate and previous General Meeting and vote together as a single class without regard to series on such resolution, but not on any other resolution.

Such resolution will not be effective unless approved by the holders of a majority in liquidation preference of all outstanding preferred securities of the Issuer.

The result of the above mentioned vote shall be disclosed by the Commissioner at the general shareholders meeting of the Issuer as well as the fact that the shareholders of the Issuer have undertaken to vote in the corresponding general shareholders meeting in accordance with the vote of the separate general meeting of holders. Notice, attendance or approval is not required if the liquidation, dissolution and winding-up of the Issuer is initiated due to (i) the liquidation, dissolution or winding up of the Bank; or (ii) a reduction in shareholders’ equity of the Bank under Article 169 of the Corporations Law of Spain (Ley de Sociedades Anónimas).

The Issuer shall notify the Commissioner in writing of any meeting at which the holders of the exchange Series C preferred securities are entitled to vote. This notice will include a statement regarding: (i) the date, time and place of the meeting; (ii) a description of any resolution to be proposed for adoption at the meeting at which the holders are entitled to vote; and (iii) instructions for the delivery of proxies. The Commissioner will convene a General Meeting accordingly.

The Bank has undertaken not to permit or take any action to cause the liquidation, dissolution or winding up of the Issuer, except as provided in paragraph 3.2 above.

6.3  The exchange Series C preferred securities do not grant their holders pre-emption rights in respect of any possible future issues of preferred securities by the Issuer, the Bank or any other Subsidiary.

6.4  Neither the Issuer nor any other Subsidiary nor the Bank may issue, or guarantee the issue of, any preferred securities or securities or other instruments equivalent to preferred securities ranking, either directly or through a guarantee, senior to the exchange Series C preferred securities, unless the Guarantee is amended so as to rank pari passu with any such issue of senior securities.

6.5  No vote in respect of the exchange Series C preferred securities will be required for the Issuer to redeem and cancel the exchange Series C preferred securities.

6.6  Notwithstanding that the exchange Series C preferred securities confer an entitlement to vote under any of the circumstances described above, neither the Bank nor any Subsidiary of the Bank, to the extent that it is a holder of preferred securities of the Issuer, shall be so entitled to vote.

7.    Taxation

7.1  All payments of Distributions and imputed income, if any, arising out of any exchange of the exchange Series C preferred securities and other amounts payable in respect of the exchange Series C preferred securities and the Guarantee by the Issuer or the Bank (as the case may be) will be made free and clear of and without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the Kingdom of Spain or any political subdivision thereof or any authority or agency therein or thereof having power to tax, unless the withholding or deduction of such taxes, duties, assessments or governmental charges is required by law. In that event, neither the Issuer nor the Bank shall be required to pay any additional amounts in respect of the exchange Series C preferred securities.

See “Taxation—Spanish Tax Considerations” for a fuller description of certain Spanish tax considerations (particularly in relation to Beneficial Owners which are for tax purposes resident in Spain) relating to the exchange Series C preferred securities, the formalities which Beneficial Owners must follow in order to claim exemption from withholding tax and for a description of certain disclosure requirements imposed on the Bank relating to the identity and residence of Beneficial Owners of exchange Series C preferred securities.

8.    Notices

Notices will be given by the Issuer (i) if any restricted Series C preferred security is admitted to the official list maintained by the UK Listing Authority and is admitted to trading on the London Stock Exchange plc’s Gilt-Edged and Fixed Interest Market, and the UK Listing Authority so requires, by publication in a leading newspaper having a general circulation in London (which is expected to be the Financial Times) or, if such a publication is not practicable, in a leading daily newspaper in English and having general circulation in Europe and (ii) if any exchange Series C preferred security is listed on the New York Stock Exchange, in accordance with the requirements of such exchange and (iii) by mail to DTC (in each case not less than 30 nor more than 60 days prior to the date of the act or event to which such notice, request or communication relates).

Until such time as any definitive exchange Series C preferred securities are issued, there may, so long as any global exchange Series C preferred security certificates representing the exchange Series C preferred securities are held in their entirety on behalf of DTC, be substituted for such publication in such newspaper(s) the delivery of the relevant notice to DTC and all of DTC’s direct participants for communication by it to the holders of the exchange Series C preferred securities except that for so long as any exchange Series C preferred securities are listed on a stock exchange or admitted to listing by another relevant authority and the rules of that stock exchange or relevant authority so require, such notice will be published in a daily newspaper of general circulation in the place or places required by those rules. Any such notice shall be deemed to have been given to the holders of the exchange Series C preferred securities on the day on which the said notice was given to DTC and all of DTC’s direct participants.

Copies of any notices given to holders of the exchange Series C preferred securities shall also be sent to the Commissioner.

9.    Form and Status

The exchange Series C preferred securities will be issued in registered form.

It is intended that one or more global exchange Series C preferred security certificates representing the exchange Series C preferred securities will be delivered by the Issuer to DTC or a custodian appointed by DTC on or about the Exchange Settlement Date. As a result, accountholders should note that they will not themselves receive definitive exchange Series C preferred securities, but instead exchange Series C preferred securities will be credited to their securities account with DTC or one of its direct or indirect participants. It is anticipated that only in exceptional circumstances (such as the closure of DTC, the non-availability of any alternative or successor clearing system or removal of the exchange Series C preferred securities from DTC) will definitive exchange Series C preferred securities be issued directly to such accountholders.

The exchange Series C preferred securities are unsecured and subordinated obligations of the Issuer and rank (a) junior to all liabilities of the Issuer including subordinated liabilities, (b) pari passu with each other and with any Parity Securities of the Issuer and (c) senior to the Issuer’s ordinary shares.

10.   Use of Proceeds

Neither the Issuer nor the Bank will receive any cash proceeds from the issuance of the exchange Series C preferred securities pursuant to the exchange offer. The exchange Series C preferred securities will be exchanged for restricted Series C preferred securities as described in this prospectus upon receipt by the Issuer of restricted Series C preferred securities. The Issuer will cancel all of the restricted Series C preferred securities surrendered in exchange for the exchange Series C preferred securities. Accordingly, the issuance of the exchange Series C preferred securities will not generate any proceeds to the Issuer or the Bank.

11.   Agents

In acting under the Agency Agreement and in connection with the Series C preferred securities, the Agents act solely as agents of the Issuer and the Bank and do not assume any obligations towards or relationship of agency or trust for or with any of the holders of the Series C preferred securities.

The initial Agents and their initial specified offices are listed in the Agency Agreement. The Issuer and the Bank reserve the right at any time to vary or terminate the appointment of any Agent and to appoint a successor calculation agent and additional or successor paying agents; provided, however, that the Issuer and the Bank will maintain (i) a Paying Agent and a Calculation Agent, (ii) a Paying Agent which is a member bank or trust company of the U.S. Federal Reserve System and (iii) if, and for so long as, any Series C preferred securities are admitted to the official list maintained by the UK Listing Authority and are admitted to trading on the London Stock Exchange plc’s Gilt-Edged and Fixed Interest Market and the rules of the UK Listing Authority so require, a Paying Agent having its specified office in London.

Notice of any change in any of the Agents or in their specified offices shall promptly be given to the holders of the exchange Series C preferred securities.

12.   Prescription

To the extent that article 950 of the Spanish Commercial Code (Código de Comercio) applies to the exchange Series C preferred securities, claims relating to the exchange Series C preferred securities will become void unless such claims are duly made within three years of the relevant payment date.

13.   Governing Law and Jurisdiction

13.1  The exchange Series C preferred securities and the Guarantee shall be governed by, and construed in accordance with, Spanish law.

13.2  The Issuer hereby irrevocably agrees for the benefit of the holders of the exchange Series C preferred securities that courts of Madrid are to have jurisdiction to settle any disputes which may arise out of or in connection with the exchange Series C preferred securities and that accordingly any suit, action or proceedings arising out of or in connection with the exchange Series C preferred securities (together referred to as “Proceedings”) may be brought in such courts. The Issuer irrevocably waives any objection which it may have now or hereinafter to the laying of the venue of any Proceedings in the courts of Madrid. Nothing contained in this clause shall limit any right to take Proceedings against the Issuer in any other court of competent jurisdiction, nor shall the taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings in any other competent jurisdictions, whether concurrently or not.

DESCRIPTION OF THE AMENDED AND RESTATED GUARANTEE

The following is the text of the Guarantee relating to the exchange Series C preferred securities and the restricted Series C preferred securities (referred to in this section only as the “Preferred Securities”).

THIS AMENDED AND RESTATED GUARANTEE (the “Guarantee”), dated January 14, 2008, is executed and delivered by Banco Bilbao Vizcaya Argentaria, S.A., a limited liability company (sociedad anónima) incorporated under the laws of the Kingdom of Spain (the “Bank” or the “Guarantor”) for the benefit of the Holders (as defined below).

WHEREAS,

1)
This amended and restated guarantee amends and restates the Guarantee signed by the Bank on April 18, 2007 regarding the Series C $600,000,000 Fixed/Floating Rate Non-Cumulative Guaranteed Preferred Securities (the “Series C Preferred Securities”) issued by BBVA International Preferred, S.A. Unipersonal.

2)
The Bank wishes to procure the issue by BBVA International Preferred, S.A. Unipersonal, a limited liability company (sociedad anónima) incorporated under the laws of the Kingdom of Spain (the “Issuer”) of the Series C $600,000,000 Fixed/Floating Rate Non-Cumulative Guaranteed Preferred Securities (the “Exchange Preferred Securities”), and together with the Series C Preferred Securities (the “Preferred Securities”) and the Bank wishes to issue this Guarantee for the benefit of the Holders of the Preferred Securities.

NOW, THEREFORE the Bank executes and delivers this Guarantee for the benefit of the Holders.

1.    Interpretation

1.1  Definitions

As used in this Guarantee, the following terms shall, unless the context otherwise requires, have the following meanings:

“Bank Shares” means any ordinary shares of the Bank;

“Conditions” means the conditions of the Preferred Securities, as set out in the Offering Circular, or the Prospectus, as applicable;

“Fiscal Year” means the accounting year of the Guarantor as set out in its by-laws;

“Guarantee Payments” means (without duplication) (i) any accrued but unpaid Distribution payable on the Preferred Securities for the most recent Distribution Period; (ii) the Redemption Price or the Special Redemption Amount, as the case may be, payable on the redemption of Preferred Securities; and (iii) the Liquidation Distributions due on the Liquidation Date;

“Holder” means any holder from time to time of any Preferred Security; provided, however, that in determining whether the Holders of the requisite percentage of Preferred Securities have given any request, notice, consent or waiver hereunder, Holder shall not include the Bank or any Subsidiary (including the Issuer);

“Liquidation Date” means the date of final distribution of the assets of the Issuer in the case of any liquidation, dissolution or winding-up of the Issuer (whether voluntary or involuntary);

“Offering Circular” means the offering circular dated April 11, 2007 relating to the Series C Preferred Securities; and

“Prospectus” means the prospectus relating to the Exchange Preferred Securities as filed with the Bank’s registration statement on Form F-4 on January 14, 2008, as it may be, and amended from time to time.

“Spain” means the Kingdom of Spain.

1.2  Other defined terms

Terms used but not defined in this Guarantee shall have the meanings ascribed thereto in the Conditions.

1.3  Clauses

Any reference in this Guarantee to a Clause is, unless otherwise stated, to a clause hereof.

1.4  Headings

Headings and sub-headings are for ease of reference only and shall not affect the construction of this Guarantee.

2.    Guarantee

2.1  Guarantee

Subject to the limitations contained in the following paragraphs of this Clause 2, the Bank irrevocably, jointly (in Spanish, solidariamente) and unconditionally agrees to pay in full to the Holders, the Guarantee Payments (to the extent not paid by the Issuer), as and when due upon receipt of a notice by any Holder demanding payment, regardless of any defence, right of set-off or counterclaim which the Issuer may have or assert. This Guarantee is unconditional and irrevocable.

2.2  Limitations to the Guarantee Payments in relation to the Distributions

Notwithstanding Clause 2.1, a Holder’s right to receive any Guarantee Payment in respect of Distributions (including accrued and unpaid Distributions relating to the Redemption Price, Special Redemption Amount or Liquidation Distribution) on any Preferred Securities is conditional upon the following:

2.2.1  the aggregate of such Distributions, together with any other distributions previously paid during the then current Fiscal Year and any distributions proposed to be paid during the then current Distribution Period in each case on or in respect of Parity Securities (including the Preferred Securities), not exceeding the Distributable Profits of the immediately preceding Fiscal Year; or

2.2.2  even if Distributable Profits are sufficient, to the extent that under applicable Spanish banking regulations affecting financial institutions which fail to meet their capital ratios, the Bank not being prevented at such time from making payments on its ordinary shares or Parity Securities issued by it.

2.3  Limitations to the Guarantee Payments in relation to the Liquidation Distributions

Notwithstanding Clause 2.1, if, at the time that any Liquidation Distributions are to be paid by the Bank in respect of the Preferred Securities or any other Parity Securities, proceedings are or have been commenced for the voluntary or involuntary liquidation, dissolution or winding up of the Bank or for a reduction in the Bank’s shareholders’ equity pursuant to Article 169 of the Spanish Corporation Law (Ley de Sociedades Anónimas) the Liquidation Distribution with respect to all Parity Securities (including the Preferred Securities) shall not exceed the amount that would have been paid from the assets of the Bank (after payment in full, in accordance with Spanish law, of all creditors of the Bank, including Holders of its subordinated debt, but excluding Holders of any guarantee or other contractual right expressed to rank pari passu with or junior to this Guarantee) had Parity Securities (including the Preferred Securities) been issued by the Bank and ranked (A) junior to all liabilities of the Bank, (B) pari passu with Parity Securities issued by the Bank, if any, and (C) senior to the Bank Shares.

2.4  Pro Rata Payments

If the amounts described in Clause 2.1 cannot be paid by reason of any limitation referred to in Clause 2.2 or 2.3, such amounts will be payable pro rata in the proportion that the amount available for payment bears to the full amount that would have been payable but for such limitations. The determination of any such limitation of the Bank’s obligations under this Guarantee as set forth will be made on the relevant Distribution Payment Date, Special Redemption Date, redemption date or Liquidation Date, as the case may be.

2.5  Ranking of the Guarantee

The Bank agrees that subject to applicable laws, the Bank’s obligations hereunder constitute unsecured obligations of the Bank and rank and will at all times rank (a) junior to all liabilities of the Bank (including subordinated liabilities); (b) pari passu with any Parity Securities issued by the Bank and any obligation assumed by the Bank under any guarantee in favour of Holders of any Parity Securities issued by any Subsidiary; and (c) senior to the Bank Shares and any other class of share capital expressed to rank junior as to participation in profits to the Bank’s obligations hereunder.

2.6  Acceptance of the Guarantee

The mere subscription of Preferred Securities will be deemed for all purposes to constitute the plain and full acceptance of this Guarantee.

3.    Characteristics of the Guarantor’s obligations under the Guarantee

3.1  Waiver

The Guarantor waives any right or benefit (of order or excussio and division – orden, excusión y división) to which it may be entitled under Spanish law with regard to objecting to make any payment by virtue of the Guarantee.

The obligations of the Guarantor are independent of those of the Issuer. The Guarantor shall remain liable as the principal and sole debtor hereunder to make Guarantee Payments pursuant to the terms of this Guarantee, and shall not be able to demand that the Holders of the Preferred Securities exhaust any of their rights or take any legal action against the Issuer prior to taking action against the Guarantor (Garantía Solidaria under Spanish law).

3.2  Obligations and Commitments of the Guarantor

The obligations and commitments of the Guarantor shall not be affected by any of the following circumstances:

3.2.1  the waiver by the Issuer, either by the application of a legal provision or for any other reason, to fulfil any commitment, term or condition, whether implicit or explicit, in relation to the Preferred Securities; or

3.2.2 the extension of the Distribution Payment Date, the Liquidation Date or the date for payment of the Redemption Price or the Special Redemption Date with regard to the Preferred Securities or the extension granted for the fulfilment of any other obligation related to the Preferred Securities; or

3.2.3 any breach, omission or delay by the Holders in exercising the rights granted by the Preferred Securities; or

3.2.4 the liquidation, dissolution, or sale of any asset given as a guarantee, temporary receivership, bankruptcy, receivership proceedings or renegotiation of debt affecting the Issuer; or

3.2.5 any defect in or invalidity of the Preferred Securities; or

3.2.6 transactions involving any obligation guaranteed by this Guarantee or undertaken by virtue of this Guarantee.

The Holders of Preferred Securities shall not be obliged in any circumstances to notify the Guarantor of the occurrence of any of the above circumstances and nor shall they be obliged to obtain the Guarantor’s consent in relation to the same.

3.3  Subrogation

The Bank shall be subrogated to any and all rights of the Holders against the Issuer in respect of any amounts paid to the Holders by the Bank under this Guarantee. The Bank shall not (except to the extent required by mandatory provisions of law) exercise any rights which it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of a payment under this Guarantee, if, at the time of any such payment, any amounts are due and unpaid under this Guarantee. If any amount shall be paid to the Bank in violation of the preceding sentence, the Bank agrees to pay over such amount to the Holders.

3.4  Deposit of the Guarantee

This Guarantee shall be deposited with and held by The Bank of New York as Paying Agent until all the obligations of the Bank have been discharged in full. The Bank hereby acknowledges the right of every Holder to the production of, and the right of every Holder to obtain a copy of, this Guarantee. A Holder may enforce this

Guarantee directly against the Bank, and the Bank waives any right or remedy to require that any action be brought against the Issuer or any other person or entity before proceeding against the Bank. Subject to Clause 3.1, all waivers contained in this Guarantee shall be without prejudice to the Holder’s right to proceed against the Issuer. The Bank agrees that this Guarantee shall not be discharged except by payment of the Guarantee Payments in full and by complete performance of all obligations of the Bank under this Guarantee.

4.    Other obligations of the Guarantor under the Guarantee

4.1  No further issues

The Bank will not issue any preferred securities or other instruments equivalent to preferred securities ranking senior to its obligations under this Guarantee or give any guarantee in respect of any preferred securities or other instruments equivalent to preferred securities, issued by any Subsidiary, if such guarantee would rank senior to this Guarantee (including, without limitation, any guarantee that would provide a priority of payment with respect to Distributable Profits) unless, in each case, this Guarantee is amended so that it ranks pari passu with, and contains substantially equivalent rights of priority as to payment of Distributable Profits as, any such other preferred securities or securities or other instruments equivalent to preferred securities or other such guarantee.

4.2  Non-Payments

The Bank undertakes that if any amount required to be paid pursuant to this Guarantee in respect of any Distribution payable in respect of the most recent Distribution Period has not been paid, whether by reason of the limitations of Clause 2.2 and 2.3 or otherwise, no distributions (except distributions in the form of the Bank Shares or other shares of the Bank ranking junior to the obligations of the Bank under this Guarantee) will be declared or paid or set aside for payment, or other distribution made, upon the Bank Shares or any other class of share capital or any securities of the Bank ranking junior to this Guarantee, nor will any Bank Shares or any other class of share capital or securities of the Bank ranking pari passu with or junior to the obligations of the Bank under this Guarantee, be redeemed, repurchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such Bank Shares, class of share capital or securities) by the Bank (except by conversion into or in exchange for shares or securities of the Bank ranking junior to this Guarantee), until such time as the Issuer or the Bank pursuant to this Guarantee shall have made payment in full of Distributions on any two consecutive Fixed Rate Distribution Payment Dates or on any four consecutive Floating Rate Distribution Payment Dates in respect of all Preferred Securities then outstanding.

4.3  Ownership

The Guarantor undertakes to hold (directly or indirectly) 100% of the ordinary shares of the Issuer so long as any Preferred Securities of the Issuer shall remain outstanding, and not to permit or take any action to cause the liquidation, dissolution or winding up of the Issuer except as provided in paragraph 3.2 of the terms and conditions of the Preferred Securities.

4.4  Voting Rights

The Bank undertakes in connection with the right of the Holders to participate in the adoption of certain decisions in the General Meetings as contemplated in the Conditions:

4.4.1  to vote, in the corresponding general meeting of shareholders of the Issuer, in favour of the appointment or removal of the directors so named by the General Meetings and to take all necessary measures in such regard;

4.4.2  to vote, in the corresponding general meeting of shareholders of the Issuer, in conformity with the result of the vote of the General Meetings with respect to the dissolution and winding-up of the Issuer; and

4.4.3  to vote, in the corresponding general meeting of shareholders of the Issuer, in conformity with the result of the vote of the General Meetings with respect to the issuance of further Preferred Securities or of other preferred securities where the Issuer has not duly made the most recent distribution required in respect of the preferred securities issued and outstanding at the time.

4.5  Compliance with the Preferred Securities

The Guarantor agrees to comply with any obligations expressed to be undertaken by it under the terms of the Preferred Securities.

5.    Termination of the Guarantee

This Guarantee shall terminate and be of no further force and effect upon payment in full of the Redemption Price or the Special Redemption Amount, as the case may be, or purchase and cancellation of all Preferred Securities or payment in full of the Liquidation Distributions, provided, however, that this Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time payment of any sums paid under the Preferred Securities or this Guarantee must be restored by a Holder for any reason whatsoever.

6.    General

6.1  Successors and Assigns

Subject to operation of law, all guarantees and agreements contained in this Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Bank and shall inure to the benefit of the Holders, each of whom shall be entitled severally to enforce this Guarantee against the Bank. The Bank shall not transfer its obligations hereunder without the prior approval of (i) the Bank of Spain and (ii) the Holders of not less than two-thirds in Liquidation Preference of the Preferred Securities or by resolution of a General Meeting approved by the Holders of Preferred Securities representing at least two-thirds of the Liquidation Preference, provided, however, that the foregoing shall not preclude the Bank from merging or consolidating with, or transferring or otherwise assigning all or substantially all of its assets to, a banking organization or any other entity permitted by applicable laws without obtaining any approval of such Holders. The convening and holding of the General Meeting shall be done in accordance with the Regulations.

The Bank shall notify (i) any request for approval from the Holders and (ii) any merger, consolidation, transfer or assignment, each as referred to in this Clause 6.1, in accordance with Clause 6.4.

6.2  Transfers

This Guarantee is solely for the benefit of the Holders and is not separately transferable from the Preferred Securities.

6.3  Amendments

Except for those changes (a) required by Clause 4.1 hereof, (b) which do not adversely affect the rights of Holders or (c) necessary or desirable to give effect to any one or more transactions referred to in the proviso to Clause 6.1 (in any of which cases no agreements will be required), this Guarantee shall be changed only by agreement in writing signed by the Bank with the prior approval of (i) the Bank of Spain and (ii) the Holders of not less than two-thirds in Liquidation Preference of the Preferred Securities or by resolution of a General Meeting approved by the Holders of the Preferred Securities representing at least two-thirds of the Liquidation Preference. The calling and holding of such General Meeting shall be done in accordance with the Regulations.

6.4  Notices

6.4.1  Any notice, request or other communication required or permitted to be given hereunder to the Bank shall be given in writing by delivering the same against receipt therefore or by facsimile transmission (confirmed by mail) addressed to the Bank, as follows (and if so given by facsimile transmission), shall be deemed given upon mailing of confirmation, to:

Banco Bilbao Vizcaya Argentaria, S.A.
Paseo de la Castellana, 81
28046 Madrid

Facsimile: +34 91 537 4011
Attention: Ana Fernández Manrique

The address of the Bank may be changed at any time and from time to time and shall be the most recent such address furnished in writing by the Bank to The Bank of New York as Paying Agent.

6.4.2  Any notice, request or other communication required to be given by the Bank under this Guarantee will be given by it (i) so long as any Preferred Security is admitted to the official list maintained by the UK Listing Authority and admitted to trading on the London Stock Exchange plc’s Gilt-Edged and Fixed Interest Market, and the UK Listing Authority so requires, by publication in a leading newspaper having a general circulation in London (which is expected to be the Financial Times) or, if such a publication is not practicable, in a leading daily newspaper in English and having general circulation in Europe (ii) if any Preferred Securities is listed on the New York Stock Exchange, in accordance with the requirements of such exchange and (iii) by mail to DTC or one of its direct or indirect participants (in any case not less than 30 nor more than 60 days prior to the date of the act or event to which such notice, request or communication relates).

In accordance with its published rules and regulations, DTC or one of its direct or indirect participants will notify Holders of securities accounts with it to which any Preferred Securities are credited of any such notices received by it.

6.5  Annual Reports

The Bank will furnish any prospective Holder, upon request of such Holder, with a copy of its annual report, and any interim reports made generally available by the Bank to Holders of the Bank Shares.

7.    Law and Jurisdiction

7.1  Law

This Guarantee shall be governed by, and construed in accordance with, Spanish law.

7.2  Jurisdiction

The Bank hereby irrevocably agrees for the benefit of the Holders that the courts of Madrid are to have jurisdiction to settle any disputes which may arise out of or in connection with this Guarantee and that accordingly any suit, action or proceedings arising out of or in connection with this Guarantee (together referred to as “Proceedings”) may be brought in such courts. The Bank irrevocably waives any objection which it may have now or hereinafter to the laying of the venue of any Proceedings in the courts of Madrid. Nothing contained in this clause shall limit any right to take Proceedings against the Bank in any other court of competent jurisdiction, nor shall the taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings in any other competent jurisdictions, whether concurrently or not.

THIS GUARANTEE is executed as of the date first above written on behalf of the Bank.

BANCO BILBAO VIZCAYA ARGENTARIA, S.A.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Please refer to Item 7.B of our 2006 Form 20-F.

TAXATION

Spanish Tax Considerations

The following is a general description of the Spanish tax consequences of the ownership of Series C preferred securities.  The information provided below does not purport to be a complete analysis of the tax law and practice currently applicable in Spain and does not purport to address the tax consequences applicable to all categories of investors, some of which may be subject to special rules.  Prospective holders of the Series C preferred securities are advised to consult their own tax advisers as to the tax consequences, including those under the tax laws of the country of which they are resident, of purchasing, owning and disposing of Series C preferred securities.  The summary set out below is based upon Spanish law as in effect on the date of this prospectus and is subject to any change in such law that may take effect after such date.  References in this section to securityholders include the Beneficial Owners of the Series C preferred securities. The statements regarding Spanish law and practice set forth below assume that the Series C preferred securities will be issued, and transfers thereof will be made, in accordance with the Spanish law.

This information has been prepared in accordance with the following Spanish tax legislation in force at the date of this prospectus:

(a)    of general application, Additional Provision Two of Law 13/1985, of May 25 on investment ratios, own funds and information obligations of financial intermediaries, as amended by Law 19/2003, of July 4 on legal rules governing foreign financial transactions and capital movements and various money laundering prevention measures and Law 23/2005, of November 18 on certain tax measures to promote the productivity, as well as Royal Decree 2281/1998, of October 23 developing certain disclosure obligations to the tax authorities, as amended by Royal Decree 1778/2004, of July 30 establishing information obligations in relation to preferred securities and other debt instruments and certain income obtained by individuals resident in the European Union and other tax rules (Royal Decree 2281/1998 was replaced by Royal Decree 1065/2007, of  July 27, enacting the General Regulations on the actions and proceedings relating to tax management and tax audit and on the development of the common rules concerning tax application and procedures, as of January 1, 2008);

(b)    for individuals resident for tax purposes in Spain which are subject to the Individual Income Tax (“IIT”), Law 35/2006 of November 28, on the IIT and on the Partial Amendment of the Corporate Income Tax Law, the Non-Residents Income Tax Law and the Net Wealth Tax Law, and Royal Decree 439/2007, of March 30 promulgating the IIT Regulations, along with Law 19/1991, of June 6 on Net Wealth Tax and Law 29/1987, of December 18 on Inheritance and Gift Tax;

(c)    for legal entities resident for tax purposes in Spain which are subject to the Corporate Income Tax (“CIT”), Royal Legislative Decree 4/2004, of March 5 promulgating the Consolidated Text of the CIT Law, and Royal Decree 1777/2004, of July 30 promulgating the CIT Regulations; and

(d)    for individuals and entities who are not resident for tax purposes in Spain which are subject to the Non-Resident Income Tax (“NRIT”), Royal Legislative Decree 5/2004, of March 5 promulgating the Consolidated Text of the NRIT Law, and Royal Decree 1776/2004, of July 30 promulgating the NRIT Regulations, along with Law 19/1991, of June 6 on Net Wealth Tax and Law 29/1987, of December 18 on Inheritance and Gift Tax.

Whatever the nature and residence of the holders of Series C preferred securities, the acquisition and transfer of exchange Series C preferred securities will be exempt from indirect taxes in Spain, i.e., exempt from Transfer Tax and Stamp Duty, in accordance with the Consolidated Text of such tax promulgated by Royal Legislative Decree 1/1993, of September 24 and exempt from Value Added Tax, in accordance with Law 37/1992, of December 28 regulating such tax.

Individuals with Tax Residency in Spain

Individual Income Tax (Impuesto sobre la Renta de las Personas Físicas)

Both distributions periodically received and income derived from the transfer, redemption or repayment of the Series C preferred securities (including imputed income derived from the exchange of restricted Series C preferred securities for exchange Series C preferred securities under this exchange offer) constitute a return on investment obtained from the transfer of a person’s own capital to third parties in accordance with the provisions of Section 25.2 of the IIT Law, and must be included in the investor’s IIT savings taxable base and taxed at a flat rate of 18%.

Both types of income are subject to a withholding on account of IIT at the rate of 18%. The individual holder may credit the withholding against his or her final IIT liability for the relevant tax year.

Net Wealth Tax (Impuesto sobre el Patrimonio)

Individuals who are resident in Spain for tax purposes and hold Series C preferred securities on the last day of any year will be subject to the Spanish Net Wealth Tax for such year at marginal rates currently varying between 0.2% and 2.5% of the quoted average value of the Series C preferred securities during the last quarter of the year during which such Series C preferred securities were held, with an exempt amount established by the competent autonomous community (comunidad autónoma), or €108,182.18 if no exempt amount is established.

Inheritance and Gift Tax (Impuesto sobre Sucesiones y Donaciones)

Individuals resident in Spain for tax purposes who acquire ownership or other rights over any Series C preferred securities by inheritance, gift or legacy will be subject to the Spanish Inheritance and Gift Tax in accordance with the applicable Spanish regional and State rules. The applicable tax rates currently range between 7.65% and 81.6%, depending on relevant factors.

Legal Entities with Tax Residency in Spain

Corporate Income Tax (Impuesto sobre Sociedades)

Both distributions periodically received and income derived from the transfer, redemption or repayment of the Series C preferred securities (including imputed income derived from the exchange of restricted Series C preferred securities for exchange Series C preferred securities under this exchange offer) are subject to CIT (at the current general tax rate of 30%) in accordance with the rules for this tax.

In accordance with Section 59.s) of the CIT Regulations, there is no obligation to withhold on income payable to Spanish CIT taxpayers (which for the sake of clarity, include Spanish tax resident investment funds and Spanish tax resident pension funds) from financial assets traded on organized markets in OECD countries.  The Issuer will make an application for the exchange Series C preferred securities to be traded on the New York Stock Exchange and/or the London Stock Exchange’s Gilt Edged and Fixed Interest Market prior to the First Distribution Payment Date after the Exchange Offer Settlement Date and, upon admission to trading on the New York Stock Exchange and/or the London Stock Exchange’s Gilt Edged and Fixed Interest Market, the exchange Series C preferred securities will fulfill the requirements set forth in the legislation for exemption from withholding.

The Directorate General for Taxation (Dirección General de Tributos—“DGT”), on July 27, 2004, issued a ruling indicating that in the case of issues made by entities resident in Spain, as in the case of the Issuer, application of the exemption requires that the exchange Series C preferred securities be placed outside Spain in another OECD country.  The Issuer considers that the issue of the exchange Series C preferred securities will fall within this exemption as the exchange Series C preferred securities are to be sold outside Spain and in the international capital markets and none of the entities initially placing the exchange Series C preferred securities is resident in Spain.  Consequently, the Issuer will not withhold on distributions to Spanish CIT taxpayers that provide relevant information to qualify as such. If the Spanish tax authorities maintain a different opinion on this matter, however, the Issuer will be bound by that opinion and, with immediate effect, will make the appropriate withholding and the Issuer and the Guarantor will not, as a result, pay additional amounts.

In order to implement the exemption from withholding, the procedures laid down in the Order of December 22, 1999 will be followed. No reduction percentage will be applied. See “—Evidencing of Beneficial Owner Residency in Connection with Distributions and Income Obtained from the Exchange of Restricted Series C Preferred Securities for Exchange Series C Preferred Securities”.

Net Wealth Tax (Impuesto sobre el Patrimonio)

Spanish legal entities are not subject to the Spanish Net Wealth Tax.

Inheritance and Gift Tax (Impuesto sobre Sucesiones y Donaciones)

Legal entities resident in Spain for tax purposes which acquire ownership or other rights over the Series C preferred securities by inheritance, gift or legacy are not subject to the Spanish Inheritance and Gift Tax but must include the market value of the Series C preferred securities in their taxable income for Spanish CIT purposes.

Individuals and Legal Entities with no Tax Residency in Spain

Non-Resident Income Tax (Impuesto sobre la Renta de no Residentes)

(a)    Non-Spanish resident investors acting through a permanent establishment in Spain

If the Series C preferred securities form part of the assets of a permanent establishment in Spain of a person or legal entity who is not resident in Spain for tax purposes, the tax rules applicable to income deriving from such Series C preferred securities are, generally, the same as those previously set out for Spanish CIT taxpayers. See “—Legal Entities with Tax Residency in Spain—Corporate Income Tax (Impuesto sobre Sociedades).”  Ownership of the Series C preferred securities by investors who are not resident for tax purposes in Spain will not in itself create the existence of a permanent establishment in Spain.

(b)    Non-Spanish resident investors not acting through a permanent establishment in Spain

Both distributions periodically received and income derived from the transfer, redemption or repayment of the Series C preferred securities (including imputed income derived from the exchange of restricted Series C preferred securities for exchange Series C preferred securities under this exchange offer), obtained by individuals or entities who are not resident in Spain for tax purposes and who do not act, with respect to the Series C preferred securities, through a permanent establishment in Spain, are exempt from NRIT.

This exemption is not applicable if such income is obtained through countries or territories classified as tax havens, as listed below (being those included in Royal Decree 1080/1991, of July 5, as amended), in which case such income will be subject to NRIT in Spain at the rate of 18% which the Issuer will withhold.

In order to be eligible for the exemption from NRIT, it is necessary to comply with certain information obligations relating to the identity and residence of the Beneficial Owners entitled to receive distributions on the Series C preferred securities, in the manner detailed under “—Evidencing of Beneficial Owner Residency in Connection with Distributions and Income Obtained from the Exchange of Restricted Series C Preferred Securities for Exchange Series C Preferred Securities” as laid down in section 12 of Royal Decree 2281/1998, as promulgated by Royal Decree 1778/2004 (and which was replaced by Section 44 of Royal Decree 1065/2007 as of January 1, 2008).  If these information obligations are not complied with in the manner indicated, the Issuer will withhold 18% and the Issuer will not pay additional amounts.

The exchange of restricted Series C preferred securities for exchange Series C preferred securities should not be considered a taxable event for Spanish tax purposes. Nevertheless, as the Spanish tax authorities may consider that holders of restricted Series C preferred securities should be deemed to derive income as a result of the exchange of restricted Series C preferred securities for exchange Series C preferred securities under this exchange offer, the Issuer, unless an exemption is established in accordance with the preceding paragraphs, will be required to withhold tax (currently at the rate of 18%) on the amount of such deemed income, computed as the difference between the then-current market value of the exchange Series C preferred securities received and the issue price of the restricted Series C preferred securities delivered by such Beneficial Owners. In order to withhold such amount, the Issuer will deduct the amount from any net distribution payment made to Beneficial Owners of the exchange Series C preferred securities in the exchange offer on or immediately following the settlement date of such an exchange offer (in addition to the withholding tax corresponding to such distribution payment) or in the event that the amount of the withholding tax to be collected pursuant to an exchange operation exceeds the amount of such net distribution payment, the procedure described in section E of Article II of Annex A to this prospectus will be followed.  According to this procedure, the Issuer will arrange for the sale in the secondary market of an appropriate quantity of exchange Series C preferred securities received under this exchange offer as may be necessary to provide cash in sufficient amounts to meet the relevant Beneficial Owner’s withholding tax liability with respect to the exchange of restricted Series C preferred securities for exchange Series C preferred securities.  Beneficial Owners (and DTC participants acting on their behalf) are advised that any transfer or sale of the exchange Series C preferred securities pursuant to the above mentioned procedure may give rise to a taxable income equal to the positive difference between the transfer value of the exchange Series C preferred securities and their acquisition value. Such income will not be subject to withholding tax in Spain unless the relevant transfer or sale is channeled through a Spanish financial entity acting on behalf of the transferor.  The above notwithstanding, the non-Spanish resident Beneficial Owner will have to pay the relevant tax liability, if any, on the income derived from the transfer or sale of the exchange Series C preferred securities unless the exemption described in the preceding paragraphs applies.

The Issuer believes that the filing with the SEC of a shelf registration statement in order to allow public sales of the exchange Series C preferred securities in the United States and to U.S. persons will not entail the existence of a taxable event (i.e., exchange) under Spanish tax at the time of filing the shelf registration statement.  Nevertheless, the resale of the exchange Series C preferred securities under a shelf registration statement will be treated for Spanish tax purposes as any other transfer of such securities, with the tax consequences described in the preceding paragraphs.

Payments of liquidated damages with respect to the restricted Series C preferred securities may be characterized as an indemnity under Spanish law and therefore should be made free of withholding or deduction on account of Spanish taxes. This notwithstanding, non-Spanish resident Beneficial Owners that receive payments of liquidated damages will have to pay the corresponding tax on the gross amount of income obtained unless an exemption from Spanish tax or a reduced tax rate is provided by the Spanish law or by an applicable convention for the avoidance of double taxation entered into by Spain and such Beneficial Owner’s country of residence. The Issuer believes that under the convention for the avoidance of double taxation entered into between the United States and Spain, income in respect of liquidated damages payments obtained by Beneficial Owners that are resident in the United States for the purposes of such convention and entitled to its benefits may be treated as “Other Income” and therefore may only be subject to tax in the United States.

Beneficial Owners not resident in Spain for tax purposes and entitled to exemption from NRIT who do not timely provide evidence of their tax residency in accordance with the procedure described in detail below, may obtain a refund of the amount withheld from the Issuer by following a quick refund procedure or, otherwise, directly from the Spanish tax authorities by following the standard refund procedure described below under “—Evidencing of Beneficial Owner Residency in Connection with Distributions and Income Obtained from the Exchange of Restricted Series C Preferred Securities for Exchange Series C Preferred Securities.” Beneficial Owners who have been subject to Spanish withholding tax on income derived from the exchange of restricted Series C preferred securities for exchange Series C preferred securities under this exchange offer may obtain a refund of the amount withheld directly from the Spanish tax authorities. Beneficial Owners are advised to consult their own tax advisers regarding their eligibility to claim a refund from the Spanish tax authorities and the procedures to be followed in such circumstances.

Net Wealth Tax (Impuesto sobre el Patrimonio)

To the extent that income derived from Series C preferred securities is exempt from NRIT, individual Beneficial Owners not resident in Spain for tax purposes who own interests in such Series C preferred securities on the last day of any year will be exempt from Net Wealth Tax. Furthermore, individual Beneficial Owners resident in a country with which Spain has entered into a double tax treaty in relation to Net Wealth Tax that provides for taxation in such Beneficial Owner’s country of residence will not be subject to such tax.

If the provisions of the foregoing two sentences do not apply, individuals not resident in Spain for tax purposes who own interests in Series C preferred securities on the last day of any year will be subject to the Spanish Net Wealth Tax at marginal rates currently varying between 0.2% and 2.5% of the quoted average value of the Series C preferred securities during the last quarter of the year during which such Series C preferred securities were held.

Non-Spanish resident legal entities are not subject to the Spanish Net Wealth Tax.

Inheritance and Gift Tax (Impuesto sobre Sucesiones y Donaciones)

Individuals not resident in Spain for tax purposes who acquire ownership or other rights over Series C preferred securities by inheritance, gift or legacy, will be subject to the Spanish Inheritance and Gift Tax in accordance with the applicable Spanish regional and state rules, unless they reside in a country for tax purposes with which Spain has entered into a double tax treaty in relation to Inheritance Tax.  In such case, the provisions of the relevant double tax treaty will apply.

Non-Spanish resident legal entities which acquire ownership or other rights over the Series C preferred securities by inheritance, gift or legacy are not subject to the Spanish Inheritance and Gift Tax.  Such acquisitions will be subject to NRIT (as described above), without prejudice to the provisions of any applicable double tax treaty entered into by Spain. In general, double tax treaties provide for the taxation of this type of income in the country of residence of the beneficiary.

Tax Rules for Exchange Series C Preferred Securities Not Listed on an Organized Market in an OECD Country

Withholding on Account of IIT, CIT and NRIT

If the exchange Series C preferred securities are not listed on an organized market in an OECD country on any Distribution Payment Date, distributions to Beneficial Owners in respect of the exchange Series C preferred securities will be subject to withholding tax at the current rate of 18%, except if an exemption from Spanish tax or a reduced withholding tax rate is provided by the Spanish law or by an applicable convention for the avoidance of double taxation entered into between Spain and the country of residence of the relevant Beneficial Owner . Individuals and entities that may benefit from such exemptions or reduced tax rates would have to follow either the “—Quick Refund Procedures” or the “—Direct Refund Procedure” described below under “—Evidencing of Beneficial Owner Residency in Connection with Distributions and Income Obtained from the Exchange of Restricted Series C Preferred Securities for Exchange Series C Preferred Securities” in order to obtain a refund of the amounts withheld.

Net Wealth Tax (Impuesto sobre el Patrimonio)

If the exchange Series C preferred securities are not listed on an organized market in an OECD country on the last day of any year, individuals (whether or not resident in Spain for tax purposes) holding exchange Series C preferred securities on the last day of any such year will be subject to the Spanish Net Wealth Tax for such year, unless in the case of individual investors not resident in Spain for tax purposes a double tax treaty applies, at marginal rates currently varying between 0.2% and 2.5% of the face value of the exchange Series C preferred securities held, with an exempt amount (for individuals resident in Spain for tax purposes) established by the competent autonomous community (comunidad autónoma), or €108,182.18 if no exempt amount is established.

Tax Rules for Payments Made by the Guarantor

Payments made by the Guarantor to securityholders will be subject to the same tax rules previously set out for payments made by the Issuer.

Tax Havens

Pursuant to Royal Decree 1080/1991, of July 5, as amended, the following are each considered to be a tax haven:

Aruba,
British Virgin Islands,	Jamaica,	Republic of Trinidad and Tobago,
Cayman Islands,	Kingdom of Bahrain,	Republic of Vanuatu,
Channel Islands (Jersey and Guernsey),	Macao,	Saint Lucia,
Falkland Islands,	Marianas Islands,	Saint Vincent & the Grenadines
Fiji Islands,	Mauritius,	Solomon Islands,
Gibraltar,	Montserrat,	Sultanate of Brunei,
Grand Duchy of Luxembourg Area (only as regards the income received by the Companies referred to in paragraph 1 of the Protocol annexed to the Avoidance of Double Taxation Treaty, dated 3rd June 1986 entered into by Spain and Luxembourg),
	Netherlands Antilles, Principality of Andorra, Principality of Liechtenstein, Principality of Monaco, Republic of Cyprus, Republic of Lebanon, Republic of Liberia,	Sultanate of Oman, The Bahamas, The Bermuda Islands, The Cook Islands, The Island of Anguilla, The Island of Barbados, The Republic of Dominica,
Grenada,	Republic of Nauru,	Turks and Caicos Islands, and
Hashemite Kingdom of Jordan,	Republic of Panama,	Virgin Islands (of the United
Hong-Kong,	Republic of San Marino,	States).
Islands of Antigua and Barbuda,	Republic of Seychelles,
Isle of Man,	Republic of Singapore,

Evidencing of Beneficial Owner Residency in Connection with Distributions and Income Obtained from the Exchange of Restricted Series C Preferred Securities for Exchange Series C Preferred Securities

As described under “Taxation—Spanish Tax Considerations—Individual and Legal Entities with no Tax Residency in Spain”, interest and other financial income (such as imputed income derived from the exchange of restricted Series C preferred securities for exchange Series C preferred securities) paid with respect to the exchange Series C preferred securities for the benefit of non-Spanish resident investors not acting, with respect to the exchange Series C preferred securities, through a permanent establishment in Spain will not be subject to Spanish withholding tax unless such non-Spanish resident investor is resident in, or obtains income through, a “tax haven” territory (as defined in Royal Decree 1080/1991, of July 5, as amended) or fails to comply with the relevant tax information procedures.

The information obligations to be complied with in order to apply the exemption are those laid down in Section 12 of the Spanish Royal Decree 2281/1998 (“Section 12”), as amended by Royal Decree 1778/2004 (which was replaced by Section 44 of Royal Decree 1065/2007 as of January 1, 2008), being the following:

In accordance with sub-section 1 of Section 12, an annual return must be filed with the Spanish tax authorities, by the Guarantor, specifying the following information with respect to the exchange Series C preferred securities:

(a)    the identity and country of residence of the recipient of the income on the exchange Series C preferred securities (when the income is received on behalf of a third party (i.e., a Beneficial Owner), the identity and country of residence of that third party);

(b)    the amount of income received; and

(c)    details identifying the exchange Series C preferred securities.

In accordance with sub-section 3 of Section 12, for the purpose of preparing the annual return referred to in sub-section 1 of Section 12, certain documentation regarding the identity and country of residence of the Beneficial Owners obtaining income on the Series C preferred securities must be submitted to the Issuer and the Guarantor by each Distribution Payment Date, as specified in more detail in Annexes A and B to this prospectus.

In addition to the above, as described under “Taxation—Spanish Tax Considerations—Legal Entities with Tax Residency in Spain—Corporate Income Tax (Impuesto sobre Sociedades)”, Spanish CIT taxpayers will not be subject to withholding tax on income derived from the Series C preferred securities, provided that Qualified Institutions (as defined below) acting on behalf of such CIT taxpayers provide relevant information to qualify as such by each relevant Distribution Payment Date.

In light of the above, the Issuer, the Guarantor, the Paying Agent, DTC and Acupay have arranged certain procedures to facilitate the collection and verification of information concerning the identity and country of residence of Beneficial Owners (either non-Spanish resident or CIT taxpayers) holding through a Qualified Institution (as defined below) through and including each relevant Distribution Payment Date. The delivery of such information, while the exchange Series C preferred securities are in global form, will be made through the relevant direct or indirect participants in DTC. The Issuer will withhold at the then-applicable rate (currently 18%) from any distribution payment or imputed income derived from the exchange of restricted Series C preferred securities for exchange Series C preferred securities as to which the required information has not been provided or the required procedures have not been followed.

The procedures set forth under “—Tax Relief at Source Procedure” (see Article I and II of Annex A to this prospectus) are intended to identify Beneficial Owners who are (i) corporations resident in Spain for tax purposes, or (ii) individuals or legal entities not resident in Spain for tax purposes, that do not act with respect to the exchange Series C preferred securities through a permanent establishment in Spain and that are not resident in, and do not obtain income deriving from the exchange Series C preferred securities through, a country or territory defined as a tax haven jurisdiction by Royal Decree 1080/1991, of July 5, as amended.

These procedures are designed to facilitate the collection of certain information concerning the identity and country of residence of the Beneficial Owners mentioned in the preceding paragraph (who therefore are entitled to receive income in respect of the exchange Series C preferred securities free and clear of Spanish withholding taxes) who are participants in DTC or hold their interests through participants in DTC, provided in each case, that the relevant DTC participant is a central bank, other public institution, international organization, bank, credit institution or financial entity, including collective investment institutions, pension fund or insurance entity, resident either in an OECD country (including the United States) or in a country with which Spain has entered into a double taxation treaty subject to a specific administrative registration or supervision scheme (each, a “Qualified Institution”).

Beneficial Owners who are entitled to receive income in respect of the exchange Series C preferred securities free of any Spanish withholding taxes but who do not hold their exchange Series C preferred securities through a Qualified Institution will have Spanish withholding tax withheld from distribution payments and other financial income paid with respect to their exchange Series C preferred securities at the then-applicable rate (currently 18%). Beneficial Owners who do not hold their exchange Series C preferred securities through a Qualified Institution can follow the “—Quick Refund Procedure” set forth in Article III of Annex A or the “—Direct Refund from Spanish Tax Authorities Procedure” set forth in Article II of Annex B, in order to have such withheld amounts refunded.

A detailed description of these procedures is set forth in Annex A and Annex B to this prospectus.

Beneficial Owners, their custodians or DTC participants with questions about these Spanish tax information reporting and withholding procedures may contact Acupay at one of the following locations. Please mention the CUSIP or ISIN for the relevant Series C preferred securities when contacting Acupay (CUSIP Nos. 05530RAA6 or 05530RAB4 or ISIN Nos. US05530RAA68 or US05530RAB42). There is no cost for this assistance.

Via email: info@acupaysystem.com

By post, telephone or fax:

IN LONDON:	IN NEW YORK:
Acupay System LLC Attention: Maria Mercedes First Floor 28 Throgmorton Street London EC2N 2AN United Kingdom Tel. 44-(0)-207-382-0340 Fax. 44-(0)-207-256-7571	Acupay System LLC Attention: Rosa Lopez 30 Broad Street – 46th Floor New York, N.Y. 10004 USA Tel. 1-212-422-1222 Fax. 1-212-422-0790

EU Savings Directive

Under the European Union Council Directive 2003/48/EU on the taxation of savings income, Member States are required to provide to the tax authorities of another Member State details of payments of interest (or other similar income) paid by a person within its jurisdiction to an individual resident in that other Member State.  However, for a transitional period, Belgium, Luxembourg and Austria are instead required (unless during that period they elect otherwise) to operate a withholding system in relation to such payments (the ending of such transitional period being dependent upon the conclusion of certain other agreements relating to information exchange with certain other countries).  A number of non-European Union countries and territories, including Switzerland, have agreed to adopt similar measures (a withholding system in the case of Switzerland) with effect from the same date.

U.S. Federal Income Tax Considerations

In the opinion of Davis Polk & Wardwell, the following is a discussion of the material U.S. federal income tax consequences of exchanging restricted Series C preferred securities for exchange Series C preferred securities and the ownership of exchange Series C preferred securities to the U.S. Holders described below, but it does not purport to be a comprehensive description of all the tax considerations that may be relevant to a particular person’s decision to exchange such securities.  This discussion does not address U.S. state, local and non-U.S. tax consequences.  The discussion applies only to U.S. Holders who hold exchange Series C preferred securities as capital assets for U.S. federal income tax purposes and it does not address special classes of holders, such as:

•	certain financial institutions;

•	insurance companies;

•	regulated investment companies;

•	real estate investment trusts;

•	dealers and certain traders in securities or foreign currencies;

•	persons holding exchange Series C preferred securities as part of a hedge, straddle, conversion or other integrated transaction;

•	persons whose functional currency for U.S. federal income tax purposes is not the U.S. dollar;

•	partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

•	persons liable for the alternative minimum tax;

•	tax-exempt organizations;

•	persons that own or are deemed to own 10% or more of the Issuer’s capital; or

•	persons carrying on a trade or business in Spain through a permanent establishment.

This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof.  These laws are subject to change, possibly on a retroactive basis.  Prospective investors should consult their own tax advisors concerning the U.S. federal, state, local and non-U.S. tax consequences of purchasing, owning and disposing of exchange Series C preferred securities in their particular circumstances.

As used herein, a “U.S. Holder” is a beneficial owner of Series C preferred securities that is, for U.S. federal income tax purposes: (i) a citizen or resident of the United States; (ii) a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States or any political subdivision thereof; or (iii) an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Taxation of Exchange Offer

The exchange of restricted Series C preferred securities for exchange Series C preferred securities will not constitute a taxable exchange for U.S. federal income tax purposes.  For such purposes, a U.S. Holder will have the same tax basis and holding period in the exchange Series C preferred securities as it did in the restricted Series C preferred securities at the time of exchange.

Taxation of Distributions

Subject to the discussion under “Passive Foreign Investment Company Rules” below, distributions received by a U.S. Holder on exchange Series C preferred securities will constitute dividend income to the extent paid out of the Issuer’s current or accumulated earnings and profits (as determined for U.S. federal income tax purposes).  Corporate U.S. Holders will not be entitled to claim the dividends-received deduction with respect to dividends paid by the Issuer.  Subject to applicable limitations, favorable rates of tax, up to a maximum of 15%, will apply to dividends paid on the exchange Series C preferred securities received by certain non-corporate U.S. Holders in taxable years beginning before January 1, 2011. Non-corporate U.S. Holders should consult their own tax advisors to determine the application of the favorable tax rates, including whether they are subject to special rules that limit their ability to be taxed at these favorable rates.

Bills have been introduced in both the U.S. House and the U.S. Senate which would, if enacted, deny the favorable tax rates described in the preceding paragraph for dividends paid in respect of certain securities, including any securities, such as the exchange Series C preferred securities, where the issuer of the securities is allowed a deduction under the tax laws of a foreign country with respect to such dividend.  The proposed legislation would apply to dividends received after the date of its enactment.  It is not possible to predict whether the proposed legislation will be enacted, either in its present form or any other form.  Non-corporate U.S. Holders should consult their own tax advisers with respect to the potential enactment of currently proposed legislation and its application to their particular circumstances.

Distributions with respect to the exchange Series C preferred securities will generally constitute foreign-source income, which may be relevant to a U.S. Holder in calculating the holder’s foreign tax credit limitation.  The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income.

Sale and Other Disposition of the Shares

Subject to the discussion under “Passive Foreign Investment Company Rules” below, a U.S. Holder will generally recognize capital gain or loss on the sale or other disposition of exchange Series C preferred securities, which will be long-term capital gain or loss if the holder has held such exchange Series C preferred securities for more than one year.  The amount of the U.S. Holder’s gain or loss will be equal to the difference between the amount realized on the sale or other disposition and such holder’s tax basis in such exchange Series C preferred securities, and will generally be U.S. source income for purposes of computing the holder’s foreign tax credit limitation.

Passive Foreign Investment Company Rules

Based upon certain look-through rules applicable to related parties and proposed Treasury regulations which are not yet in effect but are proposed to become effective for taxable years beginning after December 31, 1994 (the “Proposed Regulations”), the Issuer believes that it was not a passive foreign investment company (a “PFIC”) for U.S. federal income tax purposes for its most recent taxable year and does not expect to be considered a PFIC in the foreseeable future.  However, because there can be no assurance that the Proposed Regulations will be finalized in their current form and because PFIC status depends upon the composition of a company’s income and assets and the market value of its assets from time to time, there can be no assurance that the Issuer will not be considered a PFIC for any taxable year.  If the Issuer were a PFIC for any year in which a U.S. Holder held exchange Series C preferred securities, certain adverse U.S. federal income tax consequences could apply to the U.S. Holder, which may be mitigated if the holder makes certain U.S. federal income tax elections. The Issuer and the Guarantor will use reasonable efforts to operate the Issuer in such a manner that the Issuer does not become a PFIC. If the Issuer concludes that it is a PFIC for any taxable year, it will promptly inform U.S. Holders of such conclusion and provide such information as is reasonably required in order to enable the holders to satisfy relevant U.S. federal income tax reporting requirements arising as a result of the Issuer’s PFIC status and to make available certain U.S. federal income tax elections.

If a U.S. Holder owns exchange Series C preferred securities during any year in which the Issuer is a PFIC, the holder must file an Internal Revenue Service Form 8621.  In addition, if the Issuer were a PFIC for a taxable year in which it paid a dividend or for the prior taxable year, the favorable tax rates discussed above with respect to dividends paid to certain non-corporate U.S. Holders would not apply.

Information Reporting and Backup Withholding

Payments of dividends and sales proceeds that are made within the United States or through certain U.S.-related financial intermediaries may be subject to information reporting and to backup withholding unless the U.S. Holder is a corporation or other exempt recipient or, in the case of backup withholding, the holder provides a correct taxpayer identification number and certifies that no loss of exemption from backup withholding has occurred. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is furnished to the Internal Revenue Service.

PLAN OF DISTRIBUTION

Each broker-dealer that receives exchange Series C preferred securities for its own account in the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of exchange Series C preferred securities.  This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange Series C preferred securities received in exchange for restricted Series C preferred securities where exchange Series C preferred securities were acquired as a result of market-making activities or other trading activities.  We have agreed that, for a period of 90 days after the Exchange Offer Expiry Date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any resale of exchange Series C preferred securities received by it in exchange for restricted Series C preferred securities.

The Issuer will not receive any proceeds from any sale of exchange Series C preferred securities by broker-dealers.

Exchange Series C preferred securities received by broker-dealers for their own account in the exchange offer may be sold from time to time in one or more transactions, including:

•	in the over-the-counter market;

•	in negotiated transactions;

•	through the writing of options on the exchange Series C preferred securities; or

•	a combination of those methods of resale;

at market prices prevailing at the time of resale, at prices related to prevailing market prices or negotiated prices.

Any resale may be made:

•	directly to purchasers or

•	to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer or the purchasers of any exchange Series C preferred securities.

Any broker-dealer that resells exchange Series C preferred securities that were received by it for its own account in the exchange offer and any broker or dealer that participates in a distribution of those exchange Series C preferred securities may be considered to be an “underwriter” within the meaning of the Securities Act.  Any profit on any resale of those exchange Series C preferred securities and any commission or concessions received by any of those persons may be considered to be underwriting compensation under the Securities Act.  By acknowledging that it will deliver a prospectus and by delivering a prospectus, the broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 90 days after the Exchange Offer Expiry Date, we will through the Tax Certification and Exchange Agent promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests those documents. Requests should be submitted to the Tax Certification and Exchange Agent.  We have agreed to pay all expenses incident to the exchange offer, other than commissions or concessions of any brokers or dealers and will indemnify the holders of the restricted Series C preferred securities, and any broker-dealers that hold exchange Series C preferred securities, against some liabilities, including liabilities under the Securities Act.

VALIDITY OF THE EXCHANGE SERIES C PREFERRED SECURITIES

The validity of the exchange Series C preferred securities offered and exchanged in this offering, together with the guarantees, will be passed upon by Garrigues, Spanish counsel for the Guarantor.

EXPERTS

The consolidated financial statements and management report on the effectiveness of internal control over financial reporting incorporated in this prospectus by reference from the Annual Report of Banco Bilbao Vizcaya Argentaria, S.A. on Form 20-F for the year ended December 31, 2006 have been audited by Deloitte S.L., an independent registered public accounting firm, as stated in their reports which are incorporated herein by reference (which reports (1) express an unqualified opinion on the consolidated financial statements of the Bank and include an explanatory paragraph stating that the EU-IFRS required to be applied under Bank of Spain's Circular 4/2004 vary in certain significant respects from U.S. GAAP, that the information relating to the nature and effect of such differences is presented in Note 62 to the consolidated financial statements of the Bank, (2) express an unqualified opinion on management's assessment regarding the effectiveness of internal control over financial reporting, and (3) express an unqualified opinion on the effectiveness of internal control over financial reporting), and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

INDEX TO FINANCIAL STATEMENTS

Please refer to Item 8 of our 2006 Form 20-F and to page F-1 of our June 30, 2007 Form 6-K.

F-1

ANNEX A

Procedures for Spanish Withholding Tax Documentation For Series C Preferred Securities
Held Through an Account at The Depository Trust Company

Article I

Tax Relief at Source Procedure (procedure that complies with Spanish Law 13/1985
(as amended by Law 19/2003 and Law 23/2005) and Royal Decree 2281/1998
(as amended by Royal Decree 1778/2004
which was replaced by Royal Decree 1065/2007 as of January 1, 2008))

A.       DTC Participant Submission and Maintenance of Beneficial Owner Information

1.
At least five New York Business Days prior to each Record Date preceding a distribution payment date on the Series C preferred securities (each, a “Distribution Payment Date”), the Issuer shall provide an Issuer announcement to the Paying Agent, and the Paying Agent shall, (a) provide The Depository Trust Company (“DTC”) with such Issuer announcement that will form the basis for a DTC important notice (the “Important Notice”) regarding the relevant distribution payment and tax relief entitlement information for the Series C preferred securities, (b) request DTC to post such Important Notice on its website as a means of notifying direct participants of DTC (“DTC Participants”) of the requirements described in this Annex A and B, and (c) with respect to each Floating Rate Distribution Payment Date, in its capacity as the Calculation Agent, confirm to Acupay the Floating Distribution Rate and the number of days in the relevant Series C preferred securities Floating Rate Distribution Period and verify through the designated system established and maintained by Acupay (the “Acupay System”) that Acupay has received the Floating Distribution Rate and the number of days in the relevant Series C preferred securities Floating Rate Distribution Period correctly. A “New York Business Day” means any day other than a Saturday or Sunday or a day on which banking institutions or trust companies in the City of New York are required or authorized by law, regulation or executive order to close.

2.
Beginning on the New York Business Day following each Record Date and continuing until 8:00 p.m. New York time on the fourth New York Business Day prior to each Distribution Payment Date (the “Standard Deadline”), each DTC Participant must (i) enter directly into the Acupay System the Beneficial Owner identity and residence information required by Spanish tax law (as set forth in Article I of Annex B) in respect of the portion of such DTC Participant’s position in the Series C preferred securities that is exempt from Spanish withholding tax (the “Beneficial Owner Information”) and (ii) make an election via the DTC Elective Dividend Service (“EDS”) certifying that such portion of Series C preferred securities for which it submitted such Beneficial Owner Information is exempt from Spanish withholding tax (the “EDS Election”).

3.
Each DTC Participant must ensure the continuing accuracy of the Beneficial Owner Information and EDS Election, irrespective of any changes in, or in beneficial ownership of, such DTC Participant’s position in the Series C preferred securities through 8:00 p.m. New York time on the New York Business Day immediately preceding each Distribution Payment Date by making adjustments through the Acupay System and EDS. All changes must be reflected, including those changes (via Acupay), which do not impact the DTC Participant’s overall position at DTC or the portion of that position at DTC as to which no Spanish withholding tax is being assessed.

B.       Tax Certificate Production and Execution

After entry of Beneficial Owner Information into the Acupay System by a DTC Participant, the Acupay System will produce completed forms of Exhibit I, Exhibit II or Exhibit III to Annex B (as required by Spanish law) (the “Distribution Payment Tax Certificates”), which shall summarize the Beneficial Owner Information introduced and maintained by such DTC Participant into the Acupay System. When any Distribution Payment Date is also the redemption date for the Series C preferred securities, and if the Series C preferred securities were initially issued below par with an original issue discount (“OID”), a separate set of Tax Certificates (the

“OID Tax Certificates” and together with the Distribution Payment Tax Certificates, the “Tax Certificates”) will be generated by the Acupay System reporting income resulting from the payment of OID at redemption. Such DTC Participant will then be required to (i) print out, (ii) review, (iii) sign and (iv) fax or send by email a PDF copy of the duly signed Tax Certificates directly to Acupay for receipt by the close of business on the Standard Deadline. The original of each Tax Certificate must be sent to Acupay for receipt no later than the 15th calendar day of the month immediately following the Distribution Payment Date. All Tax Certificates will be dated as of the relevant Distribution Payment Date.

NOTE: A DTC Participant that obtains favorable tax treatment through this relief at source procedure and fails to submit to Acupay the original physical Tax Certificates as described above may be prohibited by the Issuer from using this procedure to obtain favorable tax treatment for future payments. In such event, the DTC Participant will receive any future distribution payment on their entire position net of the applicable Spanish withholding tax (currently at the rate of 18%) and relief will need to be obtained directly from the Spanish tax authorities by following the direct refund procedure established by Spanish tax law.

C.           Additional Acupay and DTC Procedures

1.	In addition to its other duties and obligations set forth herein, Acupay will be responsible for the following tasks (collectively, the “Acupay Verification Procedures”):

(a)
comparing the Beneficial Owner Information and Tax Certificates provided in respect of each DTC Participant’s position with the EDS Elections provided by that DTC Participant in order to determine whether any discrepancies exist between such information, the corresponding EDS Elections and the DTC Participant’s position in the Series C preferred securities at DTC;

(b)	collecting and collating all original Tax Certificates received from DTC Participants;

(c)
reviewing the Beneficial Owner Information and the Tax Certificates using appropriate methodology in order to determine whether the requisite fields of Beneficial Owner Information have been supplied and that such fields of information are responsive to the requirements of such Tax Certificates in order to receive payments without Spanish withholding tax being assessed; and

(d)	liaising with the DTC Participants in order to request that such DTC Participants:

(i)	complete any missing or correct any erroneous Beneficial Owner Information identified pursuant to the procedures set forth in (a) and (c) above,

(ii)	correct any erroneous EDS Election identified pursuant to the procedures set forth in (a) and (c) above, and

(iii)	revise any Tax Certificates identified pursuant to the procedures set forth in (a) and (c) above as containing incomplete or inaccurate information.

D.           Updating and Verification of Beneficial Owner Information

1.
By 9:30 a.m. New York time on the New York Business Day following the Standard Deadline, DTC will transmit to Acupay an “EDS Standard Cut-off Report” confirming DTC Participant positions and EDS Elections as of the Standard Deadline. By 12:00 p.m. New York time on the New York Business Day following the Standard Deadline, Acupay will transmit to DTC a provisional summary report of all Beneficial Owner Information which has been submitted through the Acupay System as of the Standard Deadline, provisionally confirmed, to the extent possible, against the information set forth in the EDS Standard Cut-off Report. The provisional summary report shall set forth (i) the position in the Series C preferred securities held by each DTC Participant as of the Standard Deadline and (ii) the portion of each DTC Participant’s position in the Series C preferred securities in respect of which Tax Certificates have been provided to support the payment of cash distribution without Spanish withholding tax being assessed.

2.
DTC Participants will be required to ensure that Beneficial Owner Information entered into the Acupay System and the EDS Elections are updated to reflect any changes in beneficial ownership or in such DTC Participants’ positions in the Series C preferred securities occurring between the Standard Deadline and 8:00 p.m. New York time on the New York Business Day immediately preceding the Distribution Payment Date. For this purpose, the DTC EDS system will remain accessible to DTC Participants until 8:00 p.m. New York time on the New York Business Day immediately preceding the Distribution Payment Date. In addition, Acupay will accept new or amended Beneficial Owner Information until 9:45 a.m. New York time on each Distribution Payment Date and DTC will accept requests for changes to EDS Elections at the request of DTC Participants until 9:45 a.m. New York time on each Distribution Payment Date. The EDS Elections received by DTC from DTC Participants as of 9:45 a.m. New York time on the Distribution Payment Date shall determine the eligibility of each DTC Participant for the Quick Refund Procedures set out in paragraph A.1 of Article III of this Annex A.

3.
Beginning at 7:45 a.m. New York time on the Distribution Payment Date, Acupay will through the Acupay Verification Procedures perform the final review of each DTC Participant’s Beneficial Owner Information, EDS Elections and changes in DTC position since the Standard Deadline. Based on these Acupay Verification Procedures, Acupay will (i) seek to notify any affected DTC Participant until 9:45 a.m. New York time on such Distribution Payment Date of any inconsistencies among these data, or erroneous or incomplete information provided by such DTC Participant and (ii) use its best efforts to obtain revised Beneficial Owner Information, Tax Certificates and/or EDS Elections from any such DTC Participant as necessary to correct any inconsistencies, erroneous or incomplete information. The failure to correct any such inconsistencies, (including the failure to fax or send PDF copies of new or amended Tax Certificates) by 9:45 a.m. New York time on the Distribution Payment Date (or if Acupay, despite its best efforts to do so, does not confirm receipt of such correction by 9:45 a.m. New York time on the Distribution Payment Date) will result in the payments in respect of the entirety of such DTC Participant’s position being made net of Spanish withholding tax. Upon receipt of a report of EDS Elections as of 9:45 a.m. New York time from DTC, Acupay will then notify DTC of the final determination of which portion of each DTC Participant’s position in the Series C preferred securities should be paid gross of Spanish withholding tax and which portion of such position should be paid net of such tax. Based on such Acupay determination, DTC will make adjustments to the EDS in order to reduce to zero the EDS Elections received by DTC from DTC Participants as of 9:45 a.m. New York time on the relevant Distribution Payment Date, where as a result of any inconsistencies between such DTC Participant’s Beneficial Owner Information, EDS Election and DTC position, the entirety of such DTC Participant position will be paid net of Spanish withholding taxes.

The adjustments described in the preceding paragraph will be made by DTC exclusively for the purposes of making payments, when applicable, net of Spanish withholding taxes and will have no impact on the EDS Election made by the relevant DTC Participants as of 9:45 a.m. New York time on the relevant Distribution Payment Date, which, as mentioned above, will determine the eligibility of each DTC Participant for the Quick Refund Procedures set out in paragraph A.1 of Article III of this Annex A.

4.
DTC will transmit a final “Report to Paying Agent” to Acupay by 10:30 a.m. New York time on each Distribution Payment Date setting forth each DTC Participant’s position in the Series C preferred securities as of 8:00 p.m. New York time on the New York Business Day immediately preceding each Distribution Payment Date and the portion of each such DTC Participant’s position in the Series C preferred securities on which distribution payments should be made net of Spanish withholding tax and the portion that should be made without Spanish withholding tax being assessed, as applicable, based on the status of the EDS Elections received by DTC for each DTC Participant as of 9:45 a.m. New York time on the Distribution Payment Date and reflecting the adjustments, if any, to be made by DTC to the EDS described in paragraph D.3 of this Article I of Annex A above.

5.
Acupay shall immediately, but no later than 11:00 a.m. New York time on each Distribution Payment Date, release (through a secure data upload/download facility) PDF copies of the final Report to Paying Agent to the Paying Agent, the Issuer and the Guarantor, along with PDF copies of the related signed Tax Certificates to the Issuer.

6.
Acupay will forward original paper Tax Certificates it receives for receipt by the Issuer no later than the 18th calendar day of the month immediately following each Distribution Payment Date. Acupay shall maintain records of all Tax Certificates (and other information received through the Acupay System) for five years from each related Distribution Payment Date to which such information applies, and shall, during such period, make copies of such records available to the Issuer and the Guarantor at all reasonable times upon request. In the event that the Issuer notifies Acupay in writing that it is the subject of a tax audit, Acupay shall maintain such duplicate back-up copies until the relevant statute of limitations applicable to any tax year subject to audit expires.

E.       Distribution Payments

1.
On or prior to each Distribution Payment Date, the Issuer or the Guarantor, as the case may be, will transmit to the Paying Agent an amount of funds sufficient to make distribution payments on the outstanding principal amount of the Series C preferred securities without Spanish withholding tax being assessed.

2.
By 1:00 p.m. New York time on each Distribution Payment Date, the Paying Agent will (i) pay the relevant DTC Participants (through DTC) for the benefit of the relevant Beneficial Owners the distribution payment gross or net of Spanish withholding tax, as set forth in the final Report to Paying Agent and (ii) promptly return the remainder to the Issuer or the Guarantor, as the case may be. The transmission of such amounts shall be contemporaneously confirmed by the Paying Agent to Acupay. The Issuer and the Guarantor have authorized the Paying Agent to rely on the final Report to Paying Agent in order to make the specified payments on each Distribution Payment Date. Notwithstanding anything herein to the contrary, the Issuer may direct the Paying Agent to make distribution payments on the Series C preferred securities in a manner different from that set forth in the final Report to Paying Agent if the Issuer (i) determines that there are any inconsistencies with the Tax Certificates provided or any information set forth therein is, to the Issuer’s knowledge, inaccurate, and (ii) provides notice of such determination in writing to DTC, Acupay and the Paying Agent prior to 11:30 a.m. New York time on the relevant Distribution Payment Date along with a list of the affected DTC Participants showing the amounts to be paid to each such DTC Participant.

Article II

Tax Relief at Source Procedure (procedure that complies with Spanish Law 13/1985
(as amended by Law 19/2003 and Law 23/2005) and Royal Decree 2281/1998
(as amended by Royal Decree 1778/2004
 which was replaced by Royal Decree 1065/2007 as of January 1, 2008))
for Exchanges of Restricted Series C Preferred Securities

A.       DTC Participant Submission and Maintenance of Beneficial Owner Information

1.
In advance of the commencement of the period (the “Exchange Offer Period”) during which holders of restricted Series C preferred securities may exchange restricted Series C preferred securities for exchange Series C preferred securities, the Issuer shall instruct Acupay to, and Acupay shall, (i) provide DTC an issuer notice that will form the basis for a DTC “Reorganization Notice” (the “Exchange Period Notice”) regarding the Exchange Offer Period and tax relief entitlement information for exchanges of restricted Series C preferred securities for exchange Series C preferred securities, (ii) request DTC to post such notices on its website as a means of notifying DTC Participants of the requirements described in this Annex A and B, (iii) transmit such notices to the London Stock Exchange and, if required, any applicable self-regulatory organization in the United States, (iv) distribute the contents of such notices via one or more recognized financial information services and (v) provide a copy of such notices to the Paying Agent.

2.
Beginning at 9:00 a.m. on the twenty-third New York business day preceding the relevant Distribution Payment Date (the first day of the Exchange Offer Period) and continuing until 5:00 p.m. on the Standard Deadline (the “Exchange Offer Deadline”), Acupay, on behalf of the Issuer, will receive from DTC Participants acceptances of offers for exchange Series C preferred securities by and on behalf of Beneficial Owners of restricted Series C preferred securities (each such acceptance, a “DTC Participant Exchange Instruction”). Such acceptances will be transmitted through DTC by and on behalf of each tendering Beneficial Owner through the reorganization processing facilities of DTC (the “DTC Reorganization System”).

It is anticipated that the last day of the Exchange Offer Period (the “Exchange Offer Expiry Date”) shall be the same day as the Standard Deadline.

3.
In relation to each DTC Participant Exchange Instruction submitted in accordance with paragraph A.2 of this Article II of Annex A, each DTC Participant must, to the extent it has not previously done so, enter directly into the Acupay System the Beneficial Owner identity and residence information required by the Spanish tax law and set forth in Article I of Annex B (the “Beneficial Owner Exchange Information”) in respect of any income that may be imputed to a Beneficial Owner of restricted Series C preferred securities in connection with the exchange of restricted Series C preferred securities for exchange Series C preferred securities.

4.
Each DTC Participant must ensure the continuing accuracy of any previously submitted Beneficial Owner Exchange Information, irrespective of any changes in, or in beneficial ownership of, such DTC Participant’s position in the restricted Series C preferred securities, or the identity of the beneficial owner of restricted Series C preferred securities on whose behalf a DTC Participant Exchange Instruction is delivered, as of the Exchange Offer Deadline. The Acupay System will remain available for making such adjustments until 8:00 p.m. New York time on the third New York Business Day after the Exchange Offer Deadline. All changes in beneficial ownership of restricted Series C preferred securities must be reflected, including changes that do not impact the DTC Participant’s overall position at DTC as to which DTC Participant Exchange Instructions have been submitted, or the portion of such DTC Participant’s positions at DTC as to which no Spanish withholding tax is required.

5.
In no event shall the failure to submit timely Beneficial Owner Exchange Information affect the delivery of exchange Series C preferred securities to the relevant Beneficial Owner, except insofar as may be necessary in connection with the Withholding Tax Sale procedures specified in paragraph E.2 of this Article II to Annex A.

B.       Exchange Offer Tax Calculation and Tax Certificates

1.
If any portion of the restricted Series C preferred securities held through a DTC Participant has been tendered for exchange Series C preferred securities via the DTC Reorganization System by the Exchange Offer Deadline, a set of tax certificates (the “Exchange Income Tax Certificates”) will be generated by the Acupay System if the exchange of restricted Series C preferred securities for exchange Series C preferred securities is calculated by Acupay in accordance with paragraph B.3 of this Article II of Annex A to result in the imputation of taxable income (for Spanish tax law purposes) for the relevant Beneficial Owners. Such Exchange Income Tax Certificates will report the income arising from the exchange of restricted Series C preferred securities for exchange Series C preferred securities. Such income must be imputed to the Beneficial Owner of the restricted Series C preferred securities as of the Exchange Offer Deadline.

Exchange Income Tax Certificates will be dated as of the Exchange Settlement Date and must refer to beneficial ownership positions as of the Exchange Offer Deadline. Each DTC Participant will be required to (i) print out, (ii) review, (iii) sign and (iv) fax or send by email a PDF copy of the duly signed Exchange Income Tax Certificates directly to Acupay. The original of each Exchange Income Tax Certificate must be sent to Acupay for receipt no later than the 15th calendar day of the month immediately following the Exchange Offer Expiry Date.

2.
In the event that the exchange of restricted Series C preferred securities for exchange Series C preferred securities is not calculated by Acupay in accordance with paragraph B.3 of this Article II of Annex A to result in the imputation of taxable income (for Spanish tax law purposes) to the relevant Beneficial Owners, the Acupay System will not generate Exchange Income Tax Certificates.

3.
The exchange of restricted Series C preferred securities for exchange Series C preferred securities should not be considered a taxable event for Spanish tax purposes. Nevertheless, as the Spanish tax authorities may consider that the exchange of restricted Series C preferred securities for exchange Series C preferred securities is a taxable event under Spanish tax law and for the purposes of Spanish Law 13/1985 (as amended by Law 19/2003 and Law 23/2005), the income attributable to any such exchange will be calculated by Acupay using the following methodology:

a.
Prior to 10:15 a.m. New York time on the first New York Business Day of the Exchange Offer Period (the “Initial Calculation Date”), Acupay will request Lehman Brothers (the “Reference Dealer”) to provide a bid-side quotation (expressed to the nearest .001 of a U.S. dollar) as of 10:00 a.m. London time on the Initial Calculation Date, for a trade involving $1,000,000 liquidation preference amount of a hypothetical issuance of exchange Series C preferred securities. If the Reference Dealer is unable to provide such a quotation, then Acupay shall request a price evaluation for such preferred securities from a globally recognized securities price evaluation service.

b.
The quotation obtained with respect to the exchange Series C preferred securities will be posted on the Acupay System no later than 11:00 a.m. on the Initial Calculation Date. The positive difference, if any, between the quotation for the hypothetical $1,000,000 liquidation preference amount of exchange Series C preferred securities and the issue price of $1,000,000 liquidation preference amount will be employed by the Acupay System to calculate the income, if any, to be imputed to investors who exchange their restricted Series C preferred securities for exchange Series C preferred securities. In the event that such difference results in a negative number, it shall be deemed to be “0” (zero) for the purpose of this paragraph. The amount of income arising out of any exchange of restricted Series C preferred securities for exchange Series C preferred securities will be printed on each of the Exchange Income Tax Certificates produced by the Acupay System for use by the relevant DTC Participants, as described below. If the amount of such income is “0” (zero), however, no tax will be attributable to the relevant exchange and no Exchange Income Tax Certificates will be (i) produced by the Acupay System relating to the exchange of restricted Series C preferred securities for exchange Series C preferred securities or (ii) required to be submitted by the relevant DTC Participant with respect to such exchange.

c.
On the Exchange Offer Expiry Date, Acupay will repeat the price quotation and income computation procedures described within paragraphs B.3(a) and B.3(b) of this Article II of Annex A in order to determine whether such price and income amounts are materially different from the price and income amounts computed on the Initial Calculation Date.

The price quotations or evaluations employed on such day will be obtained at the times-of-day and using the methods described above. If there is a positive or negative difference in the income as computed on the Exchange Offer Expiry Date as compared with that computed on the Initial Calculation Date equal to or less than $0.25 per $100.00 liquidation preference of restricted Series C preferred securities so affected, such difference (if any, and whether positive or negative) will be deemed “non-material” and will be ignored for the purpose of these procedures. However, if such difference (whether positive or negative) is (1) greater than $0.25 per $100.00 liquidation preference of restricted Series C preferred securities and (2) the income computation procedures described in paragraph B.3(b) of this Article II of Annex A result in a positive number, then:

i.
At 1:00 p.m. New York time on the Exchange Offer Expiry Date, (A) all Exchange Income Tax Certificates previously received by Acupay will be cancelled in the Acupay System and (B) the Acupay System will produce replacement Exchange Income Tax Certificates to replace the relevant cancelled Exchange Income Tax Certificates.

ii.
Acupay staff will transmit a request to all affected DTC Participants that they (i) print out, (ii) review, (iii) sign and (iv) fax or send by email a PDF copy of each duly signed replacement Exchange Income Tax Certificate directly to Acupay for receipt by 8:00 p.m. New York time on the third New York Business Day immediately following the Exchange Offer Expiry Date.

iii.
The Acupay System will use the amount of exchange income computed on the Exchange Offer Expiry Date in place of the amount of such income computed on the Initial Calculation Date, for the replacement Exchange Income Tax Certificates described in paragraph B.3(c)(i) of this Article II of Annex A.

NOTE: A DTC Participant that obtains favorable tax treatment through this relief at source procedure and fails to submit to Acupay the original physical Exchange Income Tax Certificates as described above may be prohibited by the Issuer from using this procedure to obtain favorable tax treatment for future payments. In such event, the DTC Participant will receive any future cash distribution on their entire position net of applicable Spanish withholding tax (currently at the rate of 18%) and relief will need to be obtained directly from the Spanish tax authorities by following the direct refund procedure established by Spanish tax law.

C.       Additional Acupay and DTC Procedures

1.
In addition to its other duties and obligations set forth herein, Acupay will be responsible for the following tasks with respect to the exchange of restricted Series C preferred securities for exchange Series C preferred securities (collectively, the “Exchange Verification Procedures”):

a.
reviewing Exchange Income Tax Certificates using appropriate methodology in order to determine whether the requisite fields of Beneficial Owner Exchange Information have been supplied and that such fields of information are responsive to the requirements of such Exchange Income Tax Certificates and the circumstances related to the exchange of restricted Series C preferred securities for exchange Series C preferred securities;

b.	liaising with the relevant DTC Participants in order to request that such DTC Participants:

i.
complete any missing or correct any erroneous Beneficial Owner Exchange Information, make any necessary revisions to the Exchange Income Tax Certificates identified pursuant to the procedures set forth above;

ii.	confirm any non-exchange of restricted Series C preferred securities; and

c.
determine based on the procedures established for that purpose in paragraph B.3 of this Article II of Annex A whether or not the exchange of restricted Series C preferred securities for exchange Series C preferred securities would result in income attributable to such exchange:

i.	if no income would be attributable to such exchange, no further Exchange Verification Procedures would be required;

ii.
if the exchange of restricted Series C preferred securities for exchange Series C preferred securities would result in income attributable to such exchange, Acupay shall determine through a review of DTC Participant Exchange Instructions whether any position in the restricted Series C preferred securities will be exchanged for exchange Series C preferred securities, and:

1.	if no such exchange of restricted Series C preferred securities for exchange Series C preferred securities is to be undertaken, no further Exchange Verification Procedures will be required;

2.
if any such exchanges are to be undertaken, Acupay shall determine for each DTC Participant submitting a DTC Participant Exchange Instruction whether (A) the amount of liquidation preference to be exchanged for exchange Series C preferred securities through such DTC Participant’s account as set forth in such DTC Participant Exchange Instruction is consistent with the amount of liquidation preference of restricted Series C preferred securities to be exchanged for exchange Series C preferred securities as set forth in the related Beneficial Owner Exchange Information (and reported on Exchange Income Tax Certificates) supplied by such DTC Participant via the Acupay System and (B) the data set forth in such Beneficial Owner Exchange Information (and reported on the Exchange Income Tax Certificates) is consistent with the Beneficial Owner Information provided as of the Distribution Payment Date (and reported on the Distribution Payment Tax Certificates dated as of such Distribution Payment Date). If any data in the Exchange Income Tax Certificates or Distribution Payment Tax Certificates described above is not consistent at 9:45 a.m. on the Exchange Settlement Date, then such Exchange Income Tax Certificates as well as any Distribution Payment Tax Certificates dated as of the Distribution Payment Date that have been submitted by or on the behalf of such DTC Participant will be disregarded by Acupay for all purposes. This would result in payments being made net of Spanish withholding tax in respect of (A) the cash distributions made on the Distribution Payment Date and (B) any income attributable to the exchange of restricted Series C preferred securities for exchange Series C preferred securities in accordance with the procedures described in paragraph E of this Article II of Annex A.

2.
Acupay will forward original paper Exchange Income Tax Certificates it receives for receipt by the Issuer no later than the 18th calendar day of the month immediately following the Exchange Offer Expiry Date. Acupay shall maintain records of all Exchange Income Tax Certificates (and other information received through the Acupay System) for five years from the Distribution Payment Date, and shall, during such period, make copies of such records available to the Issuer at all reasonable times upon request. In the event that the Issuer notifies Acupay in writing that it is the subject of a tax audit, Acupay shall maintain such duplicate back-up copies until the relevant statute of limitations applicable to any tax year subject to audit expires.

3.
At 5:00 p.m. on the Exchange Offer Expiry Date, DTC and Acupay will confirm to each other the number of restricted Series C preferred securities for which exchange instructions have been received and accepted (the “DTC Reconciliation Report”).

NOTE: DTC Participants that submit a DTC Participant Exchange Instruction (as described in paragraph A.2 of this Article II of Annex A) should know that the restricted Series C preferred securities with respect to which such DTC Participant Exchange Instruction has been transmitted to, and duly accepted by the Issuer, will be blocked within the DTC system from the time of such acceptance on the Exchange Offer Expiry Date until the Exchange Settlement Date (as defined below) and, therefore, the Beneficial Owners of such restricted Series C preferred securities at the time of such acceptance on the Exchange Offer Expiry Date will continue to be the same at 8:00 p.m. New York time on the New York Business Day immediately preceding the Distribution Payment Date. Consequently, the Beneficial Owner Exchange Information supplied by such DTC Participants via the Acupay system until 8:00 p.m. New York time on the New York Business Day immediately preceding the Distribution Payment Date, will refer to the beneficial ownership positions as of the Issuer’s acceptance on the Exchange Offer Expiry Date, and will be used to produce the Exchange Income Tax Certificates and the Distribution Payment Tax Certificates.

D.       Exchange Settlement

1.
On the Exchange Offer Expiry Date or as early as practicable after the Exchange Offer Deadline, the Issuer will announce the number of exchange offers accepted by the Exchange Offer Deadline, through notice to Acupay, the Paying Agent and DTC.

2.
By 11:00 a.m. on the settlement date of the offer to exchange restricted Series C preferred securities for exchange Series C preferred securities (the “Exchange Settlement Date”), Acupay will release through a secure data upload facility to the Issuer, DTC and the Paying Agent a copy of the DTC Reconciliation Report, as well as a detailed report of the final exchanges (the “Final Exchange Report”). Such report will indicate for each DTC Participant (i) the number of restricted Series C preferred securities which should be exchanged for exchange Series C preferred securities, (ii) of such restricted Series C preferred securities referred to in (i), (a) the number for which no Spanish withholding taxes will need to be assessed in relation to the exchange, (b) the number for which Spanish withholding taxes will need to be assessed in relation to the exchange and (c) the amount of such Spanish withholding taxes, if any. The Final Exchange Report will also state the tax liability attributable to each such exchange operation and the valuations employed in the computation of such tax liabilities.

It is anticipated that the Exchange Settlement Date shall be the same day as the Distribution Payment Date.

3.
No later than 12:00 p.m. on the Exchange Settlement Date, the Issuer shall send a notice (via secure means) to both DTC and to the Paying Agent (a “Share Issuance and Exchange Instruction”) instructing (i) DTC to deliver to each relevant DTC Participant the relevant number of exchange Series C preferred securities in accordance with the Final Exchange Report, (ii) the Paying Agent to provide DTC with an initial transaction statement evidencing the issuance of such exchange Series C preferred securities as recorded on the Paying Agent’s books and records in the name of Cede & Co., as nominee for DTC and (iii) the Paying Agent to approve a drawdown request from DTC to reduce DTC’s position in the restricted Series C preferred securities with respect to the aggregate number of restricted Series C preferred securities exchanged for exchange Series C preferred securities. The Issuer has authorized the Paying Agent to rely on the Final Exchange Report to serve as its Share Issuance and Exchange Instruction.

4.
Notwithstanding anything herein to the contrary, the Issuer may direct the Paying Agent to ignore the Final Exchange Report and to undertake exchanges of restricted Series C preferred securities for exchange Series C preferred securities in a manner different from that set forth in the Final Exchange Report if the Issuer (i) determines that there are any inconsistencies with the exchange elections therein represented or any information set forth in the Final Exchange Report is, to the Issuer’s knowledge, inaccurate, and (ii) provides notice of such determination in writing to the Paying Agent, DTC and Acupay prior to 11:30 a.m. on the Exchange Settlement Date along with a list of the affected DTC Participants showing the number of restricted Series C preferred securities to be exchanged for exchange Series C preferred securities by each such DTC Participant.

5.
On or prior to the Exchange Settlement Date, the Issuer will transmit (i) to the Paying Agent an exchange Series C preferred security for authentication and (ii) to DTC (or the Paying Agent as custodian for DTC) such exchange Series C preferred security, registered in the name of DTC’s nominee, Cede & Co. for delivery in book-entry only form to the relevant Beneficial Owners of the restricted Series C preferred securities. The exchange of restricted Series C preferred securities for exchange Series C preferred securities shall be irrevocable and the exchange Series C preferred securities may not be converted to restricted Series C preferred securities. The terms of the exchange Series C preferred securities shall be binding upon any subsequent holder of such exchange Series C preferred securities.

6.
By 3:00 p.m. on the Exchange Settlement Date, DTC shall confirm to Acupay the delivery to each relevant DTC Participant of the relevant quantity of exchange Series C preferred securities, as adjusted for any Exchange Withholding Tax Sale (as defined below) procedures necessary in accordance with paragraph E.2 of this Article II of Annex A, in exchange for a comparable quantity of restricted Series C preferred securities. Notice of the consummation of such exchange operations shall be promptly communicated to the Issuer and the Paying Agent via the Acupay System.

E.        Exchange Withholding Tax

1.
In the event that the amount of Spanish withholding tax to be collected from a DTC Participant pursuant to an exchange of restricted Series C preferred securities for exchange Series C preferred securities, as calculated in accordance with paragraph B.3 of this Article II of Annex A, should not exceed the amount of cash distribution income payable to such DTC Participant on the Distribution Payment Date coincident with the Exchange Settlement Date (after any necessary withholding with respect to such cash payment is made on such Distribution Payment Date), the Issuer’s Share Issuance and Exchange Instruction will include an instruction to the Paying Agent, Acupay and DTC to deduct the amount of cash necessary to satisfy such Spanish withholding tax liability from such cash distribution on such Distribution Payment Date. Any amounts so deducted by the Paying Agent to satisfy the relevant DTC Participant’s withholding tax liability shall be promptly transmitted to the Issuer, and Acupay shall promptly confirm any such deduction to the relevant DTC Participant.

2.
In the event that the amount of Spanish withholding tax to be collected from a DTC Participant pursuant to an exchange of restricted Series C preferred securities for exchange Series C preferred securities, as calculated in accordance with paragraph B.3 of this Article II of Annex A, should exceed the cash distribution income payable to such DTC Participant on the Distribution Payment Date coincident with the Exchange Settlement Date (after any necessary withholding with respect to such cash payment is made on such Distribution Payment Date), the Issuer will (i) instruct the Paying Agent to withhold from delivery on the Exchange Settlement Date and (ii) sell or arrange for the sale in the secondary market of an appropriate quantity of exchange Series C preferred securities, based on the valuations received by the Issuer (or Acupay on its behalf) on the Exchange Offer Expiry Date, as may be necessary to provide cash in sufficient amounts to meet such DTC Participant’s withholding tax liability with respect to the exchange of restricted Series C preferred securities to exchange Series C preferred securities (the “Exchange Withholding Tax Sale”). The Issuer’s determination of the number of exchange Series C preferred securities that may be withheld from delivery and offered for sale to satisfy relevant DTC Participant’s withholding tax liability (including the withholding from delivery of such number of exchange Series C preferred securities as may be deemed necessary, in the sole opinion of the Issuer, to provide a suitable margin to secure the results of the Exchange Withholding Tax Sale) shall be binding on all parties. Any amounts received from the Exchange Withholding Tax Sale necessary to satisfy the relevant DTC Participant’s withholding tax liability shall be promptly transmitted to the Issuer.

3.
Upon the completion of the Exchange Withholding Tax Sale, the Issuer shall promptly transmit to the Paying Agent, and direct the Paying Agent (in writing) to remit to the relevant DTC Participant, (i) any excess cash proceeds, net of selling agent’s fees and expenses, from the Exchange Withholding Tax Sale (via Fed-Wire), (ii) any exchange Series C preferred securities that were previously withheld but remain unsold as part of the Exchange Withholding Tax Sale (via free delivery through DTC) and (iii) a letter confirming the details of the Exchange Withholding Tax Sale and the related calculation of such amounts to be so remitted.

It is expected that the foregoing procedures in relation to Exchange Withholding Tax Sales will be completed by the tenth New York Business Day following the Exchange Settlement Date.

F.       Quick Refund Procedures

1.
Refunds made pursuant to the Quick Refund Procedures set forth in Article III of this Annex A, shall, in the case of income related to the exchange of restricted Series C preferred securities for exchange Series C preferred securities, be limited to the amount of Spanish withholding tax liability; any excess cash proceeds, net of selling agent’s fees and expenses, from the Exchange Withholding Tax Sale will be separately paid to the relevant DTC Participant in accordance with paragraph E.3 of this Article II of Annex A.

Article III

Quick Refund Procedures

A.       Documentation Procedures

1.	Beneficial Owners holding through a Qualified Institution on Whose Behalf an EDS Election was Requested by 9:45 a.m. (New York time) on the relevant Distribution Payment Date

a.
Beginning at 9:00 a.m. New York time on the New York Business Day following each Distribution Payment Date until 5:00 p.m. New York time on the tenth calendar day of the month following the relevant Distribution Payment Date (or if such day is not a New York Business Day, the first New York Business Day immediately preceding such day) (the “Quick Refund Deadline”), a DTC Participant (i) which is a Qualified Institution (as defined in Article I of Annex B) and holds Series C preferred securities on behalf of Beneficial Owners entitled to exemption from Spanish withholding tax and (ii) which was paid net of Spanish withholding taxes due to a failure to comply with the “Relief at Source Procedures” set forth in Article I of this Annex A above, may submit through the Acupay System the Beneficial Owner Information with respect to beneficial ownership positions as to which such DTC Participant had, by 9:45 a.m. (New York time) on the relevant Distribution Payment Date, requested DTC to make an EDS election and/or (y) if relevant, Beneficial Owner Exchange Information corresponding to Beneficial Owners on whose behalf EDS Elections had been made as of such date and time, and for whose account Share Issuance and Exchange Instructions had been delivered by the Issuer for the Exchange Settlement Date. After entry of Beneficial Owner Information or Beneficial Owner Exchange Information into the Acupay System by such DTC Participant, the Acupay System will produce completed Tax Certificates or Exchange Income Tax Certificates, as the case may be. Such DTC Participant will then be required to (i) print out, (ii) review, (iii) sign and (iv) fax or send by email a PDF copy of the duly signed Tax Certificate or Exchange Income Tax Certificate, as the case may be, directly to Acupay for receipt by Acupay no later than the Quick Refund Deadline. Any such Tax Certificates will be dated as of the Distribution Payment Date and any such Exchange Income Tax Certificates will be dated as of the Exchange Settlement Date. The original Tax Certificate or the Exchange Income Tax Certificates must be sent to Acupay for receipt no later than the 15th calendar day of the month immediately following the relevant Distribution Payment Date.

Notwithstanding anything contained herein, any DTC Participant whose request to DTC to make an EDS Election did not specify “gross treatment” with respect to at least the portion of its DTC position for which it is claiming a “quick refund” (with respect to distribution payments) as of 9:45 a.m. New York time on the relevant Distribution Payment Date will not be permitted to follow the Quick Refund Procedures set forth in this Article III of Annex A, and any Beneficial Owner holding through such DTC Participant will instead need to rely on the Direct Refund Procedures set forth in Article II of Annex B below.

b.
Acupay will then conduct the Acupay Verification Procedures with respect to the Beneficial Owner Information and, if relevant, the Exchange Verification Procedures with respect to Beneficial Owner Exchange Information, submitted by the DTC Participants pursuant to Articles I and II of this Annex A by comparing such Beneficial Owner Information or Beneficial Owner Exchange Information, as the case may be, with such DTC Participant’s EDS Election and its position in the Series C preferred securities as of the close of business on the New York Business Day immediately preceding the relevant Distribution Payment Date and/or the related Share Issuance and Exchange Instruction for the relevant Exchange Settlement Date, as the case may be. The information as to the EDS Election and the position in the Series C preferred securities of each DTC Participant as of such time and, if applicable, the quantity of restricted Series C preferred securities tendered for exchange shall be provided to Acupay by DTC. DTC Participants may, until the specified deadlines, revise such Beneficial Owner Information and Beneficial Owner Exchange Information, as the case may be, in the Acupay System in order to cure any inconsistency detected through the Acupay Verification Procedures or Exchange Verification Procedures, as relevant.

c.
Acupay will reconcile Beneficial Owner Information or Beneficial Owner Exchange Information, as the case may be, to the (i) reports of DTC positions as of 8:00 p.m. New York time on the New York Business Day immediately preceding the relevant Distribution Payment Date and (ii) EDS Elections as of 9:45 a.m. New York time on the relevant Distribution Payment Date (as certified by DTC) and (iii) if relevant, a Share Issuance and Exchange Instruction for the appropriate Exchange Settlement Date. Acupay will collect payment instructions from DTC Participants or their designees and, no later than 12:00 p.m. New York time on the third calendar day following the Quick Refund Deadline (or if such day is not a New York Business Day, the first New York Business Day immediately preceding such day), will forward PDF copies of the verified Tax Certificates or Exchange Income Tax Certificates, as the case may be, to the Issuer and the Guarantor and the payment instructions to the Issuer, the Guarantor and the Paying Agent.

2.	Beneficial Owners not holding through a Qualified Institution

a.
Beneficial Owners entitled to receive distribution payments, OID income or exchange income in respect of any Series C preferred securities gross of any Spanish withholding taxes but who have been paid net of Spanish withholding taxes as a result of holding such Series C preferred securities through DTC Participants who are not Qualified Institutions will be entitled to utilize the Quick Refund Procedures set forth below.

b.
Such Beneficial Owners may request from the Issuer the reimbursement of the amount withheld by providing Acupay, as an agent of the Issuer, with (i) documentation to confirm their securities entitlement in respect of the Series C preferred securities on the relevant Distribution Payment Date (which documentation must include statements from (A) DTC and (B) the relevant DTC Participant setting forth such DTC Participant’s aggregate DTC position on the Distribution Payment Date as well as the portion of such position that was paid net and gross of Spanish withholding taxes, together with an accounting record of the amounts of such position and payments which were attributable to the Beneficial Owner, including the number of exchange Series C preferred securities, if any, sold in order to provide sufficient amounts to satisfy any Spanish withholding tax liabilities that may be applicable to the exchange of restricted Series C preferred securities for exchange Series C preferred securities) and (ii) a certificate of residency issued by the tax authorities of the country of residence of such Beneficial Owners (a “Government Tax Residency Certificate”). Such Government Tax Residency Certificate (which will be valid for a period of one year after its date of issuance) together with the information regarding the securities entitlement in respect of the Series C preferred securities must be submitted to Acupay on the behalf of the Issuer no later than the Quick Refund Deadline. Acupay will collect payment instructions from DTC Participants or their designees, as the case may be, and, no later than 12:00 p.m. New York time on the third calendar day following the Quick Refund Deadline (or if such day is not a New York Business Day, the first New York Business Day immediately preceding such day), will forward to the Issuer and the Guarantor PDF copies and originals of the Government Tax Residency Certificates, and to the Issuer, the Guarantor and the Paying Agent (x) the related payment instructions and (y) a reconciliation of such payment instructions to (1) the outstanding principal amount of Series C preferred securities owned through each DTC Participant as of the relevant Distribution Payment Date or the number of restricted Series C preferred securities exchanged for exchange Series C preferred securities on the Exchange Settlement Date and (2) the outstanding principal amount of such Series C preferred securities on which cash distribution, OID income or exchange income was paid net of Spanish withholding tax on the relevant Distribution Payment Date.

3.	Special Redemption of the Series C preferred securities

In the case of special redemption, Quick Refund Procedures substantially similar to those procedures set forth in this Article III of Annex A will be made available to investors. Detailed descriptions of such Quick Refund Procedures will be available upon request from Acupay in the event of such special redemption.

B.       Payment Procedures

1.
Upon receipt of the relevant Tax Certificates, Exchange Income Tax Certificates and Government Tax Residency Certificates together with related documentation (if any) from Acupay pursuant to the procedures in part A. of this Article III, the Issuer will review Government Tax Residency Certificates together with related documentation (if any) and confirm the related payments no later than the 18th calendar day of the month following the relevant Distribution Payment Date (or if such day is not a New York Business Day, the first New York Business Day immediately preceding such day).

2.
On the 19th calendar day of the month following the relevant Distribution Payment Date (or if such day is not a New York Business Day, the first New York Business Day immediately preceding such day), the Issuer will make payments equal to the amounts initially withheld from DTC Participants complying with the Quick Refund Procedure to the Paying Agent and the Paying Agent shall, within one New York Business Day of such date, transfer such payments to DTC Participants directly for the benefit of Beneficial Owners.

NOTE: For the avoidance of doubt, Beneficial Owners shall only be entitled to receive cash refunds in connection with these Quick Refund Procedures, and nothing contained in this Article III of Annex A shall be interpreted as entitling Beneficial Owners to receive exchange Series C preferred securities in connection therewith.

NOTE: A DTC participant that obtains favorable tax treatment through the quick refund procedure and fails to submit to Acupay the original physical Tax Certificates as described above may be prohibited by the Issuer from using this procedure to obtain favorable tax treatment for future payments. In such event, the DTC participant will receive any future cash distribution on their entire position net of the applicable Spanish withholding tax (currently at the rate of 18%) and relief will need to be obtained directly from the Spanish tax authorities by following the standard refund procedure established by Spanish tax law.

ANNEX B

FORMS OF REQUIRED SPANISH WITHHOLDING TAX DOCUMENTATION AND PROCEDURES
FOR DIRECT REFUND FROM SPANISH TAX AUTHORITIES

Article I

Documentation Required by Spanish Tax Law pursuant to the Relief at Source Procedure

1.
If the holder of certificated restricted Series C preferred securities or exchange Series C preferred securities is not resident in Spain for tax purposes and acts for its own account and is a central bank, other public institution or international organization, a bank or credit institution or a financial entity, including collective investment institutions, pension funds and insurance entities, resident in an OECD country (including the United States) or in a country with which Spain has entered into a double tax treaty subject to a specific administrative registration or supervision scheme (each, a “Qualified Institution”), the entity in question must certify its name and tax residency substantially in the manner provided in Exhibit I to this Annex.

2.
In the case of transactions in which a Qualified Institution which is a holder of certificated restricted Series C preferred securities or exchange Series C preferred securities acts as intermediary, the entity in question must, in accordance with the information contained in its own records, certify the name and tax residency of each Beneficial Owner not resident in Spain for tax purposes nor in a tax haven as of the Distribution Payment Date substantially in the manner provided in Exhibit II to this Annex.

3.
In the case of transactions which are channeled through a securities clearing and deposit entity recognized for these purposes by Spanish law or by the law of another OECD member country, the entity in question (i.e., the clearing system participant) must, in accordance with the information contained in its own records, certify the name and tax residency of each Beneficial Owner not resident in Spain for tax purposes nor in a tax haven as of the Distribution Payment Date substantially in the manner provided in Exhibit II to this Annex.

4.
If the Beneficial Owner is resident in Spain for tax purposes and is subject to Spanish Corporate Income Tax, the entities listed in paragraphs (2) or (3) above (such as DTC Participants which are Qualified Institutions) must submit a certification specifying the name, address, Tax Identification Number, the CUSIP or ISIN code of the Series C preferred securities, the beneficial interest in the principal amount of restricted Series C preferred securities or exchange Series C preferred securities held at each Distribution Payment Date, gross income and amount withheld, substantially in the form set out in Exhibit III to this Annex.

5.
In the case of Beneficial Owners who do not hold their interests in the restricted Series C preferred securities or exchange Series C preferred securities through Qualified Institutions or whose holdings are not channeled through a securities clearing and deposit entity recognized for these purposes by Spanish law or by the law of another OECD member country, the Beneficial Owner must submit (i) proof of beneficial ownership and (ii) a Government Tax Residency Certificate.

Article II

Direct Refund from Spanish Tax Authorities Procedure

1.
Beneficial Owners entitled to exemption from Spanish withholding tax who have not timely followed either the “Relief at Source Procedure” set forth in Article I and II of Annex A or the Quick Refund Procedure set forth in Article III of Annex A, and therefore have been subject to Spanish withholding tax, may request a full refund of the amount that has been withheld directly from the Spanish tax authorities.

2.
Beneficial Owners have up to the time period allowed pursuant to Spanish law (currently, a maximum of four years as of the relevant Distribution Payment Date) to claim the amount withheld from the Spanish Treasury by filing with the Spanish tax authorities (i) the relevant Spanish tax form, (ii) proof of beneficial ownership and (iii) a Government Tax Residency Certificate (from the IRS in the case of U.S. resident Beneficial Owners).

EXHIBIT I

[English translation provided for informational purposes only]

Modelo de certificación en inversiones por cuenta propia
Form of Certificate for Own Account Investments
(nombre) (name)

(domicilio) (address)

(TIN) (tax identification number)

(en calidad de), en nombre y representación de la Entidad abajo señalada a los efectos previstos en el artículo 12.3.a) del Real Decreto 2281/1998,
(function), in the name and on behalf of the Entity indicated below, for the purposes of article 12.3.a) of Royal Decree 2281/1998,

CERTIFICO:
I CERTIFY:

1.       Que el nombre o razón social de la Entidad que represento es:
that the name of the Entity I represent is:

2.       Que su residencia fiscal es la siguiente:
that its residence for tax purposes is:

3.       Que la Entidad que represento está inscrita en el Registro de that the institution I represent is recorded in the Register of
(pais, estado, ciudad), con el número
(country, state, city), under number

4.       Que la Entidad que represento está sometida a la supervisión de (Organo supervisor)
that the institution I represent is supervised by (Supervision body)
en virtud de (normativa que lo regula)
under (governing rules).

Todo ello en relación con:
All the above in relation to:

Identificación de los valores poseidos por cuenta propia
Identification of securities held on own account:

Importe de los rendimientos
Amount of income

Lo que certifico en a de de 20
I certify the above in [location] on the [day] of [month] of [year]

EXHIBIT II

[English translation provided for informational purposes only]

Modelo de certificación en inversiones por cuenta ajena
Form of Certificate for Third Party Investments
(nombre) (name)

(domicilio) (address)

(TIN) (tax identification number)

(en calidad de), en nombre y representación de la Entidad abajo señalada a los efectos previstos en el artículo 12.3.b) del Real Decreto 2281/1998,
(function), in the name and on behalf of the Entity indicated below, for the purposes of article 12.3.b) of Royal Decree 2281/1998,

CERTIFICO:
I CERTIFY:

1.       Que el nombre o razón social de la Entidad que represento es:
that the name of the Entity I represent is:

2.       Que su residencia fiscal es la siguiente:
that its residence for tax purposes is:

3.       Que la Entidad que represento está inscrita en el Registro de that the institution I represent is recorded in the Register of
(pais, estado, ciudad), con el número
(country, state, city), under number

4.       Que la Entidad que represento está sometida a la supervisión de (Organo supervisor)
that the institution I represent is supervised by (Supervision body)
en virtud de (normativa que lo regula)
under (governing rules).

5.       Que, de acuerdo con los Registros de la Entidad que represento, la relación de titulares adjunta a la presente certificación, comprensiva del nombre de cada uno de los titulares no residentes, su país de residencia y el importe de los correspondientes rendimientos, es exacta, y no incluye personas o Entidades residentes en España o en los países o territorios que tienen en España la consideración de paraíso fiscal de acuerdo con las normas reglamentarias en vigor.
That, according to the records of the Entity I represent, the list of Beneficial Owners hereby attached, including the names of all the non-resident holders, their country of residence and the amounts and the relevant amounts is accurate, and does not include person(s) or institution(s) resident either in Spain or in tax haven countries or territories as defined under Spanish applicable regulations.

Lo que certifico en a de de 20
I certify the above in [location] on the [day] of [month] of [year]

RELACIÓN ADJUNTA A CUMPLIMENTAR:
TO BE ATTACHED:

Identificación de los valores:
Identification of the securities

Listado de titulares:
List of Beneficial Owners:

Nombre/País de residencia/Importe de los rendimientos
Name/Country of residence/Amount of income

EXHIBIT III

[English translation provided for informational purposes only]

Modelo de certificación para hacer efectiva la exclusión de retención a los sujetos pasivos del Impuesto sobre Sociedades y a los establecimientos permanentes sujetos pasivos del Impuesto sobre la Renta de No Residentes
Certificate for application of the exemption on withholding to Spanish corporate income taxpayers and to permanent establishments of non-resident income taxpayers
(nombre) (name)

(domicilio) (address)

(TIN) (tax identification number)

(en calidad de), en nombre y representación de la Entidad abajo señalada a los efectos previstos en el artículo 59.s) del Real Decreto 1777/2004,
(function), in the name and on behalf of the Entity indicated below, for the purposes of article 59.s) of Royal Decree 1777/2004,

CERTIFICO:
I CERTIFY:

1.       Que el nombre o razón social de la Entidad que represento es:
that the name of the Entity I represent is:

2.       Que su residencia fiscal es la siguiente:
that its residence for tax purposes is:

3.       Que la Entidad que represento está inscrita en el Registro de that the institution I represent is recorded in the Register of
(pais, estado, ciudad), con el número
(country, state, city), under number

4.       Que la Entidad que represento está sometida a la supervisión de (Organo supervisor)
that the institution I represent is supervised by (Supervision body)
en virtud de (normativa que lo regula)
under (governing rules).

5.       Que, a través de la Entidad que represento, los titulares incluidos en la relacion adjunta, sujetos pasivos del Impuesto sobre Sociedades y establecimientos permanentes en España de sujetos pasivos del Impuesto sobre la Renta de no Residentes, son perceptores de los rendimientos indicados.
That, through the Entity I represent, the list of holders hereby attached, are Spanish Corporate Income Tax payers and permanent establishments in Spain of Non-Resident Income Tax taxpayers, and are recipients of the referred income.

6.       Que la Entidad que represento conserva, a disposición del emisor, fotocopia de la tarjeta acreditativa del número de identificaciôn fiscal de los titulares incluidos en la relación.
That the Entity I represent keeps, at the disposal of the Issuer, a photocopy of the card evidencing the Fiscal Identification Number of the holders included in the attached list.

Lo que certifico en a de de 20
I certify the above in [location] on the [day] of [month] of [year]

RELACION ADJUNTA:
TO BE ATTACHED:

Identificación de los valores:
Identification of the securities

Razón social/Domicilio/Número de identificación fiscal/Número de valores/Rendimientos brutos/Retención al 18%.
Name/Domicile/Fiscal Identification Number/Number of securities/Gross income/Amount withheld at 18%.

TAX CERTIFICATION AND EXCHANGE AGENT’S CONTACT INFORMATION

Via email: info@acupay.com

By post, telephone or fax:

IN LONDON:	IN NEW YORK:
Acupay System LLC Attention: Maria Mercedes First Floor 28 Throgmorton Street London EC2N 2AN United Kingdom Tel. 44-(0)-207-382-0340 Fax. 44-(0)-207-256-7571	Acupay System LLC Attention: Rosa Lopez 30 Broad Street – 46th Floor New York, N.Y. 10004 USA Tel. 1-212-422-1222 Fax. 1-212-422-0790

Website: www.acupaysystem.com/BBVAPreferred